STRATEGIC ALLIANCE AGREEMENT

                                   dated as of

                               September 29, 1995

                                      among

                               CIBA-GEIGY LIMITED,

                             CIBA-GEIGY CORPORATION

                                       AND

                               HEXCEL CORPORATION




                                TABLE OF CONTENTS

                                                                  Page
                                    ARTICLE I

                          Establishment of the Alliance

          SECTION 1.01.  Contribution of Transferred Business . . .  1
          SECTION 1.02.  Transferred Business Consideration . . . .  4
          SECTION 1.03.  Assumption of Certain Liabilities  . . . .  4
          SECTION 1.04.  Allocation of Transferred Business
                          Consideration . . . . . . . . . . . . . .  7

                                   ARTICLE II

                                  The Closings

          SECTION 2.01.  Closing  . . . . . . . . . . . . . . . . .  7
          SECTION 2.02.  Transactions To Be Effected at the Closing  7
          SECTION 2.03.  The Deferred Closings  . . . . . . . . . .  8
          SECTION 2.04.  Principal Amount of Subordinated Debt  . . 10
          SECTION 2.05.  Danutec Closing  . . . . . . . . . . . . . 14

                                   ARTICLE III

                         Representations and Warranties

          SECTION 3.01.  Representations and Warranties of Ciba . . 15
          SECTION 3.02.  Representations and Warranties of Hexcel . 31

                                   ARTICLE IV

          Covenants
          SECTION 4.01.  Conduct of Business  . . . . . . . . . . . 43
          SECTION 4.02.  Access to Information  . . . . . . . . . . 49
          SECTION 4.03.  Legal Requirements . . . . . . . . . . . . 49
          SECTION 4.04.  No Solicitation  . . . . . . . . . . . . . 50
          SECTION 4.05.  Agreement Regarding Non-Assignable
                           Contracts . . . . . . . . . . . . . . .  51
          SECTION 4.06.  Transfer Taxes . . . . . . . . . . . . . . 52
          SECTION 4.07.  Use of Names . . . . . . . . . . . . . . . 52
          SECTION 4.08.  Insurance  . . . . . . . . . . . . . . . . 54
          SECTION 4.09.  Post-Closing Cooperation . . . . . . . . . 54
          SECTION 4.10.  Bulk Transfer Laws . . . . . . . . . . . . 56
          SECTION 4.11.  Supplies . . . . . . . . . . . . . . . . . 56
          SECTION 4.12.  Certain Ancillary Agreements . . . . . . . 57
          SECTION 4.13.  Intellectual Property Licenses . . . . . . 57
          SECTION 4.14.  Directors' and Officers' Indemnification . 60
          SECTION 4.15.  Distribution Agreement . . . . . . . . . . 61
          SECTION 4.16   Local Agreements.  . . . . . . . . . . . . 61
          SECTION 4.17.  NYSE Listing . . . . . . . . . . . . . . . 61
          SECTION 4.18.  Stockholder Approval; Proxy  . . . . . . . 61
          SECTION 4.19.  New Board of Directors . . . . . . . . . . 62
          SECTION 4.20.  Subsequent Agreement Royalty . . . . . .   63
          SECTION 4.21.  Financial and Insurance Expertise  . . . . 63
          SECTION 4.22.  Transfer of Intercompany Debts . . . . . . 64
          SECTION 4.23.  Supplemental Disclosure  . . . . . . . . . 64
          SECTION 4.24.  Non-Competition and Related Matters  . .   64

                                    ARTICLE V

                              Conditions Precedent

          SECTION 5.01.  Conditions to Each Party's Obligation  . . 68
          SECTION 5.02.  Conditions to the Obligation of Hexcel . . 69
          SECTION 5.03.  Conditions to the Obligation of Ciba
                           and CGC . . . . . . . . . . . . . . . .  71

                                   ARTICLE VI

                        Termination, Amendment and Waiver

          SECTION 6.01.  Termination  . . . . . . . . . . . . . . . 73
          SECTION 6.02.  Amendments and Waivers . . . . . . . . . . 74

                                   ARTICLE VII

                                 Indemnification

          SECTION 7.01.  Indemnification by Ciba  . . . . . . . . . 74
          SECTION 7.02.  Indemnification by Hexcel  . . . . . . . . 74
          SECTION 7.03.  Losses Net of Insurance, etc.  . . . . . . 75
          SECTION 7.04.  Termination of Indemnification . . . . . . 75
          SECTION 7.05.  Indemnification Procedures . . . . . . . . 75
          SECTION 7.06.  Indemnification Procedures for Tax Claims;
                           Tax Returns  . . . . . . . . . . . . .   77
          SECTION 7.07.  Adjustment to Transferred Business
                           Consideration  . . . . . . . . . . . . . 78

                                  ARTICLE VIII

                               General Provisions

          SECTION 8.01.  Notices  . . . . . . . . . . . . . . . . . 78
          SECTION 8.02.  Interpretation . . . . . . . . . . . . . . 80
          SECTION 8.03.  Nonsurvival of Representations and
                           Warranties   . . . . . . . . . . . . . . 80
          SECTION 8.04.  Severability . . . . . . . . . . . . . . . 80
          SECTION 8.05.  Counterparts . . . . . . . . . . . . . . . 80
          SECTION 8.06.  Entire Agreement; No Third Party
                           Beneficiaries  . . . . . . . . . . . . . 80
          SECTION 8.07.  Governing Law  . . . . . . . . . . . . . . 81
          SECTION 8.08.  Consent to Jurisdiction  . . . . . . . . . 81
          SECTION 8.09.  Publicity  . . . . . . . . . . . . . . . . 81
          SECTION 8.10.  Expenses . . . . . . . . . . . . . . . . . 81
          SECTION 8.11.  Assignment . . . . . . . . . . . . . . . . 82

          Schedule 3.02(u)   -Product Liability
                              APPENDICES, SCHEDULES AND EXHIBITS
          Schedule 3.02(w)   -Labor Relations
          Schedule 4.01(a)(iv) -Existing Contracts
          Appendix A      -  Definitions
          Schedule 4.01(b)(iv) -Existing Contracts
          Schedule 4.13   -  Intellectual Property License
          Schedule 1.01(b)   -Hive-down Assets
          Schedule 4.13(b)(i)  -Patents
          Schedule 1.04   -  Allocation Statement
          Schedule 4.13(b)(ii) -Patents
          Schedule 2.04(a1)  -Ciba Closing Items
          Schedule 4.13(b)(iii)-Patents
          Schedule 2.04(a2)  -Working Capital of Transferred Business
          Schedule 4.13(c)   -Patents
          Schedule 2.04(b1)  -Hexcel Closing Items
          Schedule 4.13(d)   -Patents
          Schedule 2.04(b2)  -Working Capital of Hexcel
          Schedule 3.01(a)   -Description of Activities by Jurisdiction
               Exhibit A -    Governance Agreement
          Schedule 3.01(b)   -
               Exhibit B -    Summary Terms of Subordinated Debt Indenture
               Exhibit C -    Distribution Agreement
                               Ciba Non-Contravention; Consents and
               Exhibit D -    Employment Matters Agreement
                               Approvals
          Schedule 3.01(c)   -Financial Statements
               Exhibit E -    Form of U.S. Real Property Deeds
          Schedule 3.01(d)   -Compliance with Applicable Laws
          Schedule 3.01(e)   -Litigation; Decrees
          Schedule 3.01(f)   -Contributed Shares
          Schedule 3.01(g)   -Liens
          Schedule 3.01(h)(1)  -Owned Real Property
          Schedule 3.01(h)(2)  -Leased Real Property
          Schedule 3.01(i)(1)  -Trademarks
          Schedule 3.01(i)(2)  -Patents
          Schedule 3.01(i)(3)  -Licensed Intellectual Property
          Schedule 3.01(j)   -Insurance
          Schedule 3.01(k)   -Contracts
          Schedule 3.01(l)   -Certain Changes or Events
          Schedule 3.01(m)   -Taxes
          Schedule 3.01(n)   -Environmental Matters
          Schedule 3.01(u)   -Product Liability
          Schedule 3.01(v)   -Cost Accounting Standards
          Schedule 3.01(x)   -Labor Relations
          Schedule 3.02(b)   -Authority
          Schedule 3.02(c)   -Capitalization of Hexcel and its Subsidiaries
          Schedule 3.02(d)   -Equity Interests of Hexcel
          Schedule 3.02(f)   -Certain Changes or Events
          Schedule 3.02(i)   -Compliance with Applicable Laws
          Schedule 3.02(j)   -Litigation; Decrees
          Schedule 3.02(k)   -Liens
          Schedule 3.02(l)   -Intellectual Property
          Schedule 3.02(m)   -Insurance
          Schedule 3.02(n)   -Contracts
          Schedule 3.02(o)   -Taxes
          Schedule 3.02(p)   -Environmental Matters
          Schedule 3.02(q)   -Cost Accounting Standards



                              STRATEGIC ALLIANCE AGREEMENT dated as of
                         September 29, 1995, among CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba"), CIBA-GEIGY CORPORATION, a New York corporation and a wholly-owned subsidiary of Ciba ("CGC"), and HEXCEL CORPORATION, a Delaware corporation ("Hexcel").

                    WHEREAS Ciba (directly and indirectly through its Subsidiaries) and Hexcel are each engaged worldwide in the development, manufacture, marketing, sale and distribution of composites, including structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components (the "Business");

                    WHEREAS Ciba and Hexcel each would like to have a continuing interest in the Business;

                    WHEREAS Ciba and Hexcel are aware of their respective and complementary strengths in the Business and wish to enhance their respective businesses and view a strategic alliance as an attractive opportunity;

                    WHEREAS Hexcel and Ciba will at the Closing (as defined below) enter into an agreement in the form attached hereto as Exhibit A (the "Governance Agreement") with respect to board representation, voting and other matters relating to the relationship between Hexcel and Ciba following the Closing;

                    WHEREAS the capitalized terms used herein shall have the meanings specified in Appendix A hereto.

                    NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                          Establishment of the Alliance

                    SECTION 1.01.  Contribution of Transferred
          Business. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing Ciba and CGC shall sell, assign, transfer, convey and deliver to Hexcel, in the manner set forth in Section 2.02, and Hexcel shall purchase and accept from Ciba and CGC good, valid and marketable title in and to the Contributed Shares, and all right, title and interest of Ciba and/or any of its Subsidiaries in and to the other business, properties, assets, goodwill and rights of Ciba and/or any of its Subsidiaries of whatever kind and nature, real or personal, tangible or intangible (including any identifiable and severable portions of the foregoing (financial assets being deemed severable for purposes of this clause)), other than the Excluded Assets, that are owned, held or used by Ciba and/or any of its Subsidiaries on the Closing Date and that relate exclusively or primarily to, arise exclusively or primarily out of or are used exclusively or primarily in connection with, the Transferred Business, but, in the case of such assets that are severable, only to the extent that such assets relate to, arise out of or are used in connection with the Transferred Business (collectively, the "Acquired Assets"), in each instance free and clear of any and all Liens and free of any and all other limitations and restrictions (other than the shares of Brochier, the transfer of which is subject to regulation by the Direction du Tresor and the approval of the Departement de Securite in France) other than Permitted Liens. It is understood and agreed that the following assets are deemed to relate exclusively or primarily to, arise exclusively or primarily out of or be used exclusively or primarily in connection with the Transferred Business:

                    (i) the Scheduled Real Property;

                    (ii) the Acquired Inventory;

                    (iii) the Acquired Equipment;

                    (iv) the Accounts Receivable;

                    (v) the Acquired Intellectual Property;

                    (vi) the Acquired Permits;

                    (vii) the Acquired Contracts;

                    (viii) the Business Tax Returns;

                    (ix) the Contributed Shares (other than the
               Danutec Shares);

                    (x) 100% of the equity interest in Danutec (the
               "Danutec Equity"), if at or prior to the Closing or the Danutec Closing, as the case may be, Ciba and/or its Subsidiaries shall have acquired, pursuant to a Danutec Agreement, the 49% of the Danutec Equity they do not currently own; and

                    (xi) the Books and Records.

                    (b)  Notwithstanding anything herein to the
          contrary, from and after the Closing, Ciba and each of its Subsidiaries shall retain all their respective right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Hexcel hereunder, and the Acquired Assets shall not include, the following (collectively, the "Excluded Assets"):

                    (i) all rights of Ciba or its Subsidiaries (other
               than the Divested Subsidiaries) under this Agreement, the Ancillary Agreements and any other agreements, instruments and certificates delivered in connection with this Agreement;

                    (ii) copies of all records prepared by Ciba and/or
               any of its Subsidiaries and counsel and advisors thereto in connection with the sale of the Acquired Assets contemplated hereby;

                    (iii) all rights, claims, demands and judgments to
               the extent relating to, arising out of or used in connection with the Excluded Liabilities;

                    (iv) Ciba's Continuing Business;

                    (v) the Excluded Contracts;

                    (vi) any assets of any employee benefit plan of
               Ciba and/or its Subsidiaries (other than the Divested Subsidiaries) except such assets of employee benefit plans as are being transferred pursuant to the Employment Matters Agreement or any other Ancillary Agreement;

                    (vii) the Income Tax Claims;

                    (viii) all Tax Returns of Ciba and/or any of its
               Subsidiaries (other than the Business Tax Returns);

                    (ix) except as provided in Section 4.07, all
               rights to the Ciba Tradenames or any variations, abbreviations, acronyms or derivations thereof, including any such rights owned by or licensed to any Divested Subsidiary;

                    (x) if the Danutec Equity is not transferred to
               Hexcel and/or its designated Subsidiary or Subsidiaries at Closing, the Danutec Shares and the business and assets of Danutec (until the Danutec Closing, if any, upon consummation of which in accordance with this Agreement, the Danutec Equity and the business and assets of Danutec shall be deemed to be Acquired Assets);

                    (xi) the Deferred Assets (until the applicable
               Deferred Closing, upon consummation of which in accordance with this Agreement and the Distribution Agreement, the applicable Deferred Assets shall be deemed to be Acquired Assets);

                    (xii) all assets and properties of Ciba UK (other
               than assets and properties set forth on
               Schedule 1.01(b) hereto); and

                    (xiii) the Excluded Stock.

                    SECTION 1.02. Transferred Business Consideration. In consideration of the sale, assignment, transfer, conveyance and delivery to Hexcel of the Acquired Assets, and in consideration of establishing an alliance with Ciba,
          (x) on the Closing Date Hexcel shall assume the Assumed Liabilities, (y) in accordance with Sections 1.04(a) and 2.02(b) on the Closing Date Hexcel shall pay and deliver or cause to be paid and delivered to Ciba and CGC $25 million (the "Cash Price") and the Hexcel Shares and (z) Hexcel shall deliver Subordinated Debt and, if applicable, interest thereon, in each case, as provided in Section 2.04(g) (the amounts in (y) and (z), together with Hexcel's assumption of the Assumed Liabilities, being the "Transferred Business Consideration").

                    SECTION 1.03.  Assumption of Certain
          Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Hexcel shall assume and shall pay, perform and discharge or cause to be paid, performed and discharged when due, all liabilities or obligations whatsoever, whether arising before or after the Closing and whether known or unknown, fixed or contingent (including any identifiable and severable portions of the foregoing (financial liabilities and obligations being deemed severable for purposes of this clause)), other than Excluded Liabilities, relating exclusively or primarily to or arising exclusively or primarily out of the Transferred Business or the Acquired Assets, but, in the case of obligations or liabilities that are severable, only to the extent such liabilities or obligations relate to or arise out of the Transferred Business or the Acquired Assets (the "Assumed Liabilities"). It is understood and agreed that the following liabilities and obligations shall be deemed to relate exclusively or primarily to or arise exclusively or primarily out of the Transferred Business or the Acquired
          Assets:

                    (i) all obligations and liabilities of Ciba or its
               Subsidiaries under the Acquired Contracts;

                    (ii) the Accounts Payable;

                    (iii) all obligations and liabilities with respect
               to any and all products sold or serviced (whether or not under warranty) by the Transferred Business at any time, including obligations and liabilities for and with respect to any refunds, adjustments, allowances, repairs, exchanges, returns and warranty, merchantability, products liability (including with respect to personal injury caused by the use or operation of products sold or serviced by the Transferred Business) and other claims;

                    (iv) except as specifically provided otherwise in
               the UK Agreements, any other Ancillary Agreement or a Danutec Agreement, all obligations and liabilities arising as a result of Ciba or any of its past or present Subsidiaries, or any predecessor in interest thereof, being the owner or occupant of, or the operator of the activities conducted at, the Scheduled Real Property sites at any time, including all obligations and liabilities arising out of any Environmental Law (including those arising under CERCLA or from off-site waste disposal from the Scheduled Real Property sites) and all other obligations or liabilities relating to personal injury or property damage involving the Scheduled Real Property sites;

                    (v) except as otherwise provided in the Employment
               Matters Agreement or any other Ancillary Agreement, all obligations and liabilities relating to employees of the Transferred Business;

                    (vi) the Other Tax Liabilities and, to the extent
               of the amount provided or reserved for or accrued in the balance sheet of the Transferred Business as of the Closing Date, the Income Tax Liabilities of the Divested Subsidiaries (other than Danutec, if the Danutec Equity is not delivered to Hexcel at Closing) (collectively, the "Assumed Tax Liabilities"); and

                    (vii) except as provided in any Ancillary
               Agreement or in Section 1.03(c), all other obligations of the Divested Subsidiaries (other than Danutec, if the Danutec Equity is not delivered to Hexcel at Closing) of any kind, whether arising before or after the Closing and whether known or unknown, fixed or contingent.

                    (b)  Notwithstanding anything herein to the
          contrary, Hexcel shall have no liability or obligation hereunder relating to or arising out of the following liabilities and obligations of Ciba and its Subsidiaries, including, if applicable, any such liabilities and obligations of the Divested Subsidiaries (the "Excluded Liabilities"), all of which are excluded from the Assumed Liabilities, shall not be assumed by Hexcel hereunder and shall remain the liabilities and obligations of Ciba and its Subsidiaries (other than the Divested Subsidiaries):

                    (i) any obligation or liability relating to or
               arising out of any of the Excluded Assets to the extent such obligation or liability relates to the Excluded Assets, or the realization of benefits of any of the Excluded Assets;

                    (ii) the Income Tax Liabilities other than those
               described in Section 1.03(a)(vi) (the "Excluded Tax
               Liabilities");

                    (iii) any obligation or liability involving a
               claim for products liability relating to or arising out of products of the Transferred Business sold prior to the Closing to Ciba or its Subsidiaries, other than products resold by Ciba or its Subsidiaries to third parties (including as a component of another product);

                    (iv) any obligation or liability involving a claim
               for damages caused by asbestos included in or used in the manufacture of products of the Transferred Business that relates to or arises out of products sold or manufactured prior to the Closing;

                    (v) any obligation or liability relating to or
               arising out of an event occurring prior to the Closing Date for which Ciba or any of its Subsidiaries has coverage under the following (i) AAV--Policy #0015P-5883, (ii) Lloyd's of London Policy #576-A7A1018, (iii) Winterthur Policy #3095089,
               (iv) USAIG Policy #51HL2-1224 and (v) CIGNA--Policy
               #ATP014520;

                    (vi) all liabilities and obligations for which
               Ciba or CGC has expressly assumed or retained responsibility pursuant to this Agreement or any Ancillary Agreement;

                    (vii) all liabilities and obligations relating to
               the Satellite Personnel (other than as provided in the Distribution Agreement); and

                    (viii) any obligations or liabilities relating to
               or arising out of any employee benefit plan of Ciba and/or its Subsidiaries (other than the Divested
               Subsidiaries) except such obligations or liabilities as are being transferred pursuant to the Employment
               Matters Agreement or any Ancillary Agreement.

                    (c)  Notwithstanding anything herein (including
          Section 1.03(a)(vii)) or in any agreement relating to the "hive-down" of assets and liabilities (including agreements relating to the Duxford property transfer) by Ciba-Geigy PLC ("Ciba UK") to Composite Materials Limited ("CML") (the "Hive Down Agreements"), (i) the principles set forth in
          Section 1.03(a) and (b) as to the allocation of particular liabilities among Assumed Liabilities and Excluded Liabilities shall govern the allocation of liabilities between Ciba UK on the one hand and CML on the other hand and (ii) any and all covenants contained herein that provide for the taking of actions by the parties which are intended to give effect to the allocation of liabilities among Assumed Liabilities and Excluded Liabilities shall apply to the allocation of liabilities between Ciba UK on the one hand and CML on the other hand.

                    SECTION 1.04. Allocation of Transferred Business Consideration. (a) Schedule 1.04 sets forth the agreed upon allocation of the consideration (the "Allocation
          Statement").

                    (b) The Allocation Statement shall be revised in accordance with applicable law from time to time jointly by the parties hereto to reflect any adjustment of the consideration (i) pursuant to Section 2.04, (ii) as a result of any Deferred Closing or the Danutec Closing or (iii) for Tax purposes.

                    (c) Hexcel and CGC shall treat the acquisition of Acquired Assets, including when applicable the Deferred Assets and the Danutec Equity, as an "applicable asset acquisition" under Section 1060 of the Code. CGC shall prepare Form 8594 under Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the Allocation Statement. Hexcel and CGC shall file, or cause the filing of, such Form with each relevant Taxing Authority.

                    (d)  Hexcel and Ciba and their respective
          Subsidiaries shall file and cause to be filed all Tax Returns, and execute such other documents as may be required by any Taxing Authority, in a manner consistent with the Allocation Statement as revised from time to time and shall refrain from taking any position inconsistent with the Allocation Statement as revised from time to time with any Taxing Authority.

                                   ARTICLE II

                                  The Closings

                    SECTION 2.01. Closing. The closing of the sale and transfer of the Acquired Assets and the other transactions contemplated hereby (other than the transactions contemplated to occur at any Deferred Closing or the Danutec Closing) (herein referred to as the "Closing") shall take place at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the second business day following the satisfaction or waiver of the conditions set forth in Article V, or at such other time, date and place as shall be fixed by agreement among the parties hereto.

                    SECTION 2.02. Transactions To Be Effected at the Closing. At the Closing:

                    (a) Ciba and/or its Subsidiaries shall deliver to Hexcel or its designated Subsidiary or Subsidiaries, in a manner to be agreed upon by the parties in good faith prior to Closing, (i) such appropriately executed and acknowledged (if necessary) deeds as to real property substantially in the form attached hereto as Exhibit E ("Real Property Deeds"), bills of sale, assignments and other instruments of transfer relating to the Acquired Assets in form and substance (x) as to real property, suitable for filing or recordation and (y) in each case, otherwise reasonably satisfactory to Hexcel and its counsel, (ii) a duly executed copy of each Ancillary Agreement and (iii) such other documents as Hexcel or its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth in this Agreement or as a condition to the issuance of owner's title insurance policies (with exceptions for the Permitted Liens) to be obtained by Hexcel with respect to the fee-owned Scheduled Real Property; and

                    (b)  Hexcel shall deliver to Ciba or its
               designated Subsidiary or Subsidiaries, in a manner to be agreed upon by the parties in good faith prior to Closing, (i) the Transferred Business Consideration (other than the Subordinated Debt, which shall be delivered in accordance with Section 2.04(g) and allocated in accordance with Section 1.04), including the Cash Price, which shall be delivered by wire transfer in immediately available funds to an account or accounts designated in writing by Ciba at least two business days prior to the Closing Date, which Transferred Business Consideration shall be allocated in accordance with Section 1.04, (ii) a duly executed copy of each Ancillary Agreement and (iii) such other documents as Ciba or its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth in this Agreement.

                    (c)  No later than 60 business days prior to
          Closing, Hexcel shall designate which Trademarks or Patents that are Acquired Intellectual Property with respect to which Hexcel wishes requisite filings to be made to record transfer with Governmental Entities in the United States at or prior to Closing, and within 60 days after Closing Hexcel shall designate any Trademarks or Patents that are Acquired Intellectual Property with respect to which Hexcel wishes requisite filings to be made to record transfer with Governmental Entities, and Ciba shall prepare all necessary documents in connection therewith and shall promptly make all such filings; provided, however, that in each case Hexcel shall pay all transfer taxes and filing fees in connection therewith.

                    SECTION 2.03. The Deferred Closings. (a) The closings of the sale and transfer of the Deferred Assets (the "Deferred Closings") shall take place at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m., in each case, on the earlier of (x) the fifth business day following the delivery by Hexcel of notice of its intention to purchase any of the Deferred Assets as provided in the Distribution Agreement, or (y) the date of termination of the Distribution Agreement as to any of the Deferred Assets, or at such other time, date and place as shall be fixed by agreement among the parties hereto.

                    (b) At each Deferred Closing, Ciba and/or its Subsidiaries shall deliver to Hexcel, in a manner to be agreed upon by the parties in good faith prior to each such Deferred Closing, (i) such appropriately executed and acknowledged (if necessary) real property deeds (with respect to South African real property) in form and substance reasonably satisfactory to the parties hereto, bills of sale, assignments and other instruments of transfer relating to the applicable Deferred Assets in form and substance (x) as to real property, suitable for filing or recordation and (y) in each case, otherwise reasonably satisfactory to Hexcel and its counsel and (ii) such other documents as Hexcel or its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth in this Agreement and the Distribution Agreement or as a condition to the issuance of owner's title insurance policies (with exceptions for Permitted Liens) obtained by Hexcel with respect to the South African real property.

                    (c)  At each Deferred Closing, Hexcel shall
          deliver to Ciba or its designated Subsidiary or Subsidiaries, (i) an undertaking to pay the applicable Deferred Consideration in additional Subordinated Debt on the earlier of (x) the first anniversary of the Closing Date or (y) the date of the final sale and transfer of Deferred Assets under the Distribution Agreement (the "Deferred Consideration Payment Date"), which Deferred Consideration shall be allocated in accordance with Section 1.04 and
          (ii) such other documents as Ciba or its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth in this Agreement and the Distribution Agreement.

                    (d) At each Deferred Closing, Hexcel shall assume any and all obligations and liabilities (including any identifiable and severable portions of the foregoing (financial liabilities and obligations being deemed severable for purposes of this clause) relating exclusively or primarily to or arising exclusively or primarily out of the applicable Deferred Assets, but, in the case of such obligations or liabilities that are severable, only to the extent such obligations or liabilities relate to such Deferred Assets, and all such obligations and liabilities shall immediately thereafter be deemed to constitute Assumed Liabilities for the purposes of this Agreement.

                    (e) On the Deferred Consideration Payment Date, Hexcel shall deliver to Ciba or its designated Subsidiary or Subsidiaries Subordinated Debt in aggregate principal amount equal to the aggregate amount of Deferred Consideration payable in respect of all Deferred Closings (including any Deferred Closing occurring on or before the Deferred Consideration Payment Date) as evidenced by the undertakings referred to in Section 2.03(c), which Subordinated Debt shall bear interest from the Deferred Consideration Payment Date.

                    SECTION 2.04. Principal Amount of Subordinated Debt. (a) (i) Within 75 days after the Closing Date, Ciba shall prepare and deliver to Hexcel a statement (the "Ciba Statement"), certified by a duly authorized signatory of Ciba, setting forth (A) the components of Working Capital (as defined below) immediately prior to the Closing ("Closing Working Capital") of the Transferred Business, in no less detail than, and determined in accordance with U.S. GAAP applied on a basis consistent with, the balance sheet of the Transferred Business as of June 30, 1995 included in
          Schedule 3.01(c) (the "Balance Sheet"), (B) if the Danutec Equity is delivered to Hexcel at Closing, the total consideration paid by Ciba and its Subsidiaries for equity securities of Danutec purchased after the date hereof and on or prior to the Closing Date pursuant to a Danutec Agreement (the "Danutec Price"), (C) the amounts as of the Closing corresponding to individual items set forth on
          Schedule 2.04(a1), increases after June 30, 1995 in reserves relating to Assumed Tax Liabilities (other than deferred Tax liabilities) for taxable periods ending on or prior to December 31, 1994) and any other reserves for non-operating liabilities that would represent future cash expenses of the Transferred Business, all as would be properly reflected on the balance sheet of the Transferred Business as of the Closing Date prepared in accordance with U.S. GAAP on a basis consistent with the Balance Sheet (the "Ciba Closing Items"), (D) the amount of Taxes with respect to the Transferred Business paid by Ciba or its Subsidiaries prior to the Closing that, absent the Closing, would have been payable after the Closing ("Prepaid Taxes"), (E) the book value on the Closing Date of the Deferred Assets that are Current Assets and the book value of Current Liabilities relating thereto and (F) a certificate of Ciba that the Ciba Statement has been prepared in compliance with the requirements of this Section 2.04. Schedule 2.04(a2) sets forth the proper calculation of Working Capital of the Transferred Business as of the date of the Balance Sheet determined in accordance with this Section 2.04.

                    (ii)  Hexcel shall cooperate with Ciba in
          connection with the preparation of the Ciba Statement and shall, to the extent reasonably requested by Ciba, provide Ciba and its advisors access during normal business hours to the personnel, properties, books and records of Hexcel and its Subsidiaries relating to the Transferred Business for such purpose; provided, however, that Ciba shall have the primary responsibility and authority for preparing the Ciba Statement.

                    (iii) During the thirty-day period following Hexcel's receipt of the Ciba Statement, Hexcel and its advisors shall be permitted to review the working papers relating to the Ciba Statement. Ciba shall and shall cause its advisors to cooperate with Hexcel and Hexcel's advisors in connection with such review. The Ciba Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Hexcel gives written notice of its disagreement with the Ciba Statement ("Hexcel Notice of Disagreement") to Ciba prior to such date. Any Hexcel Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) be accompanied by a certificate of Hexcel that it has complied with the covenants set forth in this
          Section 2.04. If a Hexcel Notice of Disagreement is received by Ciba in a timely manner, then the Ciba Statement (as revised in accordance with clause (I) or (II) below) shall become final and binding upon Ciba and Hexcel on the earlier of (I) the date Ciba and Hexcel resolve in writing any differences they have with respect to the matters specified in the Hexcel Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

                    (b) (i) Within 75 days after the Closing Date, Hexcel shall prepare and deliver to Ciba a statement (the "Hexcel Statement"), certified by an officer of Hexcel, setting forth (A) the components of Closing Working Capital of Hexcel in no less detail than, and determined in accordance with U.S. GAAP applied on a basis consistent with, the balance sheet of Hexcel as of July 2, 1995 included in Hexcel's quarterly report on Form 10-Q for the quarter ended July 2, 1995 (the "Hexcel Balance Sheet"),
          (B) the amounts as of the Closing Date corresponding to individual items set forth in Schedule 2.04(b1), increases after June 30, 1995 in reserves for Taxes (other than deferred Tax liabilities) relating to taxable periods ending on or prior to December 31, 1994 and any other reserves for non-operating liabilities that would represent future cash expenses of Hexcel, all as would be properly reflected on the balance sheet of Hexcel as of the Closing Date prepared in accordance with U.S. GAAP on a basis consistent with the Hexcel Balance Sheet (the "Hexcel Closing Items"), (C) the amount of Transfer Taxes paid by Hexcel pursuant to
          Section 4.06 (directly or by reimbursement to Ciba) on or prior to the Closing Date and (D) a certificate of Hexcel that the Hexcel Statement has been prepared in compliance with the requirements of this Section 2.04.
          Schedule 2.04(b2) sets forth the proper calculation of Working Capital of Hexcel as of the date of the Hexcel Balance Sheet determined in accordance with this
          Section 2.04.

                    (ii)  During the thirty-day period following
          Ciba's receipt of the Hexcel Statement, Ciba and its advisors shall be permitted to review the working papers relating to the Hexcel Statement. Hexcel shall and shall cause its advisors to cooperate with Ciba and Ciba's advisors in connection with such review. The Hexcel Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Ciba gives written notice of its disagreement with the Hexcel Statement ("Ciba Notice of Disagreement") to Hexcel prior to such date. Any Ciba Notice of Disagreement shall
          (A) specify in reasonable detail the nature of any disagreement so asserted and (B) be accompanied by a certificate of Ciba that it has complied with the covenants set forth in this Section 2.04. If a Ciba Notice of Disagreement is received by Hexcel in a timely manner, then the Hexcel Statement (as revised in accordance with clause (I) or (II) below) shall become final and binding upon Hexcel and Ciba on the earlier of (I) the date Ciba and Hexcel resolve in writing any differences they have with respect to the matters specified in the Ciba Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below).

                    (c) During the thirty-day period following the delivery of a Hexcel or Ciba Notice of Disagreement, Hexcel and Ciba shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in such Notice of Disagreement. During such period each of Hexcel or Ciba, as the case may be, and its advisors shall have access to the working papers of the other party and its advisors prepared in connection with such Notice of Disagreement. At the end of such thirty-day period, Hexcel and Ciba shall each submit, in the form of a written brief, any and all matters that remain in dispute and that were properly included in such Notice of Disagreement to such nationally recognized independent public accounting firm (the "Accounting Firm") as shall be agreed upon by the parties hereto in writing for final and binding review and resolution. Hexcel and Ciba shall jointly request that the arbitration be conducted in accordance with procedures established by the Accounting Firm. Hexcel and Ciba agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of such review and resolution (including the fees and expenses of the Accounting Firm and reasonable attorneys' and accountants' fees and expenses of the parties) pursuant to this
          Section 2.04 shall be borne by Hexcel and Ciba in inverse proportion as they may prevail on the merits of the matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered thereon. Except as set forth in the immediately preceding sentence, the parties shall bear their own costs and expenses (including attorneys' and accountants' fees and expenses) in connection with the matters contemplated by this Section 2.04.

                    (d) The principal amount of the Subordinated Debt shall be $48,029,000 adjusted as follows:

                    (i) if the Danutec Equity is delivered to Hexcel at Closing, the principal amount shall be increased by an amount equal to (x) the Danutec Price if the Danutec Price is $7 million or less, (y) $7 million plus 50% of the amount by which the Danutec Price exceeds
               $7 million if the Danutec Price does not exceed
               $11 million or (z) $9 million if the Danutec Price exceeds $11 million (the amount of such increase being hereinafter referred to as the "Danutec Amount");

                    (ii) the principal amount shall be decreased or
               increased, as the case may be, by an amount equal to the amount by which the Closing Working Capital of Hexcel exceeds or is less than, as the case may be, the Working Capital of Hexcel reflected on the Hexcel Balance Sheet;

                    (iii) the principal amount shall be increased or
               decreased, as the case may be, by an amount equal to the amount by which the Closing Working Capital of the Transferred Business exceeds or is less than, as the case may be, the Working Capital of the Transferred Business reflected on the Balance Sheet;

                    (iv) the principal amount shall be decreased by
               the net book value of the Deferred Assets that are set forth in the Ciba Statement plus $457,500;

                    (v) to the extent any amount of Prepaid Taxes is
               not included as a Current Asset (as defined below) in the calculation of Closing Working Capital of the Transferred Business, the principal amount shall be increased by an amount equal to the amount of such Prepaid Taxes;

                    (vi) to the extent any amount of Transfer Taxes
               paid by Hexcel pursuant to Section 4.06 (directly or by reimbursement to Ciba) on or prior to the Closing Date is not included as a Current Asset in the calculation of Closing Working Capital of Hexcel, the principal amount shall be decreased by an amount equal to such Transfer Taxes; and

                    (vii) the principal amount shall be increased by
               the amount, if any, by which the result of subtracting the total amount of Ciba Closing Items from the total amount of Hexcel Closing Items exceeds $83,029,000 or shall be decreased by the amount, if any, by which $83,029,000 exceeds such result.

                    (e) The term "Working Capital" shall mean Current Assets minus Current Liabilities. The terms "Current Assets" and "Current Liabilities" shall mean the current assets and current liabilities (other than any such assets or liabilities that are included in the adjustment required by 2.04(d)(vii)), respectively, of Hexcel or the Transferred Business, as the case may be, calculated in accordance with U.S. GAAP on a basis consistent with (x) in the case of the Transferred Business, the Balance Sheet and (y) in the case of Hexcel, the Hexcel Balance Sheet; provided, (i) Current Assets and Current Liabilities of the Transferred Business shall not include any amounts in respect of Excluded Tax Assets or Excluded Tax Liabilities and (ii) for purposes of calculating Working Capital of the Transferred Business as of the date of the Balance Sheet, cash, cash equivalents and marketable securities shall be deemed to be zero; provided further that, if the Danutec Equity is not delivered to Hexcel at the Closing, no amounts relating to Danutec shall be included in any component of Closing Working Capital of the Transferred Business or Working Capital of the Transferred Business on the date of the Balance Sheet. The parties agree that the adjustment regarding Working Capital contemplated by this Section 2.04 is intended to show the change in Working Capital from the dates of the Balance Sheet and Hexcel Balance Sheet to the Closing Date, and that such change can only be measured if each calculation is done in the same way, using the same methods, at both dates. Accordingly, in the event that the resolution of any dispute relating to the calculation of any component of Working Capital as of any particular date results in a change in the way that, or the method by which, such component of Working Capital was calculated, a corresponding change shall be made in the way that, or the method by which, such component of Working Capital is calculated as of any other date.

                    (f) Except as required by applicable law or U.S. GAAP, Hexcel agrees that following the Closing and until the final resolution of the principal amount of the Subordinated Debt pursuant hereto it shall not take any actions with respect to the accounting books and records of the Transferred Business that are not consistent with the past practices the Transferred Business that would have any effect on the determination or verification of the determination of the principal amount of the Subordinated Debt. Without limiting the generality of the foregoing, except as required by applicable law or U.S. GAAP, no changes shall be made in any reserve or other account existing as of the date of the Balance Sheet except as a result of events occurring after the date of the Balance Sheet and, in such event, only in a manner consistent with past practices. In the event that Hexcel is required under applicable law or U.S. GAAP to take such an action or make such a change that affects either the Balance Sheet or the Ciba Closing Statement, as the case may be, a corresponding adjustment shall be made in the other.

                    (g) Hexcel shall, within 2 business days after the Hexcel Statement and the Ciba Statement become final and binding on the parties, issue and deliver to Ciba and/or its Subsidiaries an aggregate principal amount of Subordinated Debt calculated in accordance with Section 2.04(d) and bearing interest accruing from the Closing Date (which interest shall be paid in cash to the extent that any interest payment date with respect to such Subordinated Debt has passed).

                    SECTION 2.05. Danutec. (a) If Ciba does not deliver the Danutec Equity to Hexcel and/or its designated Subsidiary or Subsidiaries at Closing, Ciba shall either
          (x) prior to the first anniversary of the Closing Date, deliver the Danutec Equity to Hexcel at the Danutec Closing (as defined below) or (y) on the first anniversary of the Closing Date, pay $11 million to Hexcel in immediately available funds by wire transfer to an account or accounts designated by Hexcel at least two business days prior to the first anniversary of the Closing, together with interest thereon from the Closing Date through the first anniversary of the Closing Date at the applicable interest rate in effect from time to time under the Indenture.

                    (b) If Ciba does not deliver the Danutec Equity to Hexcel at Closing but consummates a transaction pursuant to a Danutec Agreement, the closing of the sale and transfer of the Danutec Equity to Hexcel (the "Danutec Closing") shall take place at the offices of a notary public mutually acceptable to the parties in Vienna, Austria on the fifth business day following (i) the consummation of such Danutec Agreement if no pre-merger notification is filed under the Austrian Cartel Act, (ii) receipt of a confirmation from the Austrian Cartel Court resulting in a clearance of the transaction if a pre-merger notification is filed under the Austrian Cartel Act or (iii) at such other time, date and place as shall be fixed by agreement among the parties.

                    (c) At the Danutec Closing, Ciba and Hexcel shall execute and deliver (i) the notarial deed required under Austrian law for the transfer of the Danutec Equity to Hexcel and (ii) such other documents as Hexcel and its counsel may reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth herein, in each case, in form and substance reasonably satisfactory to Hexcel and its counsel.

                    (d) At the Danutec Closing, Hexcel shall deliver to Ciba or its designated Subsidiary or Subsidiaries
          (i) Subordinated Debt in an aggregate principal amount equal to the Danutec Amount and bearing interest from the date of the Danutec Closing, which amount shall be allocated in accordance with Section 1.04, and (ii) such documents, in form and substance reasonably satisfactory to Ciba and its counsel, as Ciba and its counsel shall reasonably request to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth herein.

                    (e) At the Danutec Closing, Hexcel shall assume any and all obligations and liabilities (other than Excluded Liabilities) relating to Danutec which are of the sort that would have been Assumed Liabilities had the Danutec Equity been delivered to Hexcel at Closing, whether or not such liabilities or obligations existed at Closing.

                    (f)  If, following the Danutec Closing, any
          environmental remediation is determined to be reasonably necessary (after good faith consultation with Ciba) (i) with respect to any Danutec property as a result of events occurring prior to the Danutec Closing or (ii) with respect to any property as a result of the operations of Danutec prior to the Danutec Closing, Ciba's sole obligation with respect to such remediation shall be to pay Hexcel an amount equal to 50% of the first $2.5 million of costs incurred by Danutec in connection with all such remediation, notwithstanding that such costs are Assumed Liabilities hereunder.

                                   ARTICLE III

                         Representations and Warranties

                    SECTION 3.01. Representations and Warranties of Ciba. Ciba and CGC (with respect to themselves and, where applicable, the Subsidiaries of Ciba) hereby represent and warrant to Hexcel as follows:

                    (a)  Organization, Standing and Power; Structure.
          (i) Non-U.S. Each of Ciba, the Divested Subsidiaries and any other non-U.S. Subsidiary of Ciba that owns Acquired Assets or Deferred Assets or that conducts the Transferred Business is a legal entity duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is organized, has the requisite power and authority and all material governmental licenses, authorizations, consents and approvals required to own the Acquired Assets and/or the Deferred Assets owned by it and to carry on the operations of the Transferred Business as now being conducted by it and is duly qualified to do business as a foreign corporation and, where applicable, is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Ciba has heretofore made available to Hexcel true and complete copies of the respective certificate of incorporation and by-laws (or similar organizational documents) of Ciba and each Divested Subsidiary, in each case as amended through the date of this Agreement. Such organizational documents are in full force and effect, and no other organizational documents are applicable to or binding on such entities. None of such entities is in violation of any provision of its certificate of incorporation or by-laws (or similar organizational documents).

                    (ii) U.S. CGC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to own the Acquired Assets owned by it and to carry on the operations of the Transferred Business as now being conducted by it and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities make such qualification necessary, except for those jurisdictions in which failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. CGC has heretofore made available to Hexcel true and complete copies of its certificate of incorporation and by-laws, as amended through the date of this Agreement.
          Such organizational documents are in full force and effect, and no other organizational documents are applicable to or binding on CGC. CGC is not in violation of any provision of its certificate of incorporation or by-laws.

                    (iii) Schedule 3.01(a) sets forth (x) for Ciba, CGC, each Divested Subsidiary and each other Subsidiary of Ciba that owns Acquired Assets or Deferred Assets or that conducts the Transferred Business, the countries in which such entity manufactures products or retains employees, sales representatives or distributors that are part of the Transferred Business, and, for each such country, a brief description of the nature of those activities and the approximate number on the date hereof of such entity's employees that are employees of the Transferred Business and
          (y) for each Excluded Jurisdiction, a brief description of the nature of the activities related to the Deferred Assets located in such jurisdiction and the approximate number on the date hereof of employees engaged exclusively or primarily in such activities ("Satellite Personnel").

                    (b) Authority. (i) Non-U.S. Ciba and, to the extent applicable, each of its Subsidiaries has all requisite power and authority to execute each of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Ciba and, to the extent applicable, each of its Subsidiaries, and the execution and delivery of the Ancillary Agreements and the consummation of the transactions contemplated thereby will be authorized by all necessary corporate action on the part of Ciba and, to the extent applicable, each of its Subsidiaries prior to the Closing, and do not and will not require the approval of the stockholders of Ciba or any of its Subsidiaries, other than such approvals as have heretofore been obtained. This Agreement has been duly executed and delivered by Ciba and constitutes, and each Ancillary Agreement when duly executed and delivered by Ciba and, to the extent applicable, any of its Subsidiaries will constitute, legal, valid and binding obligations of Ciba and, to the extent applicable, any such Subsidiary enforceable against each of them in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on
          Schedule 3.01(b), none of Ciba or any of its Subsidiaries is a party to, bound by or subject to any agreement or restriction that would materially restrict or impede Hexcel from exercising its full rights under, and enjoying the full benefits contemplated by, this Agreement and the Ancillary Agreements. The execution and delivery by Ciba of this Agreement do not, and the execution and delivery by Ciba and, to the extent applicable, any of its Subsidiaries of the other Ancillary Agreements will not, and the consummation by Ciba and its Subsidiaries of the transactions contemplated hereby and thereby and the compliance by Ciba and its Subsidiaries with the terms hereof and thereof will not, (i) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to Ciba or any of its Subsidiaries, (ii) conflict with any provision of Ciba's or any of its Subsidiaries' certificate of incorporation or by-laws (or similar organizational documents), (iii) except as set forth on
          Schedule 3.01(b), conflict with or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or require any consent under or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any Contract to which any of them is a party or by which any of them or any of their respective assets or properties is bound, (iv) except as set forth on Schedule 3.01(b), require any consent, approval, order, authorization or other action of, or the registration, declaration or filing with, any Governmental Entity or any other Person or (v) except as set forth on
          Schedule 3.01(b), result in the creation or imposition of any Lien on any of their respective properties or assets other than, in the case of clauses (i), (iii), (iv) and (v), any such conflicts, violations or Liens, the existence of which or consents the lack of which could not reasonably be expected to (x) have a Material Adverse Effect, (y) prevent the consummation of any of the transactions contemplated by this Agreement and the Ancillary Agreements or (z) materially impair Ciba's or, to the extent applicable, any of its Subsidiaries' ability to perform its obligations under this Agreement or any Ancillary Agreement, except
          (A) for the filing of a premerger notification and report form by Ciba under the HSR Act and any filings required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, (B) for compliance with and filings under
          Section 13(d) of the Exchange Act, (C) for the filing of a notice pursuant to the Exon-Florio Amendment, (D) the consent of the Departement de Securite pursuant to the Demande d'Autorisation with the Direction du Tresor in France, and (E) as otherwise set forth on Schedule 3.01(b).

                    (ii)  U.S.  CGC has all corporate power and
          authority to execute each of this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Employment Matters Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of CGC, and the execution and delivery of the other Ancillary Agreements and the consummation of the transactions contemplated thereby will be authorized by all necessary corporate action on the part of CGC prior to the Closing, and do not and will not require the approval of the stockholder of CGC, other than such approvals as have heretofore been obtained. This Agreement and the Employment Matters Agreement have been duly executed and delivered by CGC and constitute, and each other Ancillary Agreement when duly executed and delivered by CGC will constitute, legal, valid and binding obligations of CGC enforceable against it in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 3.01(b), CGC is not a party to, bound by or subject to any agreement or restriction that would materially restrict or impede Hexcel from exercising its full rights under, and enjoying the full benefits contemplated by, this Agreement and the Ancillary Agreements. The execution and delivery by CGC of this Agreement and the Employment Matters Agreement do not, and the execution and delivery by CGC of the other Ancillary Agreements to which it will be a party will not, and the consummation by CGC of the transactions contemplated hereby and thereby and the compliance by CGC with the terms hereof and thereof will not, (i) violate any law, judgment, order, decree, statute, ordinance, rule or regulation applicable to CGC, (ii) conflict with any provision of CGC's certificate of incorporation or by-laws, (iii) except as set forth on
          Schedule 3.01(b), conflict with or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or require any consent under or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any Contract to which it is a party or by which it or any of its assets or properties is bound, (iv) except as set forth on Schedule 3.01(b), require any consent, approval, order, authorization or other action of, or the registration, declaration or filing with, any Governmental Entity or any other Person or (v) except as set forth on Schedule 3.01(b), result in the creation of any Lien on any of the properties or assets of CGC, other than, in the case of clauses (i), (iii), (iv) and (v), any such conflicts, violations or Liens, the existence of which or consents the lack of which could not reasonably be expected to (x) have a Material Adverse Effect, (y) prevent the consummation of any of the transactions contemplated by this Agreement and the Ancillary Agreements or (z) materially impair CGC's ability to perform its obligations under this Agreement or any Ancillary Agreement, except (A) for the filing of a premerger notification and report form by Ciba under the HSR Act and any filings required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, (B) for compliance with and filings under Section 13(d) of the Exchange Act, (C) for the filing of a notice pursuant to the Exon-Florio Amendment, (D) for the consent of the Departement de Securite pursuant to the Demande d'Autorisation with the Direction du Tresor in France, and
          (E) as otherwise set forth on Schedule 3.01(b).

                    (c)  Financial Information; Undisclosed
          Liabilities. The financial statements of the Transferred Business, including the notes thereto (except, in the case of unaudited quarterly statements, as would be permitted for use on Form 10-Q), which are attached as Schedule 3.01(c) hereto (the "Financial Statements"), have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Transferred Business as of the dates thereof and the consolidated results of operations of the Transferred Business for the periods then ended (subject, in the case of any unaudited statements, to normal year-end audit adjustments). Except as set forth on the Balance Sheet, the Transferred Business has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

                    (d) Compliance with Applicable Laws. Each of Ciba and each of its Subsidiaries has complied, and except as set forth on Schedule 3.01(h)(1) all the Scheduled Real Property is in compliance, with all laws, regulations, rules, orders, statutes, ordinances, Permits and authorizations of all Governmental Entities applicable to it which relate to the Transferred Business, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and, except as set forth in Schedule 3.01(d), neither Ciba nor any of its Subsidiaries has received any written notice of any such failure to so comply. Neither Ciba nor any of its Subsidiaries has received any written notice that any investigation or review by any Governmental Entity with respect to or otherwise relating to the Transferred Business is pending or that any such investigation or review is contemplated, except where the outcome of such investigation or review would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. This paragraph (d) does not relate to Tax laws, laws relating to employee benefits and Environmental Laws for which Section 3.01(m), the Employment Matters Agreement and
          Section 3.01(w) and Section 3.01(n), respectively, are applicable in lieu of this paragraph (d).

                    (e) Litigation; Decrees. Schedule 3.01(e) sets forth a list of certain lawsuits, claims, actions, investigations and proceedings. Except as set forth in
          Schedule 3.01(e), there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Ciba or any of its Subsidiaries, threatened against Ciba or any of its Subsidiaries that (i) if adversely determined would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (ii) in any manner challenges or seeks to enjoin, prevent, alter or materially delay the transactions contemplated hereby or
          (iii) alleges criminal action or inaction with respect to the Transferred Business, the Acquired Assets or the Deferred Assets. Neither Ciba nor any of its Subsidiaries is bound by or subject to any judgment, order, injunction, rule, decree, writ, determination or award of any Governmental Entity or arbitrator having, or which, individually or in the aggregate, have or would reasonably be expected to have, a Material Adverse Effect or which would prevent, alter or materially delay the transactions contemplated hereby.

                    (f) Contributed Shares. Except for the Austrian Shares Contract, the Contributed Shares are owned by Ciba, free and clear of any and all Liens and free of any and all other limitations or restrictions and Ciba has sufficient power and right to sell, assign, transfer, convey and deliver the Contributed Shares to Hexcel, free and clear of any and all Liens and free of any and all other limitations or restrictions (other than the shares of Brochier, the transfer of which is subject to regulation by the Direction du Tresor and the approval of the Departement de Securite in France). The Contributed Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive or other right of any person to acquire such securities. Except for the interest in Danutec owned by PCD Polymere Gesellschaft m.b.H., the Contributed Shares constitute all the capital stock of or other equity interests in the Divested Subsidiaries. Except for the right to purchase the Danutec Shares or wind up Danutec pursuant to the Austrian Shares Contract, there are no
          (i) securities of Ciba or any of its Subsidiaries or affiliates convertible into or exchangeable for capital stock of, other voting securities of or other equity interests in any Divested Subsidiary or (ii) securities, options, warrants, calls or other rights or obligations that require Ciba or any of its Subsidiaries or affiliates to issue, deliver or sell additional shares of capital stock of or other voting securities of or other equity interests in (or securities convertible into or exchangeable for the same) any Divested Subsidiary. None of the Divested Subsidiaries has any interest in any other entity, including subsidiaries, joint ventures or partnerships. Upon transfer to Hexcel of the Contributed Shares, Hexcel will have good and marketable title to the Contributed Shares, free and clear of any and all Liens and free of any and all other limitations or restrictions (including any restriction on the right to vote, sell or otherwise dispose of such Contributed Shares) (other than the shares of Brochier, the transfer of which is subject to regulation by the Direction du Tresor and the approval of the Departement de Securite in France). There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of any Divested Subsidiary may vote. Neither the Contributed Shares nor any shares of capital stock of any Divested Subsidiary have been issued in violation of, and none of the Contributed Shares or such shares of capital stock are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the certificate of incorporation or by-laws or comparable governing instruments of any Divested Subsidiary or, except pursuant to the Austrian Shares Contract, any contract, agreement or instrument to which any Divested Subsidiary is subject, bound or a party or otherwise. Except as set forth on Schedule 3.01(f), there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which any Divested Subsidiary is or may become obligated to issue, sell, purchase, refund or redeem any shares of its capital stock or other securities of or equity interests in a Divested Subsidiary or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of any Divested Subsidiary. Except as set forth on
          Schedule 3.01(f), there are no equity securities of any Divested Subsidiary reserved for issuance for any purpose.

                    (g) Title to Acquired Assets and Deferred Assets. Either Ciba or a Subsidiary of Ciba has good, valid and marketable title to all the Acquired Assets and the Deferred Assets and has good and marketable title to, or valid leasehold interests in all the personal property and assets reflected in the Balance Sheet or thereafter acquired, except for assets sold or otherwise disposed of for fair value since that date in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of any and all Liens and free of any and all other limitations or restrictions, except (i) as disclosed in Schedule 3.01(g) or on the Balance Sheet or in the notes thereto and (ii) for Permitted Liens. Ciba or CGC has sufficient power and authority to sell, assign, transfer, convey and deliver the Acquired Assets and the Deferred Assets to Hexcel, free and clear of any and all Liens and free of any and all other limitations or restrictions, except for Permitted Liens. Each Divested Subsidiary has good, valid and marketable title to all its assets free and clear of any and all Liens and free of any and all other limitations or restrictions except for Permitted Liens. This paragraph (g) does not relate to real property, interests in real property or leasehold interests in real property or Intellectual Property, as to which
          Section 3.01(h) and Section 3.01(i), respectively, shall be applicable in lieu of this Section 3.01(g).

                    (h) Real Property.  (i) Ciba or one of its
          Subsidiaries has good, marketable and insurable title to, or valid leasehold interests in, or other rights to use, all the real property required for the conduct of the Transferred Business (including the real property interests comprising a part of the Acquired Assets and the Deferred Assets) as currently conducted and all the real property or interests therein reflected in the Balance Sheet or thereafter acquired, except for real property or interests therein sold or otherwise disposed of for fair value since the date of the Balance Sheet or the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of any and all Liens of any kind and free of any and all other limitations and restrictions except for (A) Permitted Liens,
          (B) easements, covenants, rights-of-way, claims and other encumbrances or restrictions of record, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (C) zoning, building and other similar restrictions, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (D) unrecorded easements, covenants, rights-of-way or other restrictions, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (E) any conditions that may be shown by a current, accurate survey or physical inspection of any Scheduled Real Property made prior to Closing and (F) Liens disclosed in
          Schedule 3.01(h)(l) or 3.01(h)(2) or in the Balance Sheet or in any notes thereto, none of which items set forth in clauses (A) through (E) above, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

                    (ii)  Ciba and each of its Subsidiaries has
          complied in all respects with the terms of all material leases to which it is a party and the subject of which relates exclusively or primarily to, arises exclusively or primarily out of or is used exclusively or primarily in connection with the Transferred Business, and each of the Divested Subsidiaries has complied in all respects with the terms of all material leases to which it is a party. To the knowledge of Ciba or any of its Subsidiaries all such leases are in full force and effect, all rents and additional rents due thereunder have been paid in full when due through the date hereof, and the tenant thereunder enjoys peaceful and undisturbed possession under all such material leases.

                     (iii) Schedule 3.01(h)(1) sets forth a complete description of all real property and interests in real property directly or indirectly owned in fee simple by Ciba or any of its Subsidiaries that relate exclusively or primarily to, arise exclusively or primarily out of or that are used exclusively or primarily in connection with the Transferred Business, and all real property and interests in real property owned directly or indirectly in fee simple by a Divested Subsidiary. Schedule 3.01(h)(2) sets forth a complete list of all real property and interests in real property leased, subleased or otherwise occupied pursuant to a written instrument by Ciba or any of its Subsidiaries that relate exclusively or primarily to, arise exclusively or primarily out of or that are used exclusively or primarily in connection with the Transferred Business, except for real property and interests in real property leased by a Divested Subsidiary.

                    (iv) At the date of this Agreement there has been no actual or, to the knowledge of Ciba, threatened condemnation or taking by eminent domain of any portion of the properties listed in Schedules 3.01(h)(1) and 3.01(h)(2).

                    (v) There are no Persons other than Ciba or any of its Subsidiaries that have a possessory interest pursuant to a written agreement with Ciba or any of its Subsidiaries in any of the properties listed in Schedules 3.01(h)(1) and 3.01(h)(2), except as set forth on such schedules.

                    (i) Intellectual Property. To Ciba's knowledge, except as set forth on Schedule 3.01(i), no Acquired Intellectual Property, no Intellectual Property licensed pursuant to the Trademark License Agreement and no Intellectual Property otherwise licensed pursuant to
          Section 4.13 (A) has, in whole or in part, lapsed, been declared invalid or been abandoned, dedicated or disclaimed or (B) is being infringed by any Person, in each case, which could reasonably be expected to have a Material Adverse Effect. To Ciba's knowledge, except as disclosed in
          Schedule 3.01(i) (A) neither Ciba nor any of its Subsidiaries during the five years preceding the date of this Agreement has been sued, charged in writing or threatened with respect to, or been a defendant in, any claim, suit, action or proceeding including a claim of infringement by Ciba or such Subsidiary of any Intellectual Property which, if successful, could reasonably be expected to have a Material Adverse Effect and (B) to Ciba's knowledge, the conduct of the Transferred Business does not infringe the valid intellectual property rights of any other Person in any way that could reasonably be expected to have a Material Adverse Effect.

                    (j) Insurance. Schedule 3.01(j) sets forth a complete and correct list of all insurance policies (including a brief summary of the nature and terms thereof) providing coverage in respect of the Transferred Business, the Acquired Assets or the Deferred Assets. All the material properties and businesses constituting any part of the Acquired Assets or the Deferred Assets are insured for Ciba's, CGC's or a Divested Subsidiary's benefit, and will be so insured until the Closing or the applicable Deferred Closing, as the case may be. Except as set forth on
          Schedule 3.01(j), the coverage provided by such policies is adequate and sufficient in nature, scope and amount in accordance with applicable prudent risk management practices. All such policies currently in effect are in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there has not been any failure to present any claim or give any notice under any such policy in a timely manner or in the manner or detail required by such policy, and there is no default with respect to any such policy, except for such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on
          Schedule 3.01(j) or as otherwise disclosed to Hexcel prior to the date of this Agreement, neither Ciba nor any of its Subsidiaries self-insures or has self-insured any material risks with respect to the Transferred Business, the Acquired Assets or the Deferred Assets.

                    (k) Contracts. Schedule 3.01(k) sets forth a list of each of the following Acquired Contracts:

                    (i) any collective bargaining Contract;

                    (ii) any Contract with any employee involving
               aggregate future obligations in excess of $100,000;

                    (iii) any Contract entered into in the ordinary
               course of business which involves payment or receipt in the future of aggregate amounts in excess of $5,000,000;

                    (iv) any Contract entered into other than in the
               ordinary course of business which involves payment or receipt in the future of aggregate amounts in excess of $500,000;

                    (v) any credit agreement, loan agreement,
               indenture, guarantee, note, mortgage, security agreement, loan commitment, evidence of indebtedness or other Contract relating to the borrowing or lending of funds in excess of $500,000;

                    (vi) any contract granting to any Person a
               preferential right to purchase any of the Acquired Assets or the Deferred Assets (other than sales of inventory in the ordinary course of business);

                    (vii) any Contract with respect to the discharge,
               transportation, removal or storage of effluent, waste, pollutants or hazardous substances;

                    (viii) any Contract containing a covenant not to
               compete or similar provisions relating to any aspect of the Business or a covenant or other provision restricting the development, manufacture, marketing or distribution of products or services within the scope of the Business;

                    (ix) any Contract for the lease of land,
               buildings, equipment or other property that is material to the Transferred Business;

                    (x) any Contract relating to Intellectual Property
               that is material to the Transferred Business (including any such Contract that restricts the use of such Intellectual Property);

                    (xi) any Contract limiting or restricting the
               voting, acquisition or disposition of any equity securities of or other equity interests in any of the Divested Subsidiaries;

                    (xii) any Contract evidencing any Lien on the
               Acquired Assets or the Deferred Assets (other than
               Liens created in the ordinary course of business); and

                    (xiii) any Contract involving aggregate future
               obligations in excess of $50,000 or involving material non-monetary obligations relating to the Transferred Business, the Acquired Assets or the Deferred Assets between or among Ciba and/or any of its Subsidiaries, on the one hand, and Ciba and/or any of its Subsidiaries or affiliates, on the other hand.

          True, complete and correct copies of all the Contracts listed on Schedule 3.01(k) (including any amendments thereof or waivers with respect thereto) have been made available to Hexcel (other than (x) purchase orders and invoices to customers and suppliers of the Transferred Business using standard forms made available to Hexcel and (y) employment agreements pursuant to standard forms agreements made available to Hexcel). Except as set forth on
          Schedule 3.01(k), each of the material Acquired Contracts is a valid and binding agreement of Ciba, CGC or a Divested Subsidiary, as the case may be, and is in full force and effect and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), and neither Ciba nor any of its Subsidiaries nor, to the knowledge of Ciba or any of its Subsidiaries, any other party thereto is in default or breach in any material respect under the terms of any such material Acquired Contract, nor, to the knowledge of Ciba or any of its Subsidiaries, has any event or circumstance occurred that, with or without notice or lapse of time or both, would constitute any material event of default or give rise to any right of termination, cancellation or acceleration or the loss of any benefit or require any consent thereunder other than as set forth on
          Schedule 3.01(k). Except as set forth on Schedule 3.01(k), neither the execution and delivery of this Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will cause any breach of a material Acquired Contract or, with or without notice or lapse of time or both, result in any default, require any consent or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any material Acquired Contract (including benefits that may be exercised only upon consummation of a transaction of the type contemplated by this Agreement and the Ancillary Agreements). All Contracts involving aggregate future obligations of $50,000 or less relating to the Transferred Business, the Acquired Assets or the Deferred Assets between or among Ciba and/or any of its Subsidiaries, on the one hand, and Ciba and/or any of its Subsidiaries or affiliates, on the other hand, do not, in the aggregate, involve aggregate future obligations in excess of $1,000,000.
          Except as disclosed on Schedule 3.01(k), neither Ciba nor any of its Subsidiaries, as the case may be, has received any written or, to its knowledge, oral notice of termination or cancellation of or notice of an intent to terminate or cancel any material Acquired Contract. No material Acquired Contract is the subject of or, to the knowledge of Ciba or any of its Subsidiaries, has been threatened to be made the subject of any arbitration, suit or legal proceeding. With respect to any material Acquired Contract that will by its terms terminate as of a particular date unless renewed or unless an option to extend is exercised, neither Ciba nor any of its Subsidiaries has received any written or, to its knowledge, oral notice, or otherwise has knowledge that any such material Acquired Contract will not be, or is not likely to be, so renewed or that any such extension option will not be, or is not likely to be, so exercised. Except as set forth on Schedule 3.01(k) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the foregoing representations and warranties as to material Acquired Contracts is also true and correct as to the other Acquired Contracts.

                    (l) Absence of Certain Changes or Events. Except as set forth in Schedule 3.01(l), from the date of the Balance Sheet to the date hereof, Ciba and its Subsidiaries have conducted the Transferred Business in the ordinary course of business consistent in all material respects with past practice, and there has not been any development or event or series of events that would reasonably be expected to have a Material Adverse Effect.

                    (m)  Taxes.  Except as set forth in
          Schedule 3.01(m), (i) each of the Divested Subsidiaries has timely filed, in correct and complete form after giving effect to any applicable extensions, all Tax Returns relating to Income Taxes or any other material Taxes required to be filed by it and paid all Taxes required to be paid by it, (ii) each of Ciba and its Subsidiaries (other than the Divested Subsidiaries) has timely filed, in correct and complete form, after giving effect to any applicable extensions, all Tax Returns relating to Income Taxes and other material Taxes of the Transferred Business and required to be filed by it, and paid all such Taxes required to be paid by it, and (iii) no Taxing Authority is asserting or is expected to assert any deficiency against Ciba or its Subsidiaries with respect to Taxes described in
          (i) or (ii) above.

                    (n) Environmental Matters. Except as set forth in Schedule 3.01(n) and, in each case of clauses (A) through
          (H) below, except (i) where the failure to so comply,
          (ii) where such actual or alleged liability or (iii) to the extent that such statements, if untrue, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                    (A) the Transferred Business has secured and is in
               compliance with all Environmental Permits and is in compliance with all Environmental Laws;

                    (B) since June 30, 1990, neither Ciba nor any of
               its Subsidiaries has received any written communication from a Governmental Entity that alleges that the Transferred Business is not in compliance with any Environmental Law or Environmental Permits;

                    (C) there are no writs, injunctions, decrees,
               orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to the knowledge of Ciba or any of its Subsidiaries, threatened, relating to compliance by the Transferred Business with, or liability of the Transferred Business under, any Environmental Law;

                    (D) there are no Liens attached, asserted, or, to
               the knowledge of Ciba or any of its Subsidiaries, threatened against any of the Scheduled Real Property pursuant to any Environmental Law;

                    (E) there have been no releases or, to the
               knowledge of Ciba or any of its Subsidiaries, threatened releases (as those terms are defined under Environmental Law) of Hazardous Substances on, from or adjacent to any of the Scheduled Real Property which could reasonably be expected to give rise to liability under any Environmental Law;

                    (F) with respect to the Transferred Business,
               neither Ciba nor any of its Subsidiaries has received a request for information or has been named a potentially responsible party regarding any Federal National Priority List site (as that term is defined under Environmental Law) or any other disposal site pursuant to any similar Environmental Law;

                    (G) there are no other liabilities under any
               Environmental Law with respect to the Transferred
               Business; and

                    (H) following the consummation of the transactions
               contemplated by this Agreement and the Ancillary
               Agreements, all Environmental Permits will be transferable upon appropriate notification to relevant Governmental Entities.

                    (o)  Brokers.  Except for CS First Boston
          Corporation, whose fees will be paid by Ciba, there is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of Ciba or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

                    (p) Sufficiency of Acquired Assets and Deferred Assets. The Acquired Assets, the Deferred Assets and the assets of the Divested Subsidiaries (i) together with the rights and services to be provided pursuant to the Ancillary Agreements are sufficient for the conduct of the Transferred Business by Hexcel in substantially the same manner as it is currently conducted and (ii) are in the aggregate, in good and useable condition and, to the extent applicable, in good working order, ordinary wear and tear excepted.

                    (q) Investment Intent; Securities Act. Ciba, CGC and, to the extent applicable, any other Subsidiary of Ciba are acquiring the Hexcel Shares for their own account (not as a nominee or agent) for investment and not with a present view to, or for sale in connection with, any distribution or resale thereof or any granting of a participation therein. Ciba and CGC, on behalf of themselves and any other Subsidiary of Ciba that will own Hexcel Shares, acknowledge and understand that (i) the Hexcel Shares may not be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) the Hexcel Shares will be subject to the restrictions on transfer, voting agreements and other restrictive provisions of the Governance Agreement and
          (iii) will contain an appropriate restrictive legend consistent with the foregoing.

                    (r) Accounts Receivable. All Accounts Receivable included in the Acquired Assets or, if applicable, the Deferred Assets represent sales actually made in the ordinary course of business and represent legal, valid and binding obligations of the obligors thereon. The Financial Statements contain, as of their respective dates, adequate and sufficient reserves for bad debts in respect of Accounts Receivable calculated in accordance with U.S. GAAP applied on a consistent basis.

                    (s) Inventory. All Inventory included in the Acquired Assets and the Deferred Assets is of a quality and quantity useable and saleable in the ordinary course of business. All Inventory of the Transferred Business is valued in the Balance Sheet at lower of cost or market, with obsolete or below-standard quality materials having been written off and with adequate and sufficient reserves for inactive and surplus Inventory calculated in accordance with U.S. GAAP applied on a consistent basis.

                    (t) Product Manufacturing. With respect to each product of the Transferred Business, Ciba and/or its Subsidiaries (i) have obtained all applicable Permits (other than as set forth on Schedule 3.01(n)) necessary for the manufacture, distribution, sale and marketing of such products, except for such Permits the lack of which would not reasonably be expected to have a Material Adverse Effect, and (ii) are in material compliance with the terms and conditions of all such Permits in each jurisdiction in which such products are manufactured, distributed, sold or marketed. All products of the Transferred Business have been manufactured in full compliance with applicable product specifications.

                    (u)  Product Liability.  Except as set forth on
          Schedule 3.01(u), there are not presently pending, or to the knowledge of Ciba or any of its Subsidiaries, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including, without limitation, any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Transferred Business that would reasonably be expected to have a Material Adverse Effect. Schedule 3.01(u) sets forth a true and complete list of (i) all matters referred to in the preceding sentence since January 1, 1992 and (ii) all material product recalls, material reworks or material post-sale warnings ("Recalls") and all investigations, considerations or decisions made by Ciba or any of its Subsidiaries, or to the knowledge of Ciba or any of its Subsidiaries, by any other person concerning a Recall relating to any product manufactured, distributed or sold by or on behalf of the Transferred Business, in each case, since January 1, 1992. The Financial Statements contain, as of their respective dates, adequate and sufficient reserves for product warranty related expenses and product returns.

                    (v) Cost Accounting Standards. Except as set forth on Schedule 3.01(v), Ciba and its Subsidiaries have (and are not aware of any allegation that they have not) accounted for all Acquired Contracts (or subcontracts relating thereto) with Governmental Entities related to the United States Federal government in accordance with the Cost Accounting Standards applicable thereto and have adhered in all material respects with all Federal Acquisition Regulations, all Federal Acquisition Supplemental Regulations and all other relevant cost accounting requirements.

                    (w) Foreign Benefit Plans. (i) France. Except for the Retraite Maison covering one employee of Brochier, there are no contractual employee benefit plans covering any employees of Brochier. Brochier has complied in all material respects with all its obligations under the Retraite Maison. All employees of Brochier are subject to a "Convention Collective". Brochier has complied in all material respects with all requirements of law applicable thereto and under the governing documents of such Convention Collective.

                    (ii) Italy. There are no contractual employee benefit plans covering any employees of Salver. All employees of Salver are subject to a "Convenzione Collectiva". Salver has complied in all material respects with all requirements of law applicable thereto and under the governing documents of such Convenzione Collectiva.

                    (iii)  General.  Each employee benefit plan
          relating to employees of the Transferred Business employed in Austria or the Excluded Jurisdictions is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents of such plan. Neither Ciba nor any of its Subsidiaries has incurred any liability (nor, to the knowledge of Ciba or any of its Subsidiaries, does any condition exist or has any event occurred that presents a material risk that any such liability will be incurred) with respect to any employee benefit plan relating to employees of the Transferred Business employed outside the United States or the United Kingdom (other than for contributions not yet due) that, when aggregated with other such liabilities, would result in a material liability to the Transferred Business. Each employee benefit plan relating to employees of the Transferred Business employed outside the United States or the United Kingdom is fully and properly funded in accordance with, and the assets thereof are held by a Person authorized to hold such assets under, applicable law and regulation and the governing documents of such plan.

                    (x)  Labor Relations.  Except as set forth in
          Schedule 3.01(x), no collective bargaining agreement is being negotiated by Ciba or any of its Subsidiaries with respect to the Transferred Business. Except as set forth in
          Schedule 3.01(x), to the knowledge of Ciba or any of its Subsidiaries, there are no activities or proceedings of any labor union to organize any of the employees of the Transferred Business. There is no labor dispute, strike or work stoppage against the Transferred Business pending or, to the knowledge of Ciba or any of its Subsidiaries, threatened, except for such disputes, strikes or work stoppages that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (y) No Other Representations. Except for the representations and warranties expressly set forth in this
          Section 3.01, none of Ciba, CGC or any other Person makes any express or implied representation or warranty on behalf of Ciba or any of its Subsidiaries. HEXCEL ACKNOWLEDGES THAT, SHOULD THE CLOSING OCCUR, HEXCEL WILL ACQUIRE THE ACQUIRED ASSETS AND THEREAFTER ACQUIRE THE DEFERRED ASSETS, IN EACH CASE WITHOUT ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN AN "AS IS" CONDITION AND ON A "WHERE IS" BASIS, EXCEPT AS OTHERWISE EXPRESSLY REPRESENTED OR WARRANTED HEREIN. The provisions of the immediately preceding sentence do not apply to the Contributed Shares (it being understood that no representations or warranties other than those expressly set forth herein are implied with respect to the Contributed Shares).

                    SECTION 3.02. Representations and Warranties of Hexcel. Hexcel hereby represents and warrants to Ciba and CGC as follows:

                    (a) Organization, Standing and Power. Hexcel and each of its Subsidiaries is a legal entity duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is incorporated, has the requisite corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and, where applicable, is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of the activities make such qualification necessary, except for those jurisdictions in which failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect. Hexcel has heretofore delivered to Ciba true and complete copies of the certificate of incorporation and by-laws (or similar organizational documents) of Hexcel and each of its Subsidiaries, in each case as amended through the date of this Agreement. Such organizational documents are in full force and effect, and no other organizational documents are applicable to or binding on such entities. None of such entities is in violation of any provision of its certificate of incorporation or by-laws (or similar organizational documents).

                    (b)  Authority.  Hexcel and, to the extent
          applicable, each of its Subsidiaries has all corporate power and authority to execute this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Employment Matters Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Hexcel and, to the extent applicable, each of its Subsidiaries, subject only to approval of
          (x) the issuance of the Hexcel Shares and (y) an amendment to the certificate of incorporation of Hexcel increasing the authorized number of shares of Hexcel Common to 100,000,000 (the "Required Amendment"), in each case by the requisite vote of the holders of Hexcel Common entitled to vote thereon, and the execution and delivery of the other Ancillary Agreements and the consummation of the transactions contemplated thereby will be authorized by all necessary corporate action on the part of Hexcel and, to the extent applicable, each of its Subsidiaries prior to the Closing. This Agreement and the Employment Matters Agreement have been duly executed and delivered by Hexcel and constitute, and each other Ancillary Agreement when duly executed and delivered by Hexcel and, to the extent applicable, any of its Subsidiaries will constitute a legal, valid and binding obligation of Hexcel and, to the extent applicable, any such Subsidiary enforceable against each of them in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth on Schedule 3.02(b), none of Hexcel or any of its Subsidiaries is a party to, bound by or subject to any agreement or restriction that would materially restrict or impede Ciba or CGC from exercising its full rights under, and enjoying the full benefits contemplated by, this Agreement and the Ancillary Agreements. The execution and delivery of this Agreement and the Ancillary Agreements by Hexcel and, to the extent applicable, any of its Subsidiaries do not and will not, and the consummation by Hexcel and, to the extent applicable, any of its Subsidiaries of the transactions contemplated hereby and thereby, and the compliance with the terms hereof and thereof by Hexcel and, to the extent applicable, any of its Subsidiaries will not (i) violate any law, judgment, order, decree, statute, ordinance, rule and regulation applicable to it, (ii) conflict with any provision of Hexcel's or, to the extent applicable, any of its Subsidiaries' certificate of incorporation or by-laws (or similar organizational documents), (iii) except as set forth on Schedule 3.02(b), conflict with or result in the breach or termination of any provision or constitute a default (with or without the giving of notice or the lapse of time or both) under, or require any consent under or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any Contract to which it is a party or by which it or any of its properties or assets is bound,
          (iv) except as set forth on Schedule 3.02(b), require any consent, approval, order, authorization or other action of, or the registration, declaration or filing with, any Governmental Entity or any other Person, or (v) except as set forth an Schedule 3.02(b), result in the creation or imposition of any Lien on any of its assets or properties other than, in the case of clauses (i), (iii), (iv) and (v), any such conflicts, violations or Liens the existence of which or consents the lack of which could not reasonably be expected to (x) have a Hexcel Material Adverse Effect,
          (y) prevent the consummation of any of the transactions contemplated by this Agreement and the Ancillary Agreements or (z) materially impair Hexcel's or, to the extent applicable, any of its Subsidiaries' ability to perform its obligations under this Agreement or any Ancillary Agreement, except (A) for the filing of a premerger notification and report form by Hexcel under the HSR Act and any filings required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, (B) for compliance with and filings under Sections 13(a) and 14(a) of the Exchange Act, (C) for the filing of a notice pursuant to the Exon-Florio Amendment,
          (D) for consent of the Departement de Securitie pursuant to the Demande d'Autorisation with the Direction du Tresor in France, (E) for the filing of a Special Security Agreement and a related request for a National Interest Determination and all approvals of the United States Defense Investigative Service required in connection therewith and (F) as otherwise set forth on Schedule 3.02(b). At a meeting duly called and held, the Board of Directors of Hexcel duly and unanimously adopted a resolution recommending that the stockholders of Hexcel approve the issuance of the Hexcel Shares and the Required Amendment.

                    (c)  Capitalization of Hexcel and its
          Subsidiaries.   On the date hereof, the authorized capital
          stock of Hexcel consists of 40,000,000 shares of Hexcel Common, of which 18,093,903, are duly authorized and validly issued and outstanding, fully paid and nonassessable and 1,500,000 shares of Hexcel Preferred, of which none are issued and outstanding. On the Closing Date the number of shares of Hexcel Common authorized for issuance will be 100,000,000 and, subject to stockholder approval, the number of shares of Hexcel Preferred authorized for issuance will be 20,000,000. Except for Hexcel Common there are no shares of capital stock or other equity securities of Hexcel outstanding. Schedule 3.02(c) sets forth for each material Subsidiary of Hexcel the amount of its authorized capital stock, the amount of its outstanding capital stock and the amount of such stock owned by Hexcel. All the outstanding shares of capital stock of each material Subsidiary of Hexcel have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in
          Schedule 3.02(c), there are no shares of capital stock or other equity securities of any material Subsidiary of Hexcel outstanding that are not owned by Hexcel or a wholly owned Subsidiary of Hexcel. Neither the Hexcel Common nor any shares of capital stock of any Subsidiary of Hexcel have been issued in violation of, and none of the Hexcel Common or such shares of capital stock are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of Hexcel or the comparable governing instruments of any Subsidiary of Hexcel, or any contract, agreement or instrument to which Hexcel or any Subsidiary of Hexcel is subject, bound or a party or otherwise. Except as set forth in Schedule 3.02(c), there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which Hexcel or any Subsidiary of Hexcel is or may become obligated to issue, sell, purchase, refund or redeem any shares of capital stock or other securities of or equity interest in Hexcel or any Subsidiary of Hexcel or (ii) that give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of Hexcel or any Subsidiary of Hexcel. The Hexcel Shares have been or will be prior to Closing duly and validly authorized and when issued and delivered in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable. The Indenture and the Subordinated Debt have been or will be prior to Closing duly and validly authorized and when executed and delivered in accordance with the provisions of this Agreement will constitute legal, valid and binding obligations of Hexcel enforceable against Hexcel in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). Except as set forth in
          Schedule 3.02(c), there are no equity securities of Hexcel or any Subsidiary of Hexcel reserved for issuance for any purpose. Except as set forth in Schedule 3.02(c), Hexcel has good and valid title, directly or through one or more wholly owned subsidiaries, to all the outstanding shares of capital stock of each material Subsidiary of Hexcel, free and clear of any Liens. Except as set forth in
          Schedule 3.02(c), there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Hexcel or any Subsidiary of Hexcel may vote.

                    (d)  Equity Interests.  Except for the
          Subsidiaries of Hexcel and as set forth in Schedule 3.02(d), Hexcel does not directly or indirectly have any material interest in any other entity, including subsidiaries, joint ventures or partnerships.

                    (e)  SEC Documents; Undisclosed Liabilities.
          Hexcel has filed all required reports, schedules, forms, statements and other documents with the SEC since
          December 31, 1992 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Hexcel included in the SEC Documents as of their respective dates complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted for use on Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Hexcel and its Subsidiaries as of the dates thereof and the consolidated results of operations of Hexcel and its Subsidiaries for the periods then ended (subject, in the case of any unaudited statements, to normal year-end audit adjustments). Except as set forth in the Hexcel Balance Sheet, neither Hexcel nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of such balance sheet that, individually or in the aggregate, have not had and would not reasonably be expected to have a Hexcel Material Adverse Effect.

                    (f) Absence of Certain Changes or Events. Except as set forth in Schedule 3.02(f), from the date of the Hexcel Balance Sheet to the date hereof, Hexcel and its Subsidiaries have conducted their business in the ordinary course of business consistent in all material respects with past practice, and there has not been any development or event or series of events that would reasonably be expected to have a Hexcel Material Adverse Effect.

                    (g) Brokers. Except for Bear, Stearns & Co. Inc., whose fees will be paid by Hexcel, there is no investment banker, broker, finder, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of Hexcel or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

                    (h) Investment Intent. Hexcel and, to the extent applicable, any Subsidiary of Hexcel is purchasing and acquiring the Contributed Shares for its own account (not as a nominee or agent) for investment and not with a present view to, or for sale in connection with, any distribution or resale thereof or any granting of a participation therein. Hexcel acknowledges, on behalf of itself and its Subsidiaries, and understands that the Contributed Shares may not be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

                    (i) Compliance with Applicable Laws. Each of Hexcel and its Subsidiaries has complied with all laws, regulations, rules and orders, statutes, ordinances, Permits and authorizations of all Governmental Entities applicable to it except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect and, except as set forth in Schedule 3.02(i), neither Hexcel nor any of its Subsidiaries has received any written notice of any such failure to so comply. Except as set forth on
          Schedule 3.02(i), neither Hexcel nor any of its Subsidiaries has received any written notice that any investigation or review by any Governmental Entity is pending or that any such investigation or review is contemplated, except where the outcome of such investigation or review would not, individually or in the aggregate, reasonably be expected to have an Hexcel Material Adverse Effect. This paragraph (i) does not relate to Tax laws, laws relating to employee benefits and Environmental Laws for which Section 3.02(o), the Employment Matters Agreement and Section 3.02(v) and
          Section 3.02(p), respectively, are applicable in lieu of this paragraph (i).

                    (j) Litigation; Decrees. Schedule 3.02(j) sets forth a list of certain lawsuits, claims, actions, investigations and proceedings. Except as set forth in
          Schedule 3.02(j), there is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Hexcel or any of its Subsidiaries, threatened against Hexcel or any of its Subsidiaries that (i) if adversely determined would, individually or in the aggregate, be reasonably likely to result in an Hexcel Material Adverse Effect, (ii) in any manner challenges or seeks to enjoin, prevent, alter or materially delay the transactions contemplated hereby or (iii) alleges criminal action or inaction. Except as set forth on Schedule 3.02(j), neither Hexcel nor any of its Subsidiaries is subject to any judgment, order, injunction, rule, decree, writ, determination or award of any Governmental Entity or arbitrator having, or which, individually or in the aggregate, have or would reasonably be expected to have, a Hexcel Material Adverse Effect or which would prevent, alter or materially delay the transactions contemplated hereby.

                    (k)  Properties.  (i) Hexcel or a Subsidiary
          thereof has good, marketable and insurable (in the case of real property) title to, or valid leasehold interests in, or other rights to use all the real and personal properties and assets required for the conduct of the business of Hexcel and its Subsidiaries as currently conducted and has good and marketable title to, or valid leasehold interests in, all the properties and assets reflected on the Hexcel Balance Sheet or thereafter acquired, except for assets sold or otherwise disposed of for fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of any and all Liens of any kind and free of any and all other limitations and restrictions except for (A) Hexcel Permitted Liens, (B) easements, covenants, rights-of-way, claims and other encumbrances or restrictions of record, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (C) zoning, building and other similar restrictions, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (D) unrecorded easements, covenants, rights-of-way or other restrictions, none of which, either individually or in the aggregate, materially detract from the value of the property or materially interfere with the current use of the property, (E) any conditions that may be shown by a current, accurate survey or physical inspection of any such property made prior to Closing and (F) Liens disclosed in
          Schedule 3.02(k) or in the Hexcel Balance Sheet or in the notes thereto, none of which items set forth in clauses (A) through (F) above, individually or in the aggregate, have or would reasonably be expected to have a Hexcel Material Adverse Effect.

                    (ii) Hexcel and each of its Subsidiaries has complied in all respects with the terms of all material leases to which it is a party. To the knowledge of Hexcel and its Subsidiaries, all such leases are in full force and effect and all rents and additional rents due thereunder have been paid in full when due through the date hereof. Hexcel or a Subsidiary thereof enjoys peaceful and undisturbed possession under all such material leases.

                    (iii) At the date of the Agreement there has been no actual or, to the knowledge of Hexcel, threatened condemnation or taking by eminent domain of any of its real property or any real property in which it has an interest.

                    (iv) There are no Persons other than Hexcel or any of its Subsidiaries that have a possessory interest pursuant to a written agreement with Hexcel or any of its Subsidiaries in any of its real property.

                    (v)  This paragraph (d) does not relate to
          Intellectual Property, as to which Section 3.02(l) shall be applicable in lieu of this Section 3.01(k).

                    (l) Intellectual Property. (i) Schedule 3.02(l) sets forth a complete list of all Intellectual Property (other than Know-how) owned by Hexcel or its Subsidiaries that is material to its business (collectively, the "Hexcel Material Intellectual Property"). To Hexcel's knowledge, except as disclosed in Schedule 3.02(l), no Hexcel Material Intellectual Property (A) has, in whole or in part, lapsed, been declared invalid, or been abandoned, dedicated or disclaimed or (B) is being infringed by any Person, in each case, which could reasonably be expected to have a Hexcel Material Adverse Effect.

                    (ii) To Hexcel's knowledge, except as disclosed in Schedule 3.02(l) (A) neither Hexcel nor any of its Subsidiaries during the five years preceding the date of this Agreement has been sued, charged in writing or threatened with respect to, or been a defendant in, any claim, suit, action or proceeding including a claim of infringement by Hexcel or such Subsidiary of any Intellectual Property which, if successful, could reasonably be expected to have a Hexcel Material Adverse Effect and
          (B) to Hexcel's knowledge, the conduct of its business does not infringe the valid intellectual property rights of any other Person in any way that could reasonably be expected to have a Hexcel Material Adverse Effect.

                    (m) Insurance. Schedule 3.02(m) sets forth a complete and correct list of all insurance policies (including a brief summary of the nature and terms thereof) providing coverage in respect of Hexcel and its Subsidiaries. All the material properties of Hexcel and its Subsidiaries are insured for Hexcel's or its Subsidiaries' benefit, and will be so insured until the Closing. The coverage provided by such policies is adequate and sufficient in nature, scope and amount in accordance with applicable prudent risk management practices. All such policies currently in effect are in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there has not been any failure to present any claim or give any notice under any such policy in a timely manner or in the manner or detail required by such policy, and there is no default with respect to any such policy, except for such as would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect.
          Except as set forth on Schedule 3.02(m) or as otherwise disclosed to Ciba prior to the date of this Agreement, neither Hexcel nor any of its Subsidiaries self-insures or has self-insured any material risks.

                    (n) Contracts. Schedule 3.02(n) sets forth each of the following Contracts to which Hexcel or any of its Subsidiaries is a party or by which any of them is bound:

                    (i) any collective bargaining Contract;

                    (ii) any Contract with any employee involving
               aggregate future obligations in excess of $100,000;

                    (iii) any Contract entered into in the ordinary
               course of business which involves payment or receipt in the future of aggregate amounts in excess of $5,000,000;

                    (iv) any Contract entered into other than in the
               ordinary course of business which involves payment or receipt in the future of aggregate amounts in excess of $500,000;

                    (v) any credit agreement, loan agreement,
               indenture, guarantee, note, mortgage, security agreement, loan commitment, evidence of indebtedness or other Contract relating to the borrowing or lending of funds in excess of $500,000;

                    (vi) any contract granting to any Person a
               preferential right to purchase any assets of Hexcel or its Subsidiaries (other than sales of inventory in the ordinary course of business);

                    (vii) any Contract with respect to the discharge,
               transportation, removal or storage of effluent, waste, pollutants or hazardous substances;

                    (viii) any Contract containing a covenant not to
               compete or similar provisions or a covenant or other provision restricting the development, manufacture, marketing or distribution of products or services;

                    (ix) any Contract for the lease of land,
               buildings, equipment or other property that is material to the business of Hexcel and its Subsidiaries;

                    (x) any Contract limiting or restricting the
               voting, acquisition or disposition of any equity securities or other equity interests of Hexcel or any of its Subsidiaries;

                    (xi) any Contract relating to Intellectual
               Property that is material to the business of Hexcel and its Subsidiaries (including any such Contract that restricts the use of Intellectual Property); and

                    (xii) any Contract evidencing any Lien on any of
               the assets of Hexcel or any of its Subsidiaries (other than Liens created in the ordinary course of business).

          True, complete and correct copies of all the Contracts listed on Schedule 3.02(n) (including any amendments thereof or waivers with respect thereto) have been made available to Ciba (other than (x) purchase orders and invoices to customers and suppliers using standards forms made available to Ciba and (y) employment agreements pursuant to standard form agreements made available to Ciba). Except as disclosed on Schedule 3.02(n), each of the material Contracts is a valid and binding agreement of Hexcel or a Subsidiary thereof, as the case may be, and is in full force and effect and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), and neither Hexcel nor any of its Subsidiaries nor, to the knowledge of Hexcel or any of its Subsidiaries, any other party thereto is in default or breach in any material respect under the terms of any such Contract, nor, to the knowledge of Hexcel or any of its Subsidiaries, has any event or circumstance occurred that, with or without notice or lapse of time or both, would constitute any material event of default or give rise to any right of termination, cancellation or acceleration or the loss of any benefit or require any consent thereunder other than as set forth on
          Schedule 3.02(n). Except as set forth on Schedule 3.02(n), neither the execution and delivery of this Agreement and the Ancillary Agreements nor, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements by Hexcel will cause any breach of a material Contract or, with or without notice or lapse of time or both, result in any default, require any consent or give rise to any right of termination, cancellation or acceleration or the loss of any benefit under any material Contract (including benefits that may be exercised only upon consummation of a transaction of the type contemplated by
          this Agreement and the Ancillary Agreements).   Except as
          disclosed on Schedule 3.02(n), neither Hexcel nor any of its Subsidiaries has received any written or, to its knowledge, oral notice of termination or cancellation of or notice of an intent to terminate or cancel any material Contract. No material Contract is the subject of or, to the knowledge of Hexcel or any of its Subsidiaries, has been threatened to be made the subject of any arbitration, suit or legal proceeding. With respect to any material Contract that will by its terms terminate as of a particular date unless renewed or unless an option to extend is exercised, neither Hexcel nor any of its Subsidiaries has received any written or, to its knowledge, oral notice, or otherwise has knowledge that any such material Contract will not be, or is not likely to be, so renewed or that any such extension option will not be or is not likely to be so exercised. Except as set forth on Schedule 3.02(n) or as would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect, each of the foregoing representations and warranties as to material Contracts is also true and correct as to the other Contracts.

                    (o)  Taxes.  Except as disclosed on
          Schedule 3.02(o), (i) each of Hexcel and its Subsidiaries has timely filed, in correct and complete form after giving effect to any applicable extensions, all Tax Returns relating to Income Taxes and other material Taxes required to be filed by it and paid all Taxes required to be paid by it, (ii) no Taxing Authority is asserting or is expected to assert any deficiency against Hexcel or its Subsidiaries with respect to any Taxes described in (i) above and
          (iii) the accruals for Taxes reflected in the consolidated financial statements of Hexcel as of December 31, 1994 adequately provide for the liability of Hexcel and its Subsidiaries for Taxes as of that date and (iv) Hexcel's aggregate net operating loss for U.S. Federal income Tax purposes as of December 31, 1994 was approximately
          $48 million.

                    (p) Environmental Matters. Except as set forth in Schedule 3.02(p) and, in each case of clauses (A) through
          (G) below, except (i) where the failure to so comply,
          (ii) where such actual or alleged liability or (iii) to the extent that such statements, if untrue, would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect:

                    (A) Hexcel and its Subsidiaries have secured and
               are in material compliance with all Environmental
               Permits and are in material compliance with all Environmental Laws;

                    (B) since June 30, 1990, neither Hexcel nor any of
               its Subsidiaries has received any written communication from a Governmental Entity that alleges that Hexcel or its Subsidiaries is not in compliance with any Environmental Law or Environmental Permits;

                    (C) there are no writs, injunctions, decrees,
               orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to the knowledge of Hexcel or any of its Subsidiaries, threatened, relating to compliance by Hexcel or its Subsidiaries with, or liability of Hexcel or any of its Subsidiaries under, any Environmental Law;

                    (D) there are no Liens attached, asserted, or, to
               the knowledge of Hexcel or any of its Subsidiaries, threatened against any property of Hexcel or any of its Subsidiaries pursuant to any Environmental Law;

                    (E) there have been no releases or, to the
               knowledge of Hexcel or any of its Subsidiaries, threatened releases (as those terms are defined under Environmental Law) of Hazardous Substances on, from or adjacent to any property of Hexcel or its Subsidiaries which could reasonably be expected to give rise to material liability under any Environmental Law;

                    (F) neither Hexcel nor any of its Subsidiaries has
               received a request for information or has been named a potentially responsible party regarding any Federal National Priority List site (as that term is defined under Environmental Law) or any other disposal site pursuant to any similar Environmental Law; and

                    (G) there are no other material liabilities under
               any Environmental Law.

                    (q) Cost Accounting Standards. Except as set forth on Schedule 3.02(q), Hexcel and each of its Subsidiaries have (and are not aware of any allegation that they have not) accounted for all their Contracts (or subcontracts relating thereto) with Governmental Entities related to the United States Federal government in accordance with the Cost Accounting Standards applicable thereto and have adhered in all material respects with all Federal Acquisition Regulations, all Federal Acquisition Supplemental Regulations and all other relevant cost accounting requirements.

                    (r) Accounts Receivable. All accounts receivable of Hexcel and any of its Subsidiaries represent sales actually made in the ordinary course of business and represent legal, valid and binding obligations of the obligors thereon. The financial statements set forth in the SEC Documents contain, as of their respective dates, adequate and sufficient reserves for bad debts in respect of such accounts receivable calculated in accordance with U.S. GAAP applied on a consistent basis.

                    (s) Inventory. All Inventory of Hexcel and any of its Subsidiaries is of a quality and quantity useable and saleable in the ordinary course of business. All such Inventory is valued in the Hexcel Balance Sheet at lower of cost and market, with obsolete or below-standard quality materials having been written off and with adequate and sufficient reserves for inactive and surplus Inventory calculated in accordance with U.S. GAAP applied on a consistent basis.

                    (t) Product Manufacturing. With respect to each product of Hexcel and any of its Subsidiaries, Hexcel or such Subsidiary (i) has obtained all applicable Permits (other than as set forth on Schedule 3.01(p)) necessary for the manufacture, distribution, sale and marketing of such products, except for such Permits the lack of which would not reasonably be expected to have a Hexcel Material Adverse Effect, and (ii) is in material compliance with the terms and conditions of all such Permits in each jurisdiction in which such products are manufactured, distributed, sold or marketed. All products of Hexcel and any of its Subsidiaries have been manufactured, in full compliance with applicable product specifications.

                    (u)  Product Liability.  Except as set forth on
          Schedule 3.02(u), there are not presently pending, or to the knowledge of Hexcel or any of its Subsidiaries, threatened any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including, without limitation, any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of Hexcel that would reasonably be expected to have a Hexcel Material Adverse Effect. Schedule 3.02(u) sets forth a true and complete list of (i) all matters referred to in the preceding sentence since January 1, 1992 and (ii) all Recalls and all investigations, considerations or decisions made by Hexcel or any of its Subsidiaries, or to the knowledge of Hexcel or any of its Subsidiaries, by any other person concerning a Recall relating to any product manufactured, distributed or sold by or on behalf of Hexcel or any of its Subsidiaries, in each case, since January 1, 1992. The financial statements of Hexcel included in the SEC Documents contain, as of their respective dates, adequate and sufficient reserves for product warranty related expenses and product returns.

                    (v) Foreign Benefit Plans. Each employee benefit plan relating to employees of Hexcel employed outside the United States is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents of such plan. Neither Hexcel nor any of its Subsidiaries has incurred any liability (nor, to the knowledge of Hexcel or any of its Subsidiaries, does any condition exist or has any event occurred that presents a material risk that any such liability will be incurred) with respect to any such plan relating to such employees (other than for contributions not yet due) that, when aggregated with other such liabilities, would result in a material liability to Hexcel and its Subsidiaries taken as a whole. Each employee benefit plan relating to employees of Hexcel employed outside the United States is fully and properly funded in accordance with, and the assets thereof are held by a Person authorized to hold such assets under, applicable law and regulation and the governing documents of such plan.

                    (w)  Labor Relations.  Except as set forth in
          Schedule 3.02(w), no collective bargaining agreement is being negotiated by Hexcel or any of its Subsidiaries. Except as set forth in Schedule 3.02(w), to the knowledge of Hexcel or any of its Subsidiaries, there are no activities or proceedings of any labor union to organize any of the employees of Hexcel or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against Hexcel or any of its Subsidiaries pending or, to the knowledge of Hexcel or any of its Subsidiaries, threatened, except for such disputes, strikes or work stoppages that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                    (x) No Other Representations. Except for the representations and warranties expressly set forth in this
          Section 3.02, neither Hexcel nor any other Person makes any express or implied representation or warranty on behalf of Hexcel or any of its Subsidiaries.

                                   ARTICLE IV

                                    Covenants

                    SECTION 4.01. Conduct of Business. (a) From and after the date of this Agreement and until the Closing (or, if the Danutec Equity is not delivered to Hexcel at the Closing, with respect to Danutec, until the earlier of
          (x) the Danutec Closing and (y) the first anniversary of the Closing), except as expressly provided in this Agreement or as Hexcel shall otherwise reasonably agree, Ciba and CGC shall and Ciba shall cause each of its Subsidiaries (other than CGC) to (i) conduct the Transferred Business in the ordinary course of business consistent in all material respects with past practice; (ii) use all commercially reasonable efforts to preserve intact the business organizations and relationships with third parties of the Transferred Business and to keep available the services of the current employees of the Transferred Business and
          (iii) not sell, assign, transfer, lease, license or otherwise dispose of any Acquired Assets or Deferred Assets or any parts thereof except (A) pursuant to existing Contracts and commitments (including the Austrian Shares Contract) or (B) in the ordinary course of business consistent in all material respects with past practice and
          (iv) notify Hexcel as to any material event of condemnation or casualty affecting any of the Acquired Assets or Deferred Assets promptly after the occurrence thereof. In addition, until the Closing (or, if the Danutec Equity is not delivered to Hexcel at the Closing, with respect to Danutec, until the earlier of (x) the Danutec Closing and (y) the first anniversary of the Closing), Ciba shall not permit any Divested Subsidiary to do any of the following, and Ciba and CGC (to the extent related to the Transferred Business) shall not do any of the following, in each case without the prior written consent of Hexcel:

                    (i) issue, authorize the issuance of, sell,
               purchase, redeem or otherwise acquire (or waive any restrictions on any third party from taking any such action with respect to) any capital stock, bonds, debentures, notes or other securities, or authorize any stock option plan or amendment thereto or grant any options (including employee stock options), "phantom" stock or similar contractual rights, warrants or other rights or commitments entitling any Person to require the issuance, delivery, sale, refunding or redemption of any capital stock, bonds, debentures, notes or other securities (or that give any Person the right to receive the benefits or other similar rights enjoyed by or accruing to holders of capital stock) or amend the terms of any such securities or agreements outstanding as of the date hereof;

                    (ii) declare, set aside or pay any dividends on,
               or make any other distributions in respect of, its capital stock or the Transferred Business (other than dividends or other distributions of cash, cash equivalents and marketable securities);

                    (iii) split or reclassify any of its capital stock
               or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                    (iv) incur any indebtedness for borrowed money or
               guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, in any such case to the extent such action would create an Assumed Liability, or make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) any Divested Subsidiary, (B) pursuant to existing Contracts as set forth on Schedule 4.01(a)(iv) and (C) non-material loans, advances or extensions of credit to employees, customers or suppliers in the ordinary course of business consistent with past practice;

                    (v) take any action that would result in any of
               the representations and warranties of Ciba or CGC set forth in this Agreement or any Ancillary Agreement becoming untrue or any of the conditions to the Closing not being satisfied;

                    (vi) acquire or agree to acquire (x) by merging or
               consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Transferred Business taken as a whole, except (A) purchases of inventory in the ordinary course of business consistent with past practice and (B) the purchase of any interest in Danutec pursuant to a Danutec Agreement;

                    (vii) mortgage or otherwise encumber or subject to
               any Lien (other than Permitted Liens) or, except in the ordinary course of business consistent with past practice, sell, lease or otherwise dispose of (x) any of the Acquired Assets or Deferred Assets or (y) in the case of a Divested Subsidiary, any of its properties or assets;

                    (viii) enter into, modify, amend or terminate any
               material Acquired Contract or waive, release or assign any material rights or claims or fail to take any action necessary to preserve the benefits of any material Acquired Contract;

                    (ix) make or agree to make any new capital
               expenditure relating to the Transferred Business which is individually in excess of $100,000 or which when taken together with all other new capital expenditures relating to the Transferred Business is in excess of $500,000;

                    (x) make any material Tax election or settle or
               compromise any material liability for Taxes other than to the extent the amount of such settlement or compromise is less than or equal to the amount of the accruals or reserves for Taxes on the Balance Sheet;

                    (xi) pay, discharge or satisfy any claims,
               liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) that are Assumed Liabilities, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Balance Sheet or incurred after the date thereof in the ordinary course of business consistent with past practice;

                    (xii) amend, or cause or permit to be amended, the
               certificate of incorporation or by-laws (or similar organizational documents) of any Divested Subsidiary;

                    (xiii) (A) adopt or amend in any material respect or terminate any pension or benefit plan relating to employees of the Divested Subsidiaries, or (B) adopt, amend or terminate any pension or benefit plan relating to employees of the Transferred Business employed outside the United States (other than employees of the Divested Subsidiaries) other than any adoption, amendment or termination that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, in either case, except as required by law, or change any actuarial or other assumption used to calculate funding obligations with respect to any such plan (except to the extent that failure to make such change would result in noncompliance with U.S. GAAP, the Code or other applicable law), or change the manner in which contributions to any such plan are made or the basis upon which such contributions are determined, except as required by law;

                    (xiv) make any material change in the compensation
               or benefits of, or enter into or amend in any material respect any employment agreement with respect to, any employee (or any director of a Divested Subsidiary) of the Transferred Business outside the United States, except in the ordinary course of business consistent with past practice or, if applicable, as may be required under existing agreements;

                    (xv) make any change in any method of accounting
               or accounting practice or policy other than those required by U.S. GAAP;

                    (xvi) enter into an agreement to settle any
               material lawsuits, claims, actions, investigations or proceedings; or

                    (xvii) authorize any of, or commit or agree to
               take any of, the foregoing actions.

                    (b) From and after the date of this Agreement and until the Closing, except as expressly provided in this Agreement or as Ciba shall otherwise reasonably agree, Hexcel shall and shall cause each of its Subsidiaries to
          (i) conduct its business in the ordinary course of business consistent in all material respects with past practice,
          (ii) use all commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its current employees, (iii) not sell, assign, transfer, lease or license or otherwise dispose of any of its assets or any parts thereof except (A) pursuant to existing Contracts and commitments or (B) in the ordinary course of business consistent in all material respects with past practice and
          (iv) notify Ciba as to any material event of condemnation or casualty affecting any of the properties or assets of Hexcel or any of its Subsidiaries promptly after the occurrence thereof. In addition, until the Closing, Hexcel shall not and shall not permit any of its Subsidiaries to do any of the following without the prior written consent of Ciba:

                    (i)  issue (other than (x) upon exercise of
               outstanding stock options or stock options which are permitted to be granted hereunder, (y) upon conversion of outstanding convertible debt or (z) up to 39,604 shares of Hexcel Common pursuant to Hexcel's plan of reorganization), authorize the issuance of, sell, purchase, redeem or otherwise acquire (or waive any restrictions on any third party from taking any such action) any capital stock, bonds, debentures, notes or other securities of Hexcel or its Subsidiaries or authorize any stock option plan or any amendment thereto (other than Hexcel's Amended and Restated Incentive Stock Plan in substantially the form previously disclosed to Ciba) or grant any options (other than employee or director stock options the grant of which has been authorized and disclosed to Ciba prior to the date hereof (even if such grant is subject to stockholder approval) or that are granted to newly hired employees (other than directors or executive officers) in the ordinary course of business in amounts consistent with past practice), "phantom" stock or similar contractual rights, warrants or other rights or commitments entitling any Person to require the issuance, delivery, sale, refunding or redemption by Hexcel or any of its Subsidiaries of any capital stock, bonds, debentures, notes or other securities of Hexcel or its Subsidiaries (or that give any Person the right to receive the benefits or similar rights enjoyed by or accruing to holders of shares of capital stock of Hexcel or any of its Subsidiaries) or amend the terms of any such securities or agreements outstanding as of the date hereof;

                    (ii) declare, set aside or pay any dividends on,
               or make any other distributions in respect of, its capital stock;

                    (iii) split or reclassify any of its capital stock
               or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                    (iv) except for drawings on existing working
               capital facilities in the ordinary course of business, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Hexcel or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) Hexcel or any direct or indirect wholly owned Subsidiary of Hexcel, (B) pursuant to existing Contracts as set forth on Schedule 4.01(b)(iv) and (C) non-material loans, advances or extensions of credit to employees, customers or suppliers in the ordinary course of business consistent with past practice;

                    (v) take any action that would result in any of
               the representations and warranties of Hexcel set forth in this Agreement or any Ancillary Agreement becoming untrue or any of the conditions to the Closing not being satisfied;

                    (vi) acquire or agree to acquire (x) by merging or
               consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Hexcel and its Subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

                    (vii) mortgage or otherwise encumber or subject to
               any Lien (other than Hexcel Permitted Liens) or, except in the ordinary course of business consistent with past practice, sell, lease or otherwise dispose of any of its properties or assets;

                    (viii) enter into, modify, amend or terminate any
               material Contract or waive, release or assign any material rights or claims or fail to take any action necessary to preserve the benefits of any material Contract;

                    (ix) make or agree to make any new capital
               expenditure which is individually in excess of $100,000 or which when taken together with all other new capital expenditures is in excess of $500,000;

                    (x) make any material Tax election or settle or
               compromise any material liability for Taxes other than to the extent the amount of such settlement or compromise is less than or equal to the amount of the accruals or reserves for Taxes on the Hexcel Balance Sheet;

                    (xi) pay, discharge or satisfy any claims,
               liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Hexcel Balance Sheet or incurred after the date of the Hexcel Balance Sheet in the ordinary course of business consistent with past practice;

                    (xii) except for the Required Amendment, the
               authorization of an additional 18,500,000 shares of Hexcel Preferred and except as contemplated by the Governance Agreement, amend its certificate of incorporation or by-laws (or similar organizational documents);

                    (xiii) adopt or amend in any material respect or
               terminate any pension or benefit plan relating to employees of Hexcel or any of its Subsidiaries employed outside the United States, except as required by law, or change any actuarial or other assumption used to calculate funding obligations with respect to any such plan (except to the extent that failure to make such change would result in noncompliance with U.S. GAAP, the Code or other applicable law), or change the manner in which contributions to any such plan are made or the basis upon which such contributions are determined, except as required by law;

                    (xiv) make any material change in the compensation
               or benefits of, or enter into or amend in any material respect any employment agreement with respect to, any employee or director of Hexcel or any of its Subsidiaries outside the United States, except in the ordinary course of business consistent with past practice or, if applicable, as may be required under existing agreements;

                    (xv) make any change in any method of accounting
               or accounting practice or policy other than those required by U.S. GAAP;

                    (xvi) enter into an agreement to settle any
               material lawsuits, claims, actions, investigations or proceedings; or

                    (xvii) authorize any of, or commit or agree to
               take any of, the foregoing actions.

                    SECTION 4.02. Access to Information. Each of Hexcel and Ciba shall, and shall cause each of their respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Closing, to all their respective properties, books, Contracts, commitments, personnel and records (in the case of Ciba, only to the extent relating to the Transferred Business or the transactions contemplated by this Agreement and the Ancillary Agreements) and, during such period, each of Hexcel and Ciba shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal, state or foreign securities laws and (b) all other information concerning its business, properties and personnel (in each case with respect to Ciba, only to the extent relating to the Transferred Business or the transactions contemplated by this Agreement and the Ancillary Agreements) as such other party may reasonably request. Each of Hexcel and Ciba acknowledge that the information being provided to it in connection with the transactions contemplated hereby is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. No investigation pursuant to this Section 4.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereunder.

                    SECTION 4.03. Legal Requirements. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements, including (i) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including the prompt filing of (A) the premerger notification and report form under the HSR Act and any filings required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, (B) a notice pursuant to the Exon-Florio Amendment, (C) all materials requested by the Department de Securite pursuant to the Demande d'Autorization with the Direction du Tresor in France,
          (D) the filing of a Special Security Agreement and a related request for a National Interest Determination and all approvals of the United States Defense Investigative Service required in connection therewith and (E) any other filings necessary with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
          (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and
          (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Ancillary Agreements.

                    SECTION 4.04. No Solicitation. (a) Neither Ciba nor Hexcel shall, nor shall they permit any of their respective Subsidiaries to, nor shall they authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, either of them or their respective Subsidiaries to, (i) solicit or initiate, or facilitate or endorse or encourage the submission of, any Interfering Transaction, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to expedite any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Interfering Transaction provided, that, prior to the receipt of Hexcel stockholder approval of (x) the issuance of the Hexcel Shares and (y) the Required Amendment, if in the opinion of the Board of Directors of Hexcel or Ciba, as the case may be, based on the advice of outside counsel, such failure to act would be inconsistent with the fiduciary duties of Hexcel or Ciba or their respective boards of directors, as the case may be, to stockholders under applicable law, Hexcel or Ciba, as the case may be, may, in response to an unsolicited proposal relating to an Interfering Transaction, and subject to compliance with
          Section 4.04(c) below, furnish information with respect to it to any Person pursuant to a confidentiality agreement. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer of Hexcel or Ciba or any of their respective Subsidiaries or any investment banker, attorney or other advisor or representative of Hexcel or Ciba or any of their respective Subsidiaries, acting on behalf of Hexcel or Ciba or any of their respective Subsidiaries, shall be deemed to be a breach of this Section 4.04(a) by Hexcel or Ciba, as the case may be. For purposes of this Agreement, "Interfering Transaction" means any transaction, other than the transactions contemplated by this Agreement and the Ancillary Agreements, the consummation of which prior to the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements would or could reasonably be expected to impede, interfere with, prevent or materially delay, or which would or could reasonably be expected to materially dilute the benefits to Ciba or Hexcel, as the case may be, of the transactions contemplated hereby or by the Ancillary Agreements.

                    (b)  The Board of Directors of Hexcel shall not
          (i) withdraw or modify, or propose to withdraw or modify, in a manner that would prevent the stockholders of Hexcel from voting on, and approving if the requisite vote is obtained, the issuance of the Hexcel Shares or the Required Amendment, the approval or recommendation by such Board of Directors of the transactions contemplated hereby or by the Ancillary Agreements, (ii) approve or recommend, or propose to approve or recommend, any Interfering Transaction or (iii) negotiate or approve or authorize entering into any preliminary or definitive agreement or understanding with respect to any Interfering Transaction.

                    (c) The boards of directors of Ciba and CGC shall not (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such boards of directors of the transactions contemplated hereby or by the Ancillary Agreements, (ii) approve or recommend, or propose to approve or recommend, any Interfering Transaction or
          (iii) negotiate or approve or authorize entering into any preliminary or definitive agreements or understanding with respect to any Interfering Transaction.

                    (d) Hexcel and Ciba and CGC shall promptly advise each other of the existence of any request for information or of any proposal for an Interfering Transaction, or any inquiry with respect to, or which could reasonably be expected to lead to, any Interfering Transaction.

                    (e) Nothing contained in this Section 4.04 shall prohibit Hexcel from making any recommendation with respect to the transactions contemplated hereby or any disclosure to Hexcel's stockholders if, based on advice of outside counsel, such disclosure or recommendation is required by applicable fiduciary duties, law or stock exchange rules.

                    SECTION 4.05. Agreement Regarding Non-Assignable Contracts. If any Acquired Contract (i) is not assignable without the consent of any party thereto, (ii) may by its terms be terminated or cancelled upon assignment or (iii) is not by its terms assignable, Ciba and Hexcel shall use all commercially reasonable efforts to obtain the consent of any required parties thereto to effect such assignment. If any such consent or approval can not be obtained, Ciba shall use all commercially reasonable efforts (not involving the expenditure of money (other than incidental fees and expenses) or the giving of financial accommodations) to secure an arrangement reasonably satisfactory to Hexcel to provide Hexcel the benefits that it would have received and to subject Hexcel to the obligations it would have owed, in each case, under such Acquired Contract following the Closing as if such consent or approval had been obtained.

                    SECTION 4.06. Transfer Taxes. Ciba and Hexcel shall cooperate and shall cause their respective Subsidiaries to cooperate in timely making and filing all Tax Returns as may be required to comply with the provisions of any Transfer Tax laws. To the extent legally able to do so, Hexcel and Ciba shall deliver or cause to be delivered to each other exemption certificates satisfactory in form and substance to each other with respect to Transfer Taxes if such delivery would reduce the amount of Transfer Taxes that would otherwise be imposed. To the extent permitted by law, Hexcel shall pay when due, all Transfer Taxes, and Hexcel shall reimburse Ciba for any Transfer Taxes paid by Ciba and its Subsidiaries within ten days of Ciba's written request, which request shall include a calculation of such Transfer Taxes and evidence of payment thereof. Hexcel shall provide to Ciba, within 10 days of Hexcel's payment of a Transfer Tax, a statement setting forth the amount of such Transfer Tax, the calculation thereof and evidence of payment thereof.

                    SECTION 4.07. Use of Names. (a) Following the Closing, Hexcel shall have the right to continue to use existing inventories of the following materials bearing Ciba Tradenames for the periods specified below:

                    (i) quotation forms, order acknowledgments,
               purchase orders, invoices, shipping documents, letterhead, business cards and similar stationary sent to third parties for a period not to exceed 90 days following the Closing Date (and with respect to those of Danutec for a period not to exceed 90 days following the Danutec Closing, if any); provided, however, that Hexcel shall overlabel or make such other changes to such documents as is necessary to reflect correct payment instructions;

                    (ii) packaging, labeling, containers, brochures,
               technical data sheets and similar product related materials for a period of not more than twelve months following the Closing Date (and with respect to those of Danutec for a period of not more than twelve months following the Danutec Closing, if any); and

                    (iii) internal documents and forms used in the
               day-to-day conduct of the business for a period of up to twelve months following the Closing Date (and with respect to those of Danutec for a period of up to twelve months following the Danutec Closing, if any); provided that in no event shall Hexcel distribute any such internal documents to any third party.

                    (b)  Hexcel shall use reasonable efforts to
          replace Ciba Tradenames on buildings, cars, trucks and other fixed assets as soon as possible, but in any event shall replace the same within 180 days following the Closing Date (and with respect to Danutec within 180 days following the Danutec Closing, if any).

                    (c) (i) Following the Closing Date, Hexcel shall not place any orders for advertising copy using any of the Ciba Tradenames. Orders for advertising copy made prior to the Closing Date (or, with respect to Danutec, the date of the Danutec Closing) may be completed, provided that publication of such advertising is completed prior to 180 days following the Closing Date (and with respect to Danutec prior to 180 days following the Danutec Closing, if any).

                    (ii)  For a period of 180 days following the
          Closing Date (and with respect to Danutec for a period of 180 days following the Danutec Closing, if any), Hexcel shall have the right to use Ciba Tradenames in association with Hexcel Trade Names in advertising media solely for the purpose of communicating to customers the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that any such use shall be subject to the prior review and approval of Ciba, not to be unreasonably withheld.

                    (d) (i) Hexcel and the Ciba Distributors (as defined below) shall use their respective commercially reasonable efforts to cause the orderly sale of all existing inventory constituting Deferred Assets and bearing Ciba Tradenames by each Subsidiary of Ciba conducting the Transferred Business in the Excluded Jurisdictions under the Distribution Agreement (each, a "Ciba Distributor") as soon as reasonably practicable and consistent with past practice for such Ciba Distributors. Thereafter, subject to subparagraph (iii) below, Hexcel shall supply, in accordance with the Distribution Agreement, the respective Ciba Distributors with products that do not bear any Ciba Tradename.

                    (ii) Each Ciba Distributor continuing to serve as a distributor of products of the Transferred Business following the Closing shall be entitled to use the Ciba Tradenames in association with existing products only until the earliest to occur of (A) the date on which all existing inventory of such Ciba Distributor bearing any Ciba Tradename (including any additional inventory supplied in accordance with subparagraph (iii) below) has been sold;
          (B) the date of termination of the Distribution Agreement with respect to such Ciba Distributor; or (C) the first anniversary of the Closing Date.

                    (iii) Hexcel may supply directly or indirectly to any Ciba Distributor additional inventory bearing any Ciba Tradename in volumes consistent with past practice in effect prior to Closing for a period not to exceed 90 days following the Closing Date. If a Danutec Closing occurs after the Closing Date, Danutec shall be permitted to use inventory bearing Ciba Tradenames until the earlier to occur of (x) the exhaustion of Danutec's existing inventory as of the date of the Danutec Closing or (y) 90 days following the Danutec Closing. In the event that any Ciba Distributor is terminated as a distributor of products of the Transferred Business prior to the first anniversary of the Closing Date, any successor distributor engaged by Hexcel to distribute products of the Transferred Business in the territory formerly serviced by such Ciba Distributor shall be entitled to use the Ciba Tradenames in association with such products until the earlier of (A) the date on which all the then existing inventory of the Ciba Distributor transferred to the new distributor has been sold by such new distributor,
          (B) 90 days from the date of such engagement by Hexcel, or
          (C) the first anniversary of the Closing Date.

                    (e) Notwithstanding any other provision of this Agreement, Hexcel agrees that Ciba and CGC shall have no responsibility for claims by third parties arising out of, or relating to, the use by Hexcel of any Ciba Tradename, and Hexcel agrees to indemnify and hold harmless Ciba, CGC and each of their respective Subsidiaries and their directors, officers and employees from any and all claims that may arise out of the use thereof by Hexcel or any affiliate of Hexcel whether or not in accordance with this Agreement.

                    SECTION 4.08. Insurance. From and after the Closing, Hexcel shall secure insurance with respect to the Business, including the Transferred Business, with coverages and amounts customary in the industry in accordance with applicable prudent risk management practices.

                    SECTION 4.09.  Post-Closing
          Cooperation. (a) After the Closing, upon reasonable written notice, Hexcel and Ciba shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives access, during normal business hours, to such information (including records pertinent to the Transferred Business), personnel and assistance relating to the Transferred Business and the transactions contemplated hereby and by the Ancillary Agreements as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms, the defense of any Tax claim or assessment, the pursuit of any adjustment or refund of Taxes, the calculation of any deferred Tax items, the giving of testimony or the preparation and defense or prosecution of any actions or proceedings (other than actions or proceedings in which Ciba and Hexcel are adverse parties) and for any other reasonable purpose relating to the transactions contemplated by this Agreement and the Ancillary Agreements. Such assistance shall include cooperation in responding to audit reports made by Taxing Authorities regarding or relating to the Transferred Business and, at the request of the party being audited, participation in audits relating to the Transferred Business. The reasonable fees and expenses (except de minimis fees and expenses) incurred in connection with any cooperation and assistance provided pursuant hereto shall be reimbursed to the party providing such cooperation and assistance by the party receiving such cooperation and assistance. Hexcel shall retain the books and records included in the Acquired Assets and the Deferred Assets for a period of seven years after the Closing or such longer period as may be required by applicable law. Ciba shall retain the books and records relating to the Transferred Business that are Excluded Assets for a period of seven years after the Closing or such longer period as may be required by applicable law. After the end of such period, in the event Hexcel or Ciba determines to dispose of such books or records, Hexcel or Ciba, as the case may be, shall give 30 days' prior written notice to such effect to the other party and give the other party at the other party's cost and expense, reasonable opportunity to remove and retain all or any part of such books or records as the other party may select.

                    (b)  Ciba and CGC shall use all commercially
          reasonable efforts to facilitate and effect the implementation of the transactions contemplated hereby and by the Ancillary Agreements and, for such purpose but without limitation, Ciba and CGC shall execute and deliver to Hexcel promptly at and after the Closing such assignments, Real Property Deeds (and other similar real property deeds in South Africa), bills of sale, consents and other instruments as Hexcel or its counsel may reasonably request as necessary for such purpose.

                    (c)  In the event that after the Closing, a
          Deferred Closing or the Danutec Closing, as the case may be, Ciba, CGC or Hexcel becomes aware that any Acquired Assets or Deferred Assets were not transferred to Hexcel by Ciba or any of its Subsidiaries at the Closing, a Deferred Closing or the Danutec Closing, as the case may be, Ciba and CGC or Hexcel shall promptly notify the other to that effect and Ciba and CGC shall transfer such Acquired Assets or Deferred Assets to Hexcel or its designated Subsidiary or Subsidiaries. In the event that after the Closing, a Deferred Closing or the Danutec Closing, Hexcel, Ciba or CGC becomes aware that any assets that are not Acquired Assets were transferred to Hexcel at the Closing, a Deferred Closing or the Danutec Closing, Hexcel or Ciba and CGC shall promptly notify the other to that effect and Hexcel shall transfer such assets to Ciba or its designated Subsidiary or Subsidiaries.

                    (d) From time to time after the Closing, as and when requested by a party hereto, the party receiving such request shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (including pursuant to the provisions of Sections 4.03, 4.05 and 4.19), as the party receiving such request reasonably deems necessary or desirable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                    (e) Effective on the Closing Date, each of Ciba and CGC hereby constitutes and appoints Hexcel and its successors, legal representatives and assigns the true and lawful attorneys of Ciba and CGC with full power of substitution, in the name of Ciba and CGC or Hexcel, but on behalf of and for the benefit of Hexcel and its successors, legal representatives and assigns, and at the expense of
          Hexcel: (i) to demand and receive from time to time any and all the Acquired Assets and, after a Deferred Closing, the relevant Deferred Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all proceedings at law, in equity or otherwise that Hexcel and its successors, legal representatives or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets and, after a Deferred Closing, the relevant Deferred Assets; (iii) to defend or compromise any or all actions, suits or proceedings in respect of any of the Acquired Assets and, after a Deferred Closing, the relevant Deferred Assets, other than actions, suits or proceedings with respect to which indemnification is provided by Ciba and CGC pursuant to Section 4.10 or
          Article VII (except as provided in Section 7.06) and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Hexcel and its successors, legal representatives or assigns shall deem desirable. Each of Ciba and CGC hereby agrees that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable. Ciba shall deliver to Hexcel at the Closing an acknowledged power of attorney to the foregoing effect executed by Ciba and CGC.

                    (f) Effective upon the Closing Date, Hexcel and its Subsidiaries shall have the right to receive and open all mail, packages and other communications addressed to Ciba or any of its affiliates that are delivered to Hexcel or any of its Subsidiaries and they shall have the right to retain all such communications which relate exclusively or primarily to the Transferred Business. Ciba and CGC agree promptly to deliver to Hexcel any such mail, packages or other communications delivered directly or indirectly to Ciba or any of its affiliates. Hexcel shall promptly deliver to Ciba all mail, packages and other communications delivered to Hexcel or any of its Subsidiaries that do not relate exclusively or primarily to the Transferred Business. Hexcel shall have the right and authority to collect, for its own account, all receivables and other items which shall be transferred or are intended to be transferred to Hexcel as provided in this Agreement, and to endorse with the name of Ciba or any of its Subsidiaries any checks or drafts received on account of any such receivables or other items, and Ciba or CGC shall promptly transfer or deliver to Hexcel any cash or other property received directly or indirectly by Ciba or any of its Subsidiaries or affiliates in respect of such receivables and other items.

                    SECTION 4.10. Bulk Transfer Laws. Hexcel hereby waives compliance by Ciba and its Subsidiaries with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets and the Deferred Assets to Hexcel. Ciba and CGC shall indemnify and hold harmless Hexcel against any and all liabilities (other than the Assumed Liabilities) that may be asserted by third parties against Hexcel as a result of noncompliance with any such bulk transfer law; provided, however, that nothing herein shall prevent Ciba or CGC from contesting any such liabilities in good faith.

                    SECTION 4.11.  Supplies.  Except as set forth in
          Section 4.07, Hexcel shall not use stationery, purchase order forms, signage, invoices, receipts, or advertising and promotional materials, training and service literature and materials or other similar materials that state or otherwise indicate thereon that the Transferred Business or any part thereof is a division or unit of Ciba or any of its Subsidiaries.

                    SECTION 4.12.  Certain Ancillary
          Agreements. Prior to the Closing, the parties hereto shall negotiate in good faith and agree upon mutually acceptable terms of (i) an assignment and assumption agreement relating to the transactions contemplated hereby and by the Ancillary Agreements (the "Assignment and Assumption Agreement"),
          (ii) a registration rights agreement relating to the sale of the Hexcel Shares as contemplated by the letter of intent dated July 11, 1995 between Hexcel and Ciba (the "Registration Rights Agreement"), (iii) certain supply and tolling agreements (the "Supply and Tolling Agreements"),
          (iv) the Trademark License Agreement for the Trademark "Redux", (v) transitional services agreements (which, unless otherwise agreed, shall reflect prices that do not exceed the historically allocated cost at which such services were provided to the Transferred Business as operated by Ciba prior to the Closing) for the United States, the United Kingdom and France (the "Transitional Services Agreements"),
          (vi) an agreement regarding employees of the Transferred Business in the United Kingdom (the "UK Employment Matters Agreement"), (vii) certain agreements relating to the sharing of the Duxford site and CML (together with the Hive-Down Agreements, the "UK Agreements") and (viii) the Indenture. At the Closing, Hexcel and Ciba (or, as applicable, their Subsidiaries) will execute and deliver such agreements.

                    SECTION 4.13.  Intellectual Property
          Licenses.  For use in this Section 4.13, "Composite
          Products" shall mean composites, including structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components.

                    (a)  At Closing, Ciba and CGC shall grant to
          Hexcel pursuant to a Trademark license agreement in form and substance reasonably satisfactory to Ciba, CGC and Hexcel (the "Trademark License Agreement"), a paid-up, perpetual, royalty-free, non-exclusive, license, without the right to grant sublicenses, under the Trademark "Redux".

                    (b) (i) At Closing, Hexcel shall be deemed to have granted to Ciba and its Subsidiaries a paid-up, perpetual, royalty-free, non-exclusive license (without the right to grant sublicenses except to customers that purchase products from Ciba) under all currently existing Patents set forth on Schedule 4.13(b)(i) to sell products, other than Composite Products, for the manufacture and sale by Ciba's customers of products (including Composite Products) in any field including the Composites Field .

                    (ii) At Closing, Ciba shall be deemed to have granted to Hexcel and its Subsidiaries a paid-up, perpetual, royalty-free, non-exclusive license (without the right to grant sublicenses except to have products licensed under the Patents set forth on Schedule 4.13(b)(ii) made for Hexcel for internal use by Hexcel in the manufacture and sale of Composite Products) to make, have made, use and sell products licensed under the Patents set forth on
          Schedule 4.13(b)(ii) for the manufacture and sale of Composites Products.

                    (iii) At Closing, Ciba shall be deemed to have granted to Hexcel and its Subsidiaries a paid-up, perpetual, royalty-free, non-exclusive license, with the right to grant sublicenses, to make, use and sell products under the Patents set forth on Schedule 4.13(b)(iii).

                    (c) After Closing, Hexcel shall, upon request, grant to Ciba and its Subsidiaries a perpetual, nonexclusive license (without the right to grant sublicenses except to customers that purchase products from Ciba) to sell products other than Composite Products for the manufacture and sale by Ciba's customers of products (including Composite Products) for use in any field including the Composites Field, bearing a commercially reasonable royalty to be mutually agreed upon under the Patents set forth on
          Schedule 4.13(c).

                    (d) After Closing, Ciba shall, upon request, grant to Hexcel and its Subsidiaries a perpetual, non-exclusive license (without the right to grant sublicenses except to have products licensed under the Patents set forth on Schedule 4.13(d) made for Hexcel for internal use by Hexcel in the manufacture and sale of Composite Products) to make, have made, use and sell products licensed under the Patents set forth on Schedule 4.13(d) for the manufacture and sale of Composites Products, bearing a commercially reasonable royalty to be mutually agreed upon.

                    (e) In the event that (i) the conduct of the Transferred Business as conducted on the Closing Date would infringe any Patents developed by the Polymers or Composites Divisions of Ciba as existing on the Closing Date of Ciba or its Subsidiaries that are not Acquired Intellectual Property or utilize any Know-how as existing on the Closing Date of Ciba or its Subsidiaries that is not Acquired Intellectual Property and (ii) Hexcel provides written notice to Ciba specifying the relevant Patent or Know-how, Ciba or CGC shall thereupon be deemed to have granted Hexcel as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license (without the right to grant sublicenses except to have products licensed hereunder made for Hexcel for internal use by Hexcel in the manufacture and sale of Composite Products) in order to continue to conduct the Transferred Business as conducted on the Closing Date under such Patents and utilizing such Know-how.

                    (f) In the event that (i) the conduct of Ciba's business, excluding the manufacture of Composite Products, by the Transferred Business as conducted on the Closing Date would infringe any Patent or utilize any Know-how that is Acquired Intellectual Property as existing on the Closing Date and (ii) Ciba or CGC provides written notice to Hexcel specifying the relevant Patent or Know-how, Hexcel shall thereupon be deemed to have granted to Ciba and CGC as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license (without the right to grant sublicenses except to customers that purchase products from Ciba) to sell product other than Composite Products for the manufacture and sale by Ciba's customers of products (including Composite Products) in any field including the Composites Field in order to conduct such business, under such Patents or utilizing such Know-how.

                    (g) In the event that (i) the conduct of the Transferred Business relating solely to the sale of resin systems for resin transfer molding ("RTM") applications as conducted on the Closing Date would infringe any Patents developed by the Polymers Division or Composites Divisions of Ciba as existing on the Closing Date of Ciba or its Subsidiaries that are not Acquired Intellectual Property or utilize any Know-how as existing on the Closing Date of Ciba or its Subsidiaries that is not Acquired Intellectual Property and (ii) Hexcel provides written notice to Ciba specifying the relevant Patent or Know-how, Ciba or CGC shall thereupon be deemed to have granted Hexcel as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license, with the right to grant sublicenses, in order continue to conduct the Transferred Business as conducted on the Closing Date under such Patents and utilizing such Know-how.

                    (h) In the event that (i) the conduct of Ciba's business relating solely to the sale of resin systems for RTM applications as conducted by the Polymers Division of Ciba or its Subsidiaries on the Closing Date would infringe any Patent or utilize any Know-how that is Acquired Intellectual Property as existing on the Closing Date and
          (ii) Ciba or CGC provides written notice to Hexcel specifying the relevant Patent or Know-how, Hexcel shall thereupon be deemed to have granted to Ciba and CGC as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license, with the right to grant sublicenses, in order to conduct such business under such Patents or utilizing such Know-how.

                    (i) After Closing, in the event that (i) Ciba or CGC determines that a Patent on Schedule 4.13(c) should be on 4.13(b)(i) because the conduct of Ciba's business, excluding the manufacture of Composite Products, by the Transferred Business as conducted on the Closing would infringe such Patent designated on Schedule 4.13(c) and
          (ii) Ciba or CGC provides written notice to Hexcel specifying the relevant Patent, Hexcel shall thereupon be deemed to have granted to Ciba and CGC as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license (without the right to grant sublicenses except to customers that purchase product from Ciba) to sell products other than Composite Products for the manufacture and sale by Ciba's customers of products (including Composite Products) in any field including the Composites Field in order to conduct such business outside the Composites Field, under such Patent.

                    (j) After Closing, in the event that (i) Hexcel determines that a Patent on Schedule 4.13(d) should be on
          Schedule 4.13(b)(ii) because the conduct of the Transferred Business as conducted on the Closing Date would infringe such Patent designated on Schedule 4.13(d) and (ii) Hexcel provides written notice to Ciba specifying the relevant Patent, Ciba or CGC shall thereupon be deemed to have granted Hexcel as of the Closing Date a non-exclusive, paid-up, perpetual, royalty-free license (without the right to grant sublicenses except to have product licensed hereunder made for Hexcel for internal use by Hexcel in the manufacture and sale of Composite Products) in order to continue to conduct the Transferred Business as conducted on the Closing Date under such Patents.

                    SECTION 4.14.  Directors' and Officers'
          Indemnification. The certificate of incorporation and by-laws of Hexcel shall continue to contain the provisions with respect to indemnification contained therein as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years following the Closing in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Closing were directors or officers of Hexcel in respect of actions or omissions occurring at or prior to the Closing, except for such modifications as are required by applicable law. From and after the Closing, Hexcel shall indemnify, defend and hold harmless the officers and directors of Hexcel as of the date hereof and their respective heirs and personal and legal representatives (collectively, the "Indemnified Individuals") against all losses, expense, claims, damages, liabilities, costs or expenses (including, without limitation, reasonable fees and expenses of counsel selected by the Indemnified Individuals; provided that Hexcel shall in no event be responsible for the fees and expenses of more than one counsel for all Indemnified Individuals in respect of any particular Claim (as defined below) or group of related Claims, unless an Indemnified Individual shall have reasonably concluded that there may be legal defenses available to him that are not available to, and that are in conflict with, other Indemnified Individuals in respect of such Claim or Claims, in which case Hexcel shall be responsible for the reasonable fees and expenses of one counsel for such Indemnified Individual) arising out of or in connection with any civil, criminal, administrative or investigative claim, action, suit, proceeding or investigation based in whole or in part on the fact that such person was a director or officer of Hexcel at or prior to the Closing (each a "Claim"), in each case to the fullest extent permitted under Delaware law (and shall pay the costs and expenses incurred by such Indemnified Individuals in connection with or relating to such Claim (including fees and expenses of counsel as provided above) upon presentation of statements in advance of the final disposition of any such matter to the fullest extent permitted under Delaware law, subject to receipt of the Indemnified Individual's undertaking to repay such advances following a final and nonappealable decision by a court of competent jurisdiction that such repayment is required). For six years after the Closing, Hexcel shall provide directors' and officers' liability insurance ("D&O Insurance") for the Indemnified Individuals in respect of actions or omissions occurring at or prior to the Closing
          (i) in an amount no less than that currently in effect or such greater amount as shall hereafter be maintained for the benefit of Hexcel's directors, (ii) with other terms no less favorable than those currently in effect and (iii) with an insurance carrier of comparable or better financial condition than Hexcel's current D&O Insurance carrier, it being understood that the provision of such D&O Insurance shall not relieve Hexcel of its indemnification obligations pursuant to this Section 4.14. Notwithstanding the foregoing, if at any time Hexcel does not maintain D&O Insurance for its then current directors, the D&O Insurance referred to in the preceding sentence for the Indemnified Individuals need only be maintained to the extent it is available on commercially reasonable terms. The provisions of this Section 4.14 shall, to the maximum extent permitted by law, be binding upon the successors and assigns of Hexcel.

                    SECTION 4.15.  Distribution Agreement.  At
          Closing, Hexcel and Ciba shall execute the Distribution Agreement, which relates to the Deferred Assets and the distribution, sales, marketing and receivables collection services currently provided to the Transferred Business in the Excluded Jurisdictions by the Ciba Distributors.

                    SECTION 4.16. Local Agreements. Prior to the Closing or, if applicable, any Deferred Closing or the Danutec Closing, the parties to this Agreement shall negotiate in good faith and agree upon for relevant jurisdictions other than the United States such agreements and arrangements consistent with the terms hereof as are necessary to effectuate the transactions contemplated hereby and by the Ancillary Agreements including conveyancing agreements and legally required arrangements regarding employees. In the event of any inconsistency between the provisions of any such local agreement and this Agreement, the provisions of this Agreement shall govern in all instances.

                    SECTION 4.17. NYSE Listing. Hexcel shall use all commercially reasonable efforts to cause the Hexcel Shares to be listed on the New York Stock Exchange at the time of the Closing, subject only to official notice of issuance.

                    SECTION 4.18.  Stockholder Approval;
          Proxy. (a) Hexcel shall hold a vote of its stockholders to approve the matters described in paragraph (b) below at an annual meeting of stockholders duly called and held for that purpose as soon as practicable.

                    (b) Hexcel shall prepare, file with the SEC and mail to its stockholders a proxy statement that complies as to form in all material respects with all relevant provisions of the Exchange Act relating to the solicitation of proxies for the approval of (i) the issuance of the Hexcel Shares, (ii) (A) the Required Amendment and (B) an amendment to the certificate of incorporation of Hexcel to increase the number of shares of Hexcel Preferred authorized for issuance to 20,000,000, (iii) the election of the slate of nominees to be directors of Hexcel described in
          Section 4.19, (iv) Hexcel's amended and restated incentive stock plan, (v) the ratification of the appointment of Hexcel's independent auditors and (vi) such other business as may properly come before the annual meeting. Hexcel covenants that on the date filed with the SEC and on the date first sent or given to stockholders such proxy statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that Hexcel makes no such covenant as to information supplied by Ciba or any of its Subsidiaries or affiliates in writing expressly for inclusion therein. Ciba shall cooperate with Hexcel in the preparation of such proxy statement and, in that connection, shall provide for use in such proxy statement such information with respect to Ciba, CGC, the Divested Subsidiaries, any of their respective affiliates, the Transferred Business, the Acquired Assets and the Deferred Assets as is reasonably necessary for (i) such proxy statement to comply as to form in all material respects with the relevant provisions of the Exchange Act and (ii) for such proxy statement not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case, solely with respect to Ciba, CGC, the Divested Subsidiaries, any of their respective affiliates, the Transferred Business, the Acquired Assets or the Deferred Assets. Ciba covenants that on the date such proxy statement is filed with the SEC and on the date such proxy statement is first given or sent to Hexcel's stockholders such information provided in writing by Ciba or any of its Subsidiaries or affiliates for use therein shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements related thereto contained in such proxy statement, in light of the circumstances in which they were made, not misleading. Hexcel and Ciba, as the case may be, shall each promptly correct any information provided by it or any of its Subsidiaries or affiliates for use in such proxy statement, if and to the extent that such information shall have become false or misleading in any material respect, and Hexcel further agrees to take all commercially reasonable steps necessary to amend or supplement such proxy statement and to cause such proxy statement as so amended or supplemented to be filed with the SEC and disseminated to Hexcel's stockholders, in each case as and to the extent required by the Exchange Act. Ciba and its counsel shall be given a reasonable opportunity to review and comment upon the proxy statement and all amendments and supplements thereto prior to their filing with the SEC or dissemination to Hexcel's stockholders. Hexcel shall provide Ciba and its counsel in writing with any comments Hexcel or its counsel may receive from the SEC or its staff with respect to the proxy statement promptly after the receipt of such comments.

                    SECTION 4.19. New Board of Directors. (a) The slate of directors to be presented to stockholders of Hexcel in accordance with Section 4.18 is expected to be Marshall S. Geller, Joseph L. Harrosh, Peter A. Langerman, John J. Lee, George S. Springer, Frederick W. Stanske, Franklin S. Wimer, Peter D. Wolfson and Robert L. Witt.

                    (b) On the Closing Date, Hexcel shall cause to be delivered to Ciba (i) duly signed resignations, effective immediately after the Closing, of Messrs. Harrosh, Wimer, Wolfson and Witt in order to permit the appointment of John M.D. Cheesmond, Stanley Sherman, Joseph T. Sullivan and Hermann Vodicka to fill the vacancies thereby created in accordance with the Governance Agreement and (ii) such other resignations as may be necessary permit Ciba's nominees to become directors and committee members in accordance with the Governance Agreement, and Hexcel shall take such other action as is necessary to accomplish the foregoing. Immediately following the appointment of such Ciba nominees, the number of directors constituting Hexcel's Board of Directors shall be fixed at ten and Juergen Habermeier shall be appointed to fill the remaining vacancy in accordance with the Governance Agreement. On the Closing Date, Ciba shall cause to be delivered to Hexcel duly signed resignations (from the applicable boards of directors and committees thereof), effective immediately after the Closing, of the directors of each of the Divested Subsidiaries.

                    SECTION 4.20. Subsequent Agreement Royalty. If prior to Closing, a major original equipment manufacturer enters into an agreement with CGC that would constitute an Acquired Contract with respect to certain interiors programs and/or the manufacturing of secondary composites for such manufacturer in the Peoples Republic of China, Hexcel and Ciba shall promptly negotiate in good faith the terms of a royalty agreement or agreements providing for the payment to Ciba or CGC of a royalty with respect to sales under such Contract or Contracts on terms to be mutually agreed upon in good faith by the parties hereto based upon the anticipated profitability of such Contract or Contracts to Hexcel and the level of capital expenditures that will be required for Hexcel to perform its obligations thereunder.

                    SECTION 4.21.  Financial and Insurance Expertise.
          (a) For a period of 12 months after the Closing, Ciba shall provide its knowledge and expertise to Hexcel to assist Hexcel in securing sources of financing adequate to support the operations of Hexcel assuming that the transactions contemplated by this Agreement and the Ancillary Agreements are consummated, provided that in no event shall Ciba be under any obligation to provide any financial support or accommodation whatsoever (whether as obligor, guarantor or otherwise) to Hexcel or any of its Subsidiaries or any other party in connection with securing such financing.

                    (b) For a period of 24 months after the Closing in accordance with the provisions of the Transitional Services Agreements, Ciba shall provide its knowledge and expertise to Hexcel to assist Hexcel in obtaining insurance coverage consistent with prudent risk management principles, at a rate of $200 per hour, with respect to the operations of Hexcel assuming that the transactions contemplated by this Agreement and the Ancillary Agreements are consummated, provided that in no event shall Ciba be under any obligation to provide any financial support or accommodation whatsoever in connection with obtaining such insurance coverage.

                    SECTION 4.22 Transfer of Intercompany Debts. Ciba shall, at the applicable closing, with respect to all indebtedness existing as of the date of this Agreement of any Divested Subsidiary (other than Accounts Payable incurred in the ordinary course of business) that is owed to Ciba or any of its Subsidiaries (other than another Divested Subsidiary), cause all such intercompany indebtedness to be transferred to Hexcel and all documents evidencing such indebtedness to be included as Acquired Contracts.

                    SECTION 4.23. Supplemental Disclosure. (a) Ciba and Hexcel shall have the continuing obligation until the Closing promptly to notify each other with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Schedules hereto and to provide each other with revised Schedules reflecting any such matter, provided, that no such revision shall have any effect for purposes of determining the satisfaction of the conditions set forth in Article V hereto.

                    (b) Ciba and Hexcel shall promptly notify each other of, and furnish each other with any information that may reasonably be requested with respect to, the occurrence to Hexcel's or Ciba's knowledge, as the case may be, of any event or condition or the existence to Hexcel's or Ciba's knowledge, as the case may be, of any fact that would cause any of the conditions to the other party's obligation to consummate the transactions contemplated by this Agreement and the Ancillary Agreements not to be fulfilled.

                    SECTION 4.24.  Non-Competition and Related
          Matters. (a) Notwithstanding any other provision of this Agreement to the contrary, for a period of five years from the Closing Date, Ciba and its Subsidiaries shall not, directly or indirectly:

                    (i) engage in activities or businesses that
               compete with the development, manufacture, marketing, distribution or sale on a worldwide basis of composites, including structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components, in each case as conducted on the Closing Date (the "Composites Field"), provided, however, that Ciba and its Subsidiaries shall retain the right to develop, manufacture, market, distribute and/or sell adhesive films, resins systems, additives and pigments for use in the Composites Field, except that such adhesive films and resins systems shall not include any specific adhesive films or prepreg formulations (or derivations thereof), whether or not patented, used by the Transferred Business on or prior to the Closing Date, unless such adhesive films or prepreg formulations have been sold by Ciba and its Subsidiaries to third parties prior to the Closing Date; and

                    (ii) engage in any of the following without the
               prior written approval of Hexcel or any of its relevant affiliates (other than Ciba or its Subsidiaries):
               (A) soliciting or recruiting any employees of Hexcel who were employees of the Transferred Business on the Closing Date, and (B) soliciting or encouraging any employees of Hexcel who were employees of the Transferred Business on the Closing Date to leave the employment of Hexcel other than any employees of Hexcel who were employees of the Transferred Business on the Closing Date that are released or terminated by Hexcel or any of its affiliates or voluntarily terminated prior to such solicitation or recruitment. Ciba and CGC acknowledge that the services performed by the employees of the Transferred Business are of a character giving them a special, unique and extraordinary value and that Hexcel would not have entered into this Agreement if Ciba and CGC had not agreed to a five-year restriction on their ability to solicit for employment employees of the Transferred Business.

                    (iii) Ciba and CGC acknowledge that the five year
               non-competition and no-solicitation covenants provided for in this Section 4.24(a) are reasonable covenants under the circumstances. Moreover, it is the desire and intent of the parties that the provisions of such covenants shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the parties agree that, should a court or administrative body subsequently determine that the terms of such covenants are greater than reasonably necessary to protect Hexcel's interests, the parties will request that such court or administrative body reform such covenants specifying the greatest time period and/or geographic area that would not render such covenants unenforceable. Ciba and CGC specifically agree that in the event of a breach or threatened breach by them or any of their Subsidiaries or Affiliates of the covenants provided for in this
               Section 4.24(a), Hexcel would suffer irreparable injury and shall be entitled to seek equitable relief by way of temporary or permanent injunction or any other equitable remedies, and that such relief may be granted without the necessity of proving actual damage, Ciba and CGC further agree that the foregoing provision regarding equitable relief shall not diminish Hexcel's right to also claim and recover monetary damages.

                    (b) Notwithstanding anything to the contrary contained in this Section 4.24, Hexcel hereby agrees that the provisions set forth in Section 4.24(a) shall not be deemed breached as a result of (x) the ownership by Ciba or any of its Subsidiaries of less than an aggregate of 5% of any class of stock or 10% in value of any instrument of indebtedness of a Person engaged, directly or indirectly, in the Composites Field or (y) the acquisition by Ciba or any of its Subsidiaries of a Person which engages, directly or indirectly, in the Composites Field if such activities account for less than 10% of such Person's consolidated annual revenues; provided that Hexcel is offered the opportunity to purchase, promptly following the consummation of such acquisition and on commercially reasonable terms, the business of such Person in the Composites Field.

                    (c) (i) Hexcel acknowledges, as a result of the transactions contemplated by this Agreement and because of the sharing of common facilities with, and the cooperation and access of employees of the Transferred Business prior to the Closing to, businesses of Ciba other than the Transferred Business, that Hexcel will acquire or have access to a substantial amount of confidential and proprietary information and technology belonging to Ciba and its Subsidiaries relating to areas outside the Composites Field. Hexcel acknowledges that such information and technology is and will remain proprietary to Ciba and CGC, and Hexcel agrees and agrees to cause Hexcel's present and future Subsidiaries as well as its and their respective employees, agents and representatives to hold such information and technology in strict confidence for a period of ten years from the Closing and during said period to make no use of such information and technology except in manufacturing for, and teaching customers solely in, the Composites Field and except as set forth in the proviso to
          Section 4.24(e)(i).

                    (ii) Ciba and CGC acknowledge they may be in possession of a substantial amount of confidential and proprietary information and technology belonging to the Transferred Business relating to the Composites Field. Ciba and CGC acknowledge that such information and technology is and will remain proprietary to Hexcel, and Ciba and CGC agree and agree to cause their respective present and future Subsidiaries as well as its and their respective employees, agents and representatives to hold such information and technology in strict confidence for a period of ten years from the Closing and during said period to make no use of such information and technology except in manufacturing for, and teaching customers solely outside of the Composites Field and except as set forth in the proviso in Section 4.24(a)(i).

                    (d) The provisions set forth in this Section 4.24 relating to confidential or proprietary information shall not apply (or shall cease to apply) with respect to information and technology that:

                    (i) is or hereafter becomes generally available to
               the public otherwise than through breach of this
               Section 4.24; or

                    (ii) has been received from a third party who did
               not acquire it directly or indirectly from a party hereto.

                    (e) In order to further protect the use of the proprietary information referred to in paragraph (c)(i) above, for a period of five years from the Closing Date, Hexcel and its Subsidiaries shall not, directly or indirectly:

                    (i) engage in activities or businesses that
               compete with the research, development, manufacture, marketing, distribution or sale on a worldwide basis of syntactics and liquid and/or paste adhesives as conducted on the Closing Date (the "Polymers Field") ; provided, however, that Hexcel and its Subsidiaries shall be permitted to (x) research, develop and manufacture products in the Polymers Field for internal use in the products that it researches, develops, manufactures, markets, distributes and sells;
               (y) continue the development, manufacture, marketing, distribution and sale of existing products in the Polymers Field manufactured at Hexcel's Casa Grande, Arizona, Livermore, California and Welkenraedt, Belgium facilities (or such facilities, if any, as to which the manufacture of such products may be relocated) solely for the use or sale of such products as auxiliaries to, or in combination with, Hexcel's products in the Composites Field; and (z) incorporate products in the Polymers Field as intermediate products into prepregs, panels, parts and honeycomb; and

                    (ii) engage in any of the following without the
               prior written approval of Ciba or any of its affiliates (other than Hexcel or its
               Subsidiaries): (A) soliciting or recruiting any employees of Ciba or its Subsidiaries who are employees of Ciba's worldwide Polymers Division ("Polymers Employees"), and (B) soliciting or encouraging any Polymers Employees to leave the employment of Ciba or any of its Subsidiaries other than any Polymers Employees who are released or terminated by Ciba or any of its Subsidiaries or voluntarily terminated prior to such solicitation or recruitment. Hexcel acknowledges that the services performed by the employees of Ciba and CGC (other than employees of the Transferred Business) are of a character giving them a special, unique and extraordinary value and that Ciba and CGC would not have entered into this Agreement if Hexcel had not agreed to a five-year restriction on its ability to solicit for employment such employees.

                    (iii) Hexcel acknowledges that the five year
               non-competition and no-solicitation covenants provided for in this Section 4.24(e) are reasonable covenants under the circumstances. Moreover, it is the desire and intent of the parties that the provisions of such covenants shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the parties agree that, should a court or administrative body subsequently determine that the terms of such covenants are greater than reasonable necessary to protect Ciba's and CGC's interests, the parties will request that such court or administrative body reform such covenants specifying the greatest time period and/or geographic area that would not render such covenants unenforceable. Hexcel specifically agrees that in the event of a breach or threatened breach by it or any of its Subsidiaries or Affiliates of the covenants provided for in this Section 4.24(e), Ciba and CGC would suffer irreparable injury and shall be entitled to seek equitable relief by way of temporary or permanent injunction or any other equitable remedies, and that such relief may be granted without the necessity of proving actual damage, Hexcel further agrees that the foregoing provision regarding equitable relief shall not diminish Ciba's or CGC's right to also claim and recover monetary damages.

                    (f) Notwithstanding anything to the contrary contained in this Section 4.24, Ciba and CGC agree that the provisions set forth in Section 4.24(e) shall not be deemed breached as a result of the (x) ownership by Hexcel or any of its Subsidiaries of less than an aggregate of 5% of any class of stock or 10% in value of any instrument of indebtedness of a Person engaged, directly or indirectly, in the Polymers Field, or (y) the acquisition by Hexcel or any of its Subsidiaries of a Person which engages, directly or indirectly, in the Polymers Field if such activities account for less than 10% of such Person's consolidated revenues; provided that Ciba is offered the opportunity to purchase, promptly following the consummation of such acquisition and on commercially reasonable terms, the business of such Person in the Polymers Field.

                    (g)  Notwithstanding anything herein to the
          contrary, nothing in this Agreement shall prevent (x) the worldwide Polymers Division, Additives Division and Pigments Division of Ciba from conducting their respective businesses in all respects as conducted immediately prior to the Closing Date and (y) Hexcel from conducting in all respects the Transferred Business or the business of Hexcel, in each case, as conducted immediately prior to the Closing Date.

                                   ARTICLE V

                              Conditions Precedent

                    SECTION 5.01.  Conditions to Each Party's
          Obligation. The obligation of Hexcel and Ciba to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction prior to the Closing of each of the following conditions, each of which may be waived only if it is legally permissible to do so:

                    (a) HSR and Other Approvals. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby, including filings and consents required pursuant to applicable antitrust and competition law statutes and regulations in each of the Applicable Jurisdictions, shall have been obtained or filed or shall have occurred.

                    (b) No Litigation, Injunctions, or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

                    (c)  Security Approvals.  All necessary
               authorizations, consents, orders or approvals shall have been obtained from all relevant Governmental Entities with respect to security clearance and other similar matters in any relevant jurisdiction, including all those necessary to retain existing security clearances and continue to conduct activities subject thereto as currently conducted (including any requisite consent of the Departement de Securite in France and the of Defense Investigative Service in the United States).

                    (d)  Stockholders Vote.  The issuance of the
               Hexcel Shares and the Required Amendment shall have been approved by the requisite vote of Hexcel's stockholders.

                    (e) NYSE Listing. The Hexcel Shares shall have been approved for listing on the New York Stock
               Exchange, subject only to official notice of issuance.

                    (f)  Adequate Financing.  Hexcel shall have
               obtained adequate financing on commercially reasonable terms in order to (x) deliver the Cash Price at the Closing, (y) to support the operations of Hexcel and its Subsidiaries assuming the transactions contemplated by this Agreement and the Ancillary Agreements are consummated and (z) to the extent desired by Hexcel, to repay currently outstanding indebtedness of Hexcel and its Subsidiaries under the Citibank Revolver and to refinance the BNP Reimbursement Agreement.

                    SECTION 5.02. Conditions to the Obligation of Hexcel. The obligation of Hexcel to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction or waiver thereof prior to the Closing of each of the following conditions:

                    (a)  Representations and Warranties.  The
               representations and warranties of Ciba and CGC and, if applicable, any other Subsidiary of Ciba set forth in this Agreement, the Employment Matters Agreement and the UK Employment Matters Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date) and Hexcel shall have received a certificate signed by authorized officers of Ciba and CGC to such effect.

                    (b) No Litigation. There shall not be pending by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success),
               (A) challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or any Ancillary Agreement or seeking to obtain in connection with the transactions contemplated by this Agreement or any Ancillary Agreement any damages that would reasonably be expected to have a Hexcel Material Adverse Effect or a Material Adverse Effect or
               (B) seeking to prohibit or limit the ownership or operation by Hexcel, Ciba or both of them or any of their respective Subsidiaries of any material portion of the business or assets of Hexcel or the Transferred Business, or to compel Hexcel, Ciba or both of them or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Hexcel or the Transferred Business or
               (C) seeking to prohibit Hexcel from exercising its rights under or otherwise enjoying the benefits of the Governance Agreement.

                    (c) Performance of Obligations of Ciba, CGC and the Divested Subsidiaries. Ciba, CGC and each of Ciba's other Subsidiaries shall each have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by them under this Agreement and the Employment Matters Agreement prior to the Closing, and Hexcel shall have received a certificate signed by authorized officers of Ciba and CGC to such effect.

                    (d) Opinion of Ciba's Counsel. Hexcel shall have received an opinion dated the Closing Date of Cravath, Swaine & Moore (who may rely as to certain matters, including questions of law of foreign countries, on local counsel retained by Ciba or counsel who are employees of Ciba or its Subsidiaries), counsel to Ciba and CGC, reasonably satisfactory to Hexcel and its counsel.

                    (e) Bills of Sale; Deeds. Ciba, CGC and each of Ciba's other Subsidiaries, as applicable, shall have delivered to Hexcel bills of sale or other conveyancing documents conveying the personal property, in each case in form and substance reasonably satisfactory to Hexcel and its counsel, and Real Property Deeds for the real property included in the Acquired Assets.

                    (f) Ancillary Agreements. Ciba, CGC and each of Ciba's other Subsidiaries, as applicable, shall have executed and delivered all Ancillary Agreements.

                    (g) Other Documents. Ciba, CGC, the Divested Subsidiaries and each of Ciba's other Subsidiaries, as applicable, shall have furnished to Hexcel such other documents relating to their corporate existence and authority (including copies of resolutions of the respective boards of directors thereof), absence of Liens, receipt of all necessary permits and waivers in respect of material Contracts and such other matters as Hexcel or its counsel may reasonably request.

                    (h) Material Adverse Change. There shall not have been any development or event or series of events occurring since the date of this Agreement that would reasonably be expected to have a Material Adverse Effect.

                    SECTION 5.03. Conditions to the Obligation of Ciba and CGC. The obligation of Ciba, CGC and the Divested Subsidiaries to consummate the transactions contemplated to occur at the Closing shall be subject to the satisfaction or waiver thereof prior to the Closing of each of the following conditions:

                    (a)  Representations and Warranties.  The
          representations and warranties of Hexcel set forth in this Agreement and the Employment Matters Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date), and Ciba shall have received a certificate signed by an authorized officer of Hexcel to such effect.

                    (b) No Litigation. There shall not be pending by any Governmental Entity any suit, action or proceeding (or by any other Person any suit, action or proceeding which has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement or any Ancillary Agreement or seeking to obtain in connection with the transactions contemplated by this Agreement or any Ancillary Agreement any damages that would reasonably be expected to have a Material Adverse Effect or a Hexcel Material Adverse Effect,
          (B) seeking to prohibit or limit the ownership or operation by Hexcel, Ciba or both of them or any of their respective Subsidiaries of any material portion of the business or assets of Hexcel or the Transferred Business, or to compel Hexcel, Ciba or both of them or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of Hexcel or the Transferred Business, (C) seeking to impose limitations on the ability of Ciba to acquire or hold, or exercise full rights of ownership of, the Hexcel Shares, including the right to vote the Hexcel Shares on all matters properly presented to the stockholders of Hexcel (other than those limitations provided for in the Governance Agreement) or
          (D) seeking to prohibit Ciba or any Ciba Entity (as defined in the Governance Agreement) from exercising its rights or otherwise enjoying the benefits of the Governance Agreement.

                    (c) Performance of Obligations of Hexcel. Hexcel shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by Hexcel under this Agreement and the Employment Matters Agreement prior to the Closing, and Ciba shall have received a certificate signed by an authorized officer of Hexcel to such effect.

                    (d) Opinion of Hexcel's Counsel. Ciba shall have received an opinion dated the Closing Date of Skadden, Arps, Slate, Meagher & Flom (who may rely as to certain matters, including questions of law of foreign countries, on local counsel retained by Hexcel or counsel who are employees of Hexcel or its Subsidiaries) counsel to Hexcel, reasonably satisfactory to Ciba and its counsel.

                    (e) Ancillary Agreements. Hexcel shall have executed and delivered all Ancillary Agreements.

                    (f) Other Documents. Hexcel shall have furnished to Ciba and CGC such other documents relating to Hexcel's or its Subsidiaries' corporate existence and authority (including copies of resolutions of the respective boards of directors of Hexcel and its Subsidiaries), absence of Liens, receipt of all necessary permits and waivers in respect of material Contracts and such other matters as Ciba or its counsel may reasonably request.

                    (g)  Sale of Hexcel's U.S. Resins Business.
          Hexcel shall have consummated the sale to a Person other than Hexcel or its Subsidiaries of its United States resins business.

                    (h) Material Adverse Change. There shall not have been any development or event or series of events occurring since the date of this Agreement that would reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                        Termination, Amendment and Waiver

                    SECTION 6.01. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement and the Employment Matters Agreement may be terminated and the transactions contemplated hereby and thereby abandoned at any time prior to the Closing, (i) by mutual written consent of Ciba and Hexcel, (ii) by Ciba if any of the conditions set forth in Sections 5.01 or 5.03 shall have become incapable of fulfillment, and shall not have been waived by Ciba; (iii) by Hexcel, if any of the conditions set forth in Sections 5.01 or 5.02 shall become incapable of fulfillment, and shall not have been waived by Hexcel or
          (iv) by Ciba or Hexcel, if the Closing does not occur on or prior to April 1, 1996; provided, however, that the party seeking termination pursuant to clauses (ii) or (iii) is without fault in connection with the applicable condition or conditions having become incapable of fulfillment and is otherwise in material compliance with this Agreement and the Employment Matters Agreement.

                    (b) In the event of termination by Ciba or Hexcel pursuant to this Section 6.01, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement and the Employment Matters Agreement shall thereupon be terminated, without further action by either party. If the transactions contemplated by this Agreement and the Employment Matters Agreement are terminated as provided herein:

                    (i) (A) Hexcel shall promptly return to Ciba all documents and other material received from Ciba or its Subsidiaries relating to the transactions contemplated hereby and (B) Ciba and CGC shall promptly return to Hexcel all documents and other material received from Hexcel or its Subsidiaries relating to the transactions contemplated hereby, in either case, whether obtained before or after the execution hereof, and

                    (ii) (A) all confidential information received by Hexcel with respect to the businesses of Ciba or its Subsidiaries and (B) all confidential information received by Ciba and CGC with respect to the business of Hexcel or its Subsidiaries shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

                    (c)  If this Agreement is terminated and the
          transactions contemplated hereby are abandoned as described in this Section 6.01, this Agreement and the Employment Matters Agreement shall become null and void and of no further force and effect, except for the following provisions of this Agreement (i) Section 4.02 relating to the confidentiality of certain information and data,
          (ii) this Section 6.01, and (iii) Section 8.10 regarding certain expenses. Nothing in this Section 6.01 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the Employment Matters Agreement.

                    SECTION 6.02.  Amendments and Waivers.  This
          Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Hexcel or Ciba and CGC may, by an instrument in writing signed on behalf of such party or parties, waive compliance by the other party or parties with any term or provision (other than any provisions that may not be legally waived) of this Agreement that they were or are obligated to comply with or perform.

                                   ARTICLE VII

                                 Indemnification

                    SECTION 7.01. Indemnification by Ciba. Except to the extent that specific indemnification provisions contained in any Ancillary Agreement provide for indemnification with respect to any particular matter that is different than the indemnification provided for hereunder with respect to such matter, Ciba shall indemnify Hexcel, its Subsidiaries and their affiliates and their respective current and future officers, directors, employees, stockholders, agents and representatives against, and shall hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses), as incurred (payable quarterly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any Excluded Assets or Excluded Liabilities; or (ii) any breach of any covenant of Ciba or CGC contained in this Agreement or in any Ancillary Agreement to be performed after the Closing.

                    SECTION 7.02. Indemnification by Hexcel. Except to the extent that specific indemnification provisions contained in any Ancillary Agreement provide for indemnification with respect to any particular matter that is different than the indemnification provided for hereunder with respect to such matter, Hexcel shall indemnify Ciba, CGC, their affiliates and their respective current and future officers, directors, employees, stockholders, agents and representatives against, and shall hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses), as incurred (payable quarterly upon written request), for or on account of or arising from or in connection with or otherwise with respect to (i) any Acquired Assets or Assumed Liabilities or
          (ii) any breach of any covenant of Hexcel contained in this Agreement or in any Ancillary Agreement to be performed after the Closing.

                    SECTION 7.03. Losses Net of Insurance, etc. The amount of any loss, liability, claim, damage or expense for which indemnification is provided under Section 4.07(e),
          Section 4.10 or this Article VII shall be net of any amounts recovered or recoverable by the Person indemnified pursuant to this Article VII (the "Indemnified Party") under insurance policies with respect to such loss, liability, claim, damage or expense and shall be (i) increased to take account of any net Tax cost incurred by the Indemnified Party and arising from the receipt or accrual of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party and arising from the incurrence or payment of any such loss, liability, claim, damage or expense. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be reduced by any such insurance proceeds and increased or reduced, as the case may be, to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnified Party has actually realized such cost or benefit. For purposes of this Agreement, an Indemnified Party shall be deemed to have "actually realized" a net Tax cost or net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnified Party is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnified Party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such loss, liability, claim, damage or expense.

                    SECTION 7.04.  Termination of
          Indemnification. The obligations to indemnify and hold harmless any party pursuant to Sections 7.01, 7.02, 4.07(e) and 4.10 and the Indemnified Individuals pursuant to
          Section 4.14 shall not terminate.

                    SECTION 7.05. Indemnification Procedures. With respect to third party claims (other than Tax Claims), all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 7.05. In the event that any third party claim or demand for which an indemnifying party, Ciba, CGC or Hexcel as the case may be (an "Indemnifying Party"), may be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall have 45 days from the effective date (determined in accordance with Section 8.01) of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be the liability of, and shall be paid by, the Indemnifying Party. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense; provided, however, that the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest,
          (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, (iii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party and provided, further, that the Indemnifying Party shall not settle or otherwise dispose of any claim or demand without the prior written consent of the Indemnified Party (i) if as a result thereof the Indemnified Party could become subject to injunctive or other equitable relief or the business of the Indemnified Party could be adversely affected in any nonmonetary manner or (ii) such settlement or disposition does not include as an irrevocable and unconditional term thereof a release of all liabilities in respect of such claim or demand in favor of the Indemnified Party. If any Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand for which it is indemnified by the Indemnifying Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld). If the Indemnifying Party elects not to defend or ceases to defend the Indemnified Party against any such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense, including attorneys' fees) shall be the liability of the Indemnifying Party hereunder. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel reasonable access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party and the Indemnifying Party shall each use all commercially reasonable efforts in the defense of all such claims or demands.

                    SECTION 7.06. Indemnification Procedures for Tax Claims; Tax Returns. With respect to Tax Claims (as defined below), all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 7.06. In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a Taxing Authority (a "Tax Claim") , such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such Tax Claim, notify the Indemnifying Party of such Tax Claim with a Claim Notice; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall have the Notice Period to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Tax Claim and (b) whether or not it desires to participate in or control (as the case may be) the defense of the Indemnified Party against such Tax Claim.
          All costs and expenses incurred by the Indemnifying Party in participating in or controlling such Tax Claim shall be a liability of, and shall be paid by, the Indemnifying Party. The Indemnified Party shall control any proceedings relating to such Tax Claim; provided, however, that if Ciba or any of its Subsidiaries is the Indemnifying Party, and a Tax Claim relates to a Tax Return of Ciba or its Subsidiaries (other than a separate Tax Return of a Divested Subsidiary), then Ciba shall control any proceedings relating to such Tax Claim. The party controlling a proceeding relating to a Tax Claim shall permit the other party to participate in such proceeding and shall not settle such Tax Claim without the written consent of the other party, which consent shall not be unreasonably withheld. The Indemnified Party and the Indemnifying Party shall cooperate in contesting or otherwise resolving any Tax Claim, and each shall give the other reasonable access to, during normal business hours, any relevant business records and other documents, and shall permit the other to consult with the employees and counsel of the other. If Hexcel or Ciba or their respective Subsidiaries would or might be entitled to a refund from a Taxing Authority and under the terms of this Agreement the party receiving such refund would be required to pay such refund to the other party, then the parties shall cooperate in using their reasonable efforts to obtain such refund and the party receiving such refund shall promptly forward it to the party entitled to it. Hexcel shall prepare and file all Tax Returns of or with respect to each of the Divested Subsidiaries and the other Acquired Assets, which relate to taxable periods beginning after the Closing Date or transactions that occur after the Closing Date. Ciba shall prepare and file all Tax Returns of or with respect to each of the Divested Subsidiaries and the other Acquired Assets which relate to taxable periods ending on or before the Closing Date. Ciba and Hexcel shall jointly prepare and Hexcel shall file all Tax Returns of or with respect to each of the Divested Subsidiaries and the other Acquired Assets which relate to taxable periods including (but not ending on) the Closing Date.

                    SECTION 7.07. Adjustment to Transferred Business Consideration. Ciba and Hexcel shall treat any indemnity payment under this agreement as an adjustment to the Transferred Business Consideration for Tax purposes, unless a final determination causes any such payment not to be treated as an adjustment to the Transferred Business Consideration for United States Federal Income Tax purposes.

                                  ARTICLE VIII

                               General Provisions

                    SECTION 8.01. Notices. All notices and other communications hereunder shall be in writing (including fax) and shall be sent, delivered or mailed, addressed, or faxed:

                    (a)  if to Hexcel, to:

                       Hexcel Corporation
                       5794 West Las Positas Boulevard
                       Pleasanton,CA 94588
                       (T) (510) 847-9500
                       (F) (510) 734-8611

                       Attention of Rodney P. Jenks, Esq.

                       with a copy to:

                       Alan C. Myers, Esq.
                       Skadden, Arps, Slate, Meagher & Flom
                       919 Third Avenue
                       New York, NY 10022
                       (T) (212) 735-3780
                       (F) (212) 735-2001

                    (b)  if to Ciba to:

                       Ciba-Geigy Limited
                       CH 4002
                       Basle, Switzerland
                       (T) (41) 61 697-4750
                       (F) (41) 61 697-8253

                       Attention of Mr. John M. D. Cheesmond

                       with a copy to:

                       Ciba-Geigy Limited
                       CH 4002
                       Basle, Switzerland
                       T (41) 61 696-5107
                       F (41) 61 696-4677

                       Attention of Dr. Peter Rudolf

                    (c)  if to CGC:


                         Ciba-Geigy Corporation
                       520 White Plains Road
                       P.O. Box 2005
                       Tarrytown, NY 10591-9005
                       (T) (914) 785-2041
                       (F) (914) 785-2025

                       Attention of John J. McGraw, Esq.

                       with a copy to:

                       Philip A. Gelston, Esq.
                       Cravath, Swaine & Moore
                       825 Eighth Avenue
                       New York, NY 10019
                       (T) (212) 474-1548
                       (F) (212) 474-3700

          Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by fax, receipt confirmed. Each such notice, request or communication shall be effective
          (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this
          Section 8.01 (or in accordance with the latest unrevoked written direction from the party to whom such notice is delivered) and (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 8.01 (or in accordance with the latest unrevoked written direction from the party to whom such notice is transmitted), and the appropriate confirmation is received.

                    SECTION 8.02. Interpretation. When a reference is made in this Agreement to a Section, Appendix, Schedule or Exhibit, such reference shall be to a Section, Appendix, Schedule or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have their meanings under U.S. GAAP.

                    SECTION 8.03. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement, the Ancillary Agreements or any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 8.03 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

                    SECTION 8.04. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction,
          (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                    SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

                    SECTION 8.06. Entire Agreement; No Third Party Beneficiaries. This Agreement and the Ancillary Agreements
          (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof (other than the Confidentiality Agreement, which shall not be affected by any provisions of this Agreement) and (b) are not intended to confer upon any person other than the parties hereto (and the Indemnified Individuals pursuant to Section 4.14) any rights or remedies hereunder or thereunder, including any employees of the Transferred Business pursuant to any provisions of this Agreement or the Employment Matters Agreement.

                    SECTION 8.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                    SECTION 8.08. Consent to Jurisdiction. Each of Hexcel , Ciba and CGC irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Hexcel, Ciba and CGC further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 8.01 (as it may be changed from time to time) shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Hexcel, Ciba and CGC irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                    SECTION 8.09.  Publicity.  Except as may be
          required by applicable law, rule, regulation or legal process, so long as this Agreement is in effect, none of Ciba, CGC, Hexcel or any of their respective Subsidiaries or affiliates shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or any Ancillary Agreement without the consent of the other party, which consent shall not be unreasonably withheld or withdrawn.

                    SECTION 8.10. Expenses. (a) Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby shall be borne by the party incurring such expense, except as set forth in the next paragraph.

                    (b) Notwithstanding the foregoing, if (i) the stockholders of Hexcel in a vote at the meeting of stockholders called pursuant to Section 4.18 fail to approve the issuance of the Hexcel Shares and/or the Required Amendment or if this Agreement is terminated by Hexcel pursuant to Section 6.01(a)(iv) (other than due to the fault of Ciba or any of its Subsidiaries) prior to such meeting taking place and prior to such vote or termination Hexcel received a proposal for or became aware of an Interfering Transaction (a "Trigger Event"), Hexcel shall reimburse Ciba for the out-of-pocket expenses (including fees and expenses of legal counsel and of CS First Boston Corporation) incurred by Ciba or any of its Subsidiaries in connection with this Agreement and the Ancillary Agreements or the matters contemplated hereby and thereby up to a maximum of $1,000,000 and (ii) if during the period ending 12 months after any Trigger Event Hexcel consummates, becomes a party to or enters into an agreement relating to or publicly announces, a transaction that is or if consummated prior to termination of this Agreement would have been an Interfering Transaction, then promptly after Hexcel consummates such transaction, Hexcel shall pay Ciba an alternative transaction fee of $1,000,000.

                    SECTION 8.11 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of each of the other parties, except that after the Closing any party may assign all its rights and obligations to a corporate successor by merger, consolidation or comparable transaction of all or substantially all of the assets of such party, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of each of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any purported assignment of this Agreement other than in accordance with this
          Section 8.11 shall be null and void and of no force or effect.


                    IN WITNESS WHEREOF, Ciba, CGC and Hexcel have each caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        CIBA-GEIGY LIMITED,

                                          by /s/ HERMANN VODICKA

                                            Name:  Hermann Vodicka
                                            Title: President of Polymers
                                                   Division

                                        CIBA-GEIGY LIMITED,

                                          by /s/ JOHN M. D. CHEESMOND

                                            Name:  John M. D. Cheesmond
                                            Title: Senior Vice President,
                                                   Head of Regional Finance
                                                   and Control

                                        CIBA-GEIGY CORPORATION,

                                          by /s/ STANLEY SHERMAN

                                            Name:  Stanley Sherman
                                            Title: Vice President -- Finance
                                                   & Information Services

                                        HEXCEL CORPORATION,

                                          by /s/ JOHN J. LEE

                                            Name:  John J. Lee
                                            Title: Chief Executive Officer




                                   Appendix A

                    As used in the Agreement, the following terms shall have the following meanings:

                    "Accounting Firm" shall have the meaning set forth in Section 2.04.

                    "Accounts Payable" shall mean all accounts payable owed by Ciba or any of its Subsidiaries on the Closing Date that relate exclusively or primarily to, or arise exclusively or primarily out of the Transferred Business.

                    "Accounts Receivable" shall mean all accounts receivable of Ciba or any of its Subsidiaries on the Closing Date that relate exclusively or primarily to, or arise exclusively or primarily out of the Transferred Business.

                     "Acquired Assets" shall have the meaning set forth in Section 1.01(a).

                    "Acquired Contracts" shall mean (a) all Contracts to which Ciba or any of its Subsidiaries (other than a Divested Subsidiary) is a party or by which Ciba or any of its Subsidiaries (other than a Divested Subsidiary) is bound that (A) relate exclusively or primarily to, arise exclusively or primarily out of or are used exclusively or primarily in connection with the Transferred Business or
          (B) that are listed on Schedule 3.01(k) and (b) subject to
          Section 1.03(c), all Contracts to which any Divested Subsidiary is party or by which any Divested Subsidiary is bound.

                    "Acquired Equipment" shall mean all equipment of Ciba or any of its Subsidiaries, other than equipment included in the Excluded Assets, that relates exclusively or primarily to, arises exclusively or primarily out of, or is used exclusively or primarily in connection with, the Transferred Business.

                    "Acquired Intellectual Property" shall mean (i) all Intellectual Property (other than Trademarks and the Ciba Tradenames) owned by Ciba or any of its Subsidiaries that relates exclusively or primarily to, arises exclusively or primarily out of or is used exclusively or primarily in connection with, the Transferred Business (other than the patent application on Schedule 4.13(b)(ii)), and (ii) all Trademarks set forth in Schedule 3.01(i).

                    "Acquired Inventory" shall mean all Inventory held by Ciba or any of its Subsidiaries at any location that relates exclusively or primarily to, arises exclusively or primarily out of or is used exclusively or primarily in connection with, the Transferred Business.

                    "Acquired Permits" shall mean all Permits owned or held by Ciba or any of its Subsidiaries that relate exclusively or primarily to, arise exclusively or primarily out of or are used exclusively or primarily in connection with, the Transferred Business.

                    An "affiliate" of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "Control" shall have the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date hereof.

                    "Allocation Statement" shall have the meaning set forth in Section 1.04.

                    "Ancillary Agreements" shall mean the Governance Agreement, the Trademark License Agreement, the Registration Rights Agreement, the Transitional Services Agreements, the Employment Matters Agreement, the UK Employment Matters Agreement, the Indenture, the Distribution Agreement, the Assignment and Assumption Agreement, the Supply and Tolling Agreements and the UK Agreements.

                    "Applicable Jurisdictions" shall mean Austria, Belgium, Germany, Italy and the United Kingdom.

                    "Assignment and Assumption Agreement" shall have the meaning set forth in Section 4.12.

                    "Assumed Liabilities" shall have the meaning set forth in Section 1.03(a).

                    "Assumed Tax Liabilities" shall have the meaning set forth in Section 2.04.

                    "Austrian Shares Contract" shall mean the Shareholders Agreement (also referred to as the Syndication Agreement) dated as of January 1, 1990 and amended as of August 1, 1994 between Ciba and PCD Polymere Gesellschaft m.b.H.

                    "Balance Sheet" shall have the meaning set forth in Section 2.04.

                    "BNP Reimbursement Agreement" shall mean the Amended and Restated Reimbursement Agreement dated February 1, 1995 between Hexcel and Banque Nationale de Paris covering seven letters of credit in principal amount of $15.7 million.

                    "Books and Records" shall mean all books, ledgers, files, invoices, customers' and suppliers' lists and operating records relating exclusively or primarily to, arising exclusively or primarily out of, or used exclusively or primarily in connection with the Transferred Business.

                    "Business" shall have the meaning set forth in the recitals to the Agreement.

                    "Business Tax Returns" shall mean (i) any Tax Returns filed by or on behalf of any Divested Subsidiary (including the relevant portions of any unitary, combined, consolidated or similar Tax Returns), (ii) any Tax Returns of Ciba and its Subsidiaries relating exclusively or primarily to Taxes attributable to the Transferred Business and (iii) the copies of the portions of Tax Returns not described in (ii) above that relate to the Transferred Business.

                    "Cash Price" shall have the meaning set forth in
          Section 1.02.

                    "CERCLA" shall mean the Comprehensive
          Environmental Response, Compensation and Liability Act, as amended.

                    "CGC" shall mean Ciba-Geigy Corporation, a New York corporation and a wholly owned subsidiary of Ciba.

                    "Ciba" shall mean Ciba-Geigy Limited, a Swiss corporation.

                    "Ciba Closing Items" shall have the meaning set forth in Section 2.04.

                    "Ciba's Continuing Business" shall mean all businesses, operations and affairs of any kind or nature of Ciba and any of its Subsidiaries other than the Transferred Business.

                    "Ciba Distributor" shall have the meaning set forth in Section 4.07.

                    "Ciba Notice of Disagreement" shall have the meaning set forth in Section 2.04.

                    "Ciba Statement" shall have the meaning set forth in Section 2.04.

                    "Ciba Tradenames" shall mean any names owned or used by Ciba or any of its Subsidiaries other than names set forth on Schedule 3.01(i).

                    "Ciba UK" shall have the meaning set forth in
          Section 1.03(c).

                    "Citibank Revolver" shall mean the Credit
          Agreement dated as of February 8, 1995 among Hexcel, the lenders and issuing banks thereunder and Citicorp USA, Inc., as agent, and related agreements.

                    "Claim" has the meaning set forth in Section 4.14.

                    "Claim Notice" shall have the meaning set forth in
          Section 7.05.

                    "Closing" shall have the meaning set forth in
          Section 2.01.

                    "Closing Date" shall mean the date of the Closing.

                    "Closing Working Capital" shall have the meaning set forth in Section 2.04.

                    "CML" shall have the meaning set forth in
          Section 1.03(i).

                    "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    "Composite Products" shall have the meaning set forth in Section 4.13.

                    "Composites Field" shall have the meaning set forth in Section 4.24.

                    "Confidentiality Agreement" shall mean the
          Confidentiality Agreement dated as of May 1, 1995, between CGC and Hexcel.

                    "Contracts" shall mean all contracts, leases, indentures, agreements, commitments and all other legally binding arrangements, whether in existence on the date hereof or subsequently entered into, including any and all amendments thereto.

                    "Contributed Shares" shall mean all capital stock of or other equity interests in any Divested Subsidiary owned directly or indirectly by Ciba.

                    "Copyright" shall mean copyrights in works
          (including computer programs) published or unpublished, whether registered or capable of being registered, and such rights as may exist through marking or publication.

                    "Current Assets" shall have the meaning set forth in Section 2.04.

                    "Current Liabilities" shall have the meaning set forth in Section 2.04.

                    "Danutec" shall mean Danutec Werkstoff
          Gesellschaft m.b.H., an Austrian corporation.

                    "Danutec Agreement" shall mean any agreement between Ciba or any of its Subsidiaries and Petrochemie Danubia GesmbH relating to the sale to Ciba or any of its Subsidiaries of the 49% interest in Danutec not owned by Ciba on the date hereof and which provides for the consummation of such sale on or prior to the first anniversary of the Closing Date.

                    "Danutec Amount" shall have the meaning set forth in Section 2.04.

                    "Danutec Closing" shall have the meaning set forth in Section 2.05.

                    "Danutec Equity" shall have the meaning set forth in Section 1.01(x).

                    "Danutec Price" shall have the meaning set forth in Section 2.04.

                    "Danutec Shares" shall mean the 51% equity interest of Ciba-Geigy AG in Danutec.

                    "Deferred Assets" shall mean the assets of or held by the Ciba Distributors that relate exclusively or primarily to, arise exclusively or primarily out of or are used exclusively or primarily in connection with, the Transferred Business and that are located in the Excluded Jurisdictions.

                    "Deferred Closings" shall have the meaning set forth in Section 2.03.

                    "Deferred Consideration" shall mean the amount payable by Hexcel for any Deferred Assets calculated in accordance with the Distribution Agreement.

                    "Deferred Consideration Payment Date" shall have the meaning set forth in Section 2.03(e).

                    "Distribution Agreement" shall mean the
          distribution agreement between Ciba and Hexcel dated the Closing Date substantially in the form attached hereto as Exhibit C.

                    "Divested Subsidiary" shall mean CML, Brochier S.A., a French corporation ("Brochier"), Salver S.r.l., an Italian corporation ("Salver"), Confection et Diffusion de Stores et Rideaux ("CDSR"), a French corporation and Danutec.

                    "Employment Matters Agreement" shall mean the agreement governing United States employment matters dated as of the date of this Agreement between Hexcel and CGC and attached hereto as Exhibit D.

                    "Environmental Laws" shall mean any applicable federal, state, local or foreign treaty, law (including applicable principles of common and civil law), statute, ordinance, rule, regulation, permit, license, code, order, judgment, writ, common law, decree, standard or injunction enacted, promulgated or issued by any Governmental Entity relating to (i) the presentation, protection and cleanup of the environment, including the air, the ground, surface soils, and surface and subsurface waters and natural resources, (ii) soil and ground water contamination and
          (iii) health and safety of persons or property and exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labelling, release or disposal of, Hazardous Substances.

                    "Environmental Permits" means all permits, licenses or authorizations from any Governmental Entity required under Environmental Laws for the operation of the Transferred Business or the business of Hexcel, as the case may be.

                    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                    "Excluded Assets" shall have the meaning set forth in Section 1.01(b).

                    "Excluded Contract" shall mean any Contract to which Ciba or any of its Subsidiaries is a party or by which Ciba or any of its Subsidiaries is bound and which is not an Acquired Contract.

                    "Excluded Jurisdictions" shall mean Australia, Denmark, Finland, Germany, Hong Kong, India, Indonesia, Japan, Malaysia, New Zealand, Norway, Singapore, Spain, South Africa, Sweden, Switzerland, Taiwan, Thailand,
          The Netherlands, The Peoples Republic of China and Vietnam.

                    "Excluded Liabilities" shall have the meaning set forth in Section 1.03(b).

                    "Excluded Stock" shall mean all capital stock and other equity interests, other than the Contributed Shares, held by Ciba and its Subsidiaries in any Person.

                    "Excluded Tax Assets" shall mean any current assets of the Transferred Business attributable to Taxes of CGC (except to the extent any such current asset will actually benefit Hexcel or its Subsidiaries after the Closing).

                    "Excluded Tax Liabilities" shall have the meaning set forth in Section 1.03(b).

                    "Exon-Florio Amendment" shall mean Section 721 of the Defense Production Act of 1950, as amended, and the rules and regulations promulgated thereunder.

                    "Financial Statements" shall have the meaning set forth in Section 3.01(c).

                    "Governance Agreement" shall mean the governance agreement between Ciba and Hexcel dated the Closing Date in substantially the form attached hereto as Exhibit A.

                    "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

                    "Hazardous Substances" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon gas, and all other substances or wastes regulated pursuant to any Environmental Law.

                    "Hexcel" shall mean Hexcel Corporation, a Delaware corporation.

                    "Hexcel Balance Sheet" shall have the meaning set forth in Section 2.04.

                    "Hexcel Common" shall mean the common stock of Hexcel Corporation, par value $0.01 per share.

                    "Hexcel Material Adverse Change" shall mean any material adverse change in the business, assets, financial condition or results of operations of Hexcel and its Subsidiaries taken as a whole, other than changes relating to the economy in general or changes relating to the Business' industry in general.

                    "Hexcel Material Adverse Effect" shall mean any effect causing a Hexcel Material Adverse Change.

                    "Hexcel Material Intellectual Property" shall have the meaning set forth in Section 3.02(l).

                    "Hexcel Notice of Disagreement" shall have the meaning set forth in Section 2.04.

                    "Hexcel Permitted Liens" shall mean
          (A) mechanics', carriers', workmen's, repairmen's, and other like Liens arising or incurred in the ordinary course of business and which would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect, (B) Liens for Taxes, assessments and other governmental charges that are not yet due and payable, or that may thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings (which proceedings are listed on Schedule 3.02(o)),
          (C) Liens under lien retention agreements entered into in the ordinary course of business and which would not, individually or in the aggregate, reasonably be expected to have a Hexcel Material Adverse Effect, (D) imperfections of title and other encumbrances that are not substantial in character or amount and do not materially detract from, or interfere with the use of the assets of Hexcel and its Subsidiaries in its business as currently conducted and
          (E) Liens imposed pursuant to the Citibank Revolver.

                    "Hexcel Preferred" shall mean the preferred stock, no par value, of Hexcel.

                    "Hexcel Shares" shall mean shares of Hexcel
          Common, representing 49.9% of the issued and outstanding shares of Hexcel Common after giving effect to the issuance thereof.

                    "Hive-Down Agreements" shall have the meaning set forth in Section 1.03(c).

                    "Hexcel Statement" shall have the meaning set forth in Section 2.04.

                    "HSR Act" shall mean the Hart-Scott-Rodino
          Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                    "Income Tax" shall mean all Federal, state, local, foreign or other Taxes imposed upon or measured by net income.

                    "Income Tax Claims" shall mean all rights to claims for refunds of Income Taxes with respect to liabilities for Income Taxes relating to the Transferred Business for any taxable period ending on or before the Closing Date or the portion ending on the Closing Date of any taxable period that includes (but does not end on) such date.

                    "Income Tax Liabilities" shall mean (i) with respect to the Divested Subsidiaries, any Income Taxes for any taxable period ending on or before the Closing Date, and any Income Taxes for any portion of any taxable period that includes but does not end on the Closing Date (determined as if such taxable period ended as of the close of business on the Closing Date) and (ii) with respect to Acquired Assets (other than the Divested Subsidiaries and assets held by the Divested Subsidiaries) sold by Ciba or any of its Subsidiaries, all obligations or liabilities of Ciba or any of its Subsidiaries for Income Taxes attributable to the Transferred Business accruing, or with respect to the activities of the Transferred Business occurring, on or before the Closing Date (in each case described in (i) and (ii) above, other than Income Taxes resulting from any action taken by Hexcel or its affiliates after or concurrent with the Closing (other than the acquisition of the Acquired Assets, Danutec Equity and Deferred Assets)).

                    "Indemnified Individuals" has the meaning set forth in Section 4.14.

                    "Indemnified Party" shall have the meaning set forth in Section 7.03.

                    "Indemnifying Party" shall have the meaning set forth in Section 7.05.

                    "Indenture" shall mean the Subordinated Debt indenture between Hexcel and the trustee to be named therein for the Subordinated Debt, which shall include terms substantially similar to the summary terms attached hereto as Exhibit B.

                    "Intellectual Property" shall mean throughout the world (i) Patents, (ii) Trademarks, (iii) Trade Names,
          (iv) Know-how, (v) shop rights and (vi) copyrights.

                    "Interfering Transaction" shall have the meaning set forth in Section 4.04.

                    "Inventory" means all raw materials, work in process, finished goods, supplies, parts and other inventories.

                    "Know-how" shall mean all trade secrets, know-how (including product know-how and use and application know-how), formulas, processes, product designs, specifications, quality control procedures, manufacturing, engineering and other drawings, technology, technical information, safety information, lab journals, engineering data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and similar data.

                    "Lien" shall mean any mortgage, claim, charge, lien, security interest, easement, right-of-way, pledge or other encumbrance.

                    "Material Adverse Change" shall mean any material adverse change in the business, assets, financial condition or results of operations of the Transferred Business taken as a whole, other than changes relating to the economy in general or changes relating to the Business' industry in general.

                    "Material Adverse Effect" shall mean any effect causing a Material Adverse Change.

                    "Notice Period" shall have the meaning set forth in Section 7.05.

                    "Other Tax Liabilities" shall mean all obligations and liabilities for Taxes attributable to the Transferred Business (other than Income Tax Liabilities).

                    "Patents" shall mean patents (including all reissues, divisions, re-examinations, continuations, continuations in part and extensions thereof), patent applications and patent disclosures docketed and all other patent rights.

                    "PCBs" shall have the meaning set forth in the definition of Hazardous Substances.

                    "Permits" shall mean all permits, licenses, franchises, approvals and authorizations by Governmental Entities.

                    "Permitted Liens" shall mean (A) mechanics', carriers', workmen's, repairmen's, and other like Liens arising or incurred in the ordinary course of business and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect,
          (B) Liens for Taxes, assessments and other governmental charges that are not yet due and payable or that may thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings (which proceedings are disclosed in Schedule 3.01(m)), (C) Liens under lien retention agreements entered into in the ordinary course of business and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) imperfections of title (other than title to real property) and other encumbrances that are not substantial in character or amount and do not materially detract from, or interfere with the use of, the Acquired Assets and the Deferred Assets in the Transferred Business as presently conducted.

                    "Person" shall mean any individual, group, corporation, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

                    "Polymers Employees" shall have the meaning set forth in Section 4.24(e)(ii).

                    "Polymers Field" shall have the meaning set forth in Section 4.24(e)(i).

                    "Prepaid Taxes" shall have the meaning set forth in Section 2.04.

                    "Real Property Deeds" shall have the meaning set forth in Section 2.02(a).

                    "Recalls" shall have the meaning set forth in
          Section 3.01(u).

                    "Registration Rights Agreement" shall have the meaning set forth in Section 4.12.

                    "Required Amendment" shall have the meaning set forth in Section 3.02(b).

                    "RTM" shall have the meaning set forth in
          Section 4.13.

                    "Satellite Personnel" shall have the meaning set forth in Section 3.01(a).

                    "Scheduled Real Property" shall mean all real property, leaseholds and other interests in real property of Ciba or its Subsidiaries listed in Schedule 3.01(h)(1) or 3.01(h)(2), in each case together with Ciba's and its Subsidiaries' right, title and interest in all buildings, improvements, fixtures and all other appurtenances thereto and all easements, rights of way, licenses, privileges, zoning and development rights and other rights and benefits thereunto belonging to the extent used in connection with the Transferred Business, including all surveys, plans, specifications and other architectural and engineering drawings and all condemnation awards and insurance proceeds payable to Ciba and/or any of its Subsidiaries with respect to such interests for casualties or takings occurring between the date hereof and the Closing Date or, in respect of South Africa, the Deferred Closing Date.

                    "SEC" shall mean the Securities and Exchange
          Commission.

                    "SEC Documents" shall have the meaning set forth in Section 3.02(e).

                    "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                    "Subordinated Debt" shall mean the subordinated notes of Hexcel to be issued under the Indenture in the aggregate principal amounts and on the dates provided in Sections 2.03(e), 2.04(g) and 2.05.

                    "Subsidiary" shall mean, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

                    "Supply and Tolling Agreements" shall have the meaning set forth in Section 4.12.

                    "Tax" or "Taxes" shall mean all Federal, state, local, foreign or other governmental taxes, assessments, duties, fees, levies or similar charges of any kind, including all income, environmental, excise, property, occupation, use, intangibles, sales, registration, value added, payroll, employment and other withholding taxes, and including all interest, penalties and additions imposed with respect to such amounts.

                    "Tax Claim" shall have the meaning set forth in
          Section 7.06.

                    "Tax Return" shall mean any return (including information returns), report, declaration or statement relating to Taxes or otherwise required to be filed with any Taxing Authority, including any schedule or attachment thereto or amendment thereof.

                    "Taxing Authority" shall mean any governmental or quasi-governmental body exercising any taxing authority or any other body exercising Tax regulatory authority.

                    "Trademark License Agreement" shall have the meaning set forth in Section 4.13.

                    "Trademarks" shall mean trademarks and service marks, registrations thereof, pending applications therefor and such unregistered rights as may exist through use.

                    "Trade Names" shall mean trade names, brand marks, trade dress, brand names, logos and all other names and slogans or product goodwill for which no trademark registration has been obtained and for which no application is pending.

                    "Transferred Business" shall mean the global composites division of Ciba and CGC consisting of the development, manufacture, marketing, sale and distribution on a world-wide basis of composites, including structures and interiors, fabrics, laminates, prepregs, adhesive films, honeycomb core, sandwich panels and fabricated components, other than to the extent, if any, such activities are conducted on the Closing Date by the worldwide Polymers Division, Additives Division or Pigments Division of Ciba.

                    "Transferred Business Consideration" shall have the meaning set forth in Section 1.02.

                    "Transfer Taxes" shall mean all transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes) and related amounts incurred as a result of the transfer of the Acquired Assets, Danutec Equity or Deferred Assets to Hexcel or its designated Subsidiaries pursuant to this Agreement.

                    "Transitional Services Agreements" shall have the meaning set forth in Section 4.12.

                    "Trigger Event" shall have the meaning set forth in Section 8.10.

                    "UK Agreements" shall have the meaning set forth in Section 4.12.

                    "UK Employment Matters Agreement" shall have the meaning set forth in Section 4.12.

                    "U.S. GAAP" shall mean United States generally accepted accounting principles.



                                                              Exhibit A

                              GOVERNANCE AGREEMENT dated as of
                         [   ], 1995, between CIBA-GEIGY LIMITED, a
                                      to the Strategic Alliance Agreement
                         Swiss corporation ("Ciba"), and HEXCEL
                         CORPORATION, a Delaware corporation
                         ("Hexcel").

                    WHEREAS Hexcel, Ciba and Ciba-Geigy Corporation, a New York corporation ("CGC"), are parties to a Strategic Alliance Agreement dated as of September 29, 1995 (the "Strategic Alliance Agreement") and upon consummation of the transactions contemplated therein (the "Transactions"), Ciba will Beneficially Own approximately 49.9% of the Total Voting Power of Hexcel (as such terms are defined below); and

                    WHEREAS the parties hereto wish to further establish the nature of their strategic alliance and set forth their agreement concerning the governance of Hexcel following consummation of the Transactions as well as certain matters relating to Ciba's ownership of Voting Securities (as such term is defined below).

                    NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions

                    Section 1.01.  Definitions.  As used in this
          Agreement, the following terms shall have the following meanings:

                    An "affiliate" of any Person means any other
          Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "Control" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

                    "associate" has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

                    Any Person shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" any securities (which securities shall also be deemed "Beneficially Owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

                    "Board" means the board of directors of Hexcel.

                    "Broad Distribution" means a distribution of Voting Securities that, to the knowledge, after due inquiry, of the Person on whose behalf such distribution is being made, will not result in the acquisition by any other Person of any such Voting Securities to the extent that, after giving effect to such acquisition, such acquiring Person would hold in excess of the greater of (x) 5% of the Total Voting Power of Hexcel or (y) if such acquiring Person is an institutional investor eligible to file a Statement on
          Schedule 13G (or any successor form) with respect to its investment in Hexcel, 7% of the Total Voting Power of Hexcel.

                    "Buyout Transaction" means a tender offer, merger, sale of all or substantially all Hexcel's assets or any similar transaction that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of all Voting Securities Beneficially Owned by each such holder or otherwise contemplates the acquisition of all (but not less than all) Voting Securities Beneficially Owned by each such holder.

                    "CGC" has the meaning set forth in the recitals to this Agreement.

                    "Chairman" means the Chairman of the Board and Chief Executive Officer of Hexcel.

                    "Ciba" has the meaning set forth in the recitals to this Agreement.

                    "Ciba Directors" means Ciba Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

                    "Ciba Entity" means any Subsidiary of Ciba that holds Voting Securities.

                    "Ciba Nominees" means such Persons as are so designated by Ciba, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section 2.02 hereof.

                    "Closing Date" means the date of the closing of the Transactions.

                    "Customary Acquisition/Control Premium" means the aggregate realizable value for all Voting Securities (including Voting Securities owned by Ciba or any Ciba Entity), assuming a sale of Hexcel in its entirety in a transaction or series of related transactions to a third party or parties on an arm's length basis in a controlled auction process designed to maximize shareholder value by attracting all possible bidders, including Ciba and its affiliates.

                    "Election Date" means the tenth anniversary of the Closing Date and, if Ciba exercises its right to extend this Agreement for one or more successive two year periods thereafter pursuant to Section 5.01(a)(i), the date on which each such extension period expires.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                    "Governmental Entity" means any court,
          administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

                    "group" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

                    "Hexcel" has the meaning set forth in the recitals to this Agreement.

                    "Hexcel Common" means the common stock of Hexcel, par value $0.01 per share.

                    "Independent Director" means a director of Hexcel who is not a Ciba Director and who (i) is not and has never been an officer, employee or director of Ciba or any affiliate (other than Hexcel) or associate of Ciba and
          (ii) has no affiliation or compensation, consulting or contractual relationship with Ciba or any of its affiliates (other than Hexcel) such that a reasonable person would regard such director as likely to be unduly influenced by Ciba or any of its affiliates (other than Hexcel).

                    "Other Holders" means the holders of the Other
          Shares.

                    "Other Shares means Voting Securities not
          Beneficially Owned by Ciba or any Ciba Entity.

                    "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

                    "President" means the President and Chief
          Operating Officer of Hexcel.

                    "Registration Rights Agreement" means the
          Registration Rights Agreement dated as of the date hereof between Ciba and Hexcel.

                    "Requisite Consideration" means consideration that is (i) approved by (x) a majority of the Independent Directors acting solely in the interests of the Other Holders, after the receipt of an opinion of an independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the Other Holders by means of a Stockholder Vote solicited pursuant to a proxy statement containing the information required by
          Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by Ciba), fair to the Other Holders from a financial point of view. In connection with the retention of any investment banking firm referred to herein, the Independent Directors shall instruct such investment banking firm, unless the Independent Directors conclude, after consultation with their outside legal and financial advisors, that such instructions are not appropriate, to (a) value Hexcel's businesses taking into account a premium for control and
          (b) assume for purposes of such opinion that the Other Holders are entitled to their proportionate part of a Customary Acquisition/Control Premium.

                    "Requisite Distribution" means a public offering registered under the Securities Act or a non-registered distribution conducted pursuant to an applicable exemption from registration under the Securities Act, in each case that is conducted in a manner calculated to achieve a Broad Distribution.

                    "SEC" means the Securities and Exchange Commission or any successor Governmental Entity.

                    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                    "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date of this Agreement.

                    "Standstill Period" means the five-year period commencing on the Closing Date.

                    "Stockholder Vote" means as to any matter to be presented to holders of Voting Securities, a vote at a duly called and held annual or special meeting of the holders of Voting Securities entitled to vote on such matter.

                    "Strategic Alliance Agreement" has the meaning set forth in the recitals to this Agreement.

                    "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

                    "Third Party Offer" means a bona fide offer to enter into a Buyout Transaction by a Person other than Ciba or any of its affiliates or any other Person acting on behalf of Ciba or any of its affiliates that does not treat Ciba or any Ciba Entity differently than the Other Holders.

                    "Total Voting Power of Hexcel" means the total number of votes that may be cast in the election of directors of Hexcel if all Voting Securities outstanding or treated as outstanding pursuant to the final sentence of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Hexcel Beneficially Owned by any Person is the percentage of the Total Voting Power of Hexcel that is represented by the total number of votes that may be cast in the election of directors of Hexcel by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by any other Person.

                    "Transactions" has the meaning set forth in the recitals to this Agreement.

                    "Voting Securities" means Hexcel Common and any other securities of Hexcel or any Subsidiary of Hexcel entitled to vote generally in the election of directors of Hexcel or such Subsidiary of Hexcel.

                                   ARTICLE II

                              Corporate Governance

                    SECTION 2.01.  Board of Directors.  The Board
          shall consist of ten members, two of whom shall be the Chairman and the President.

                    SECTION 2.02. Ciba Board Representation. (a) If Ciba Beneficially Owns 30% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of four Ciba Directors, the Chairman, the President and four additional Independent Directors.

                    (b) If Ciba Beneficially Owns less than 30% but at least 20% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of three Ciba Directors, the Chairman, the President and five additional Independent Directors.

                    (c) If Ciba Beneficially Owns less than 20% but at least 15% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Ciba Directors, the Chairman, the President and six additional Independent Directors.

                    (d) If Ciba Beneficially Owns less than 15% but at least 10% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Ciba Director, the Chairman, the President and seven additional Independent Directors.

                    (e) In order to determine (x) the number of Ciba Nominees to be included in any slate of directors to be presented to stockholders for election to the Board and
          (y) the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba for purposes of Sections 2.04 and 2.06, Ciba shall be deemed to Beneficially Own a percentage of the Total Voting Power of Hexcel that is no more than
          (1) 49.9% of the Total Voting Power of Hexcel (or such greater percentage as Ciba in fact hereafter Beneficially Owns in accordance with the terms of this Agreement) less
          (2) the percentage of the Total Voting Power of Hexcel represented by any Voting Securities disposed of by Ciba or any Ciba Entity since the Closing.

                    SECTION 2.03. Designation of Slate. Any Ciba Nominees that are included in a slate of directors pursuant to Section 2.02 shall be designated by Ciba, and any Independent Director nominees who are to be included in any slate of directors pursuant to Section 2.02 shall be designated by majority vote by the then incumbent Independent Directors (including the Chairman and the President if he or she is an Independent Director). Hexcel's nominating committee shall nominate each person so designated. The initial Ciba Nominees shall be John M. D. Cheesmond, Stanley Sherman, Joseph T. Sullivan and Hermann Vodicka. The initial Chairman shall be John J. Lee. The initial President shall be Juergen Habermeier. Upon consummation of the Transactions, the number of directors constituting the entire Board will be fixed at ten and a sufficient number of the then serving members of the Board will resign in order to permit the appointment of the initial Ciba Nominees and the initial President to fill the vacancies thereby created. The remaining members of the Board shall be Marshall S. Geller, Peter A. Langerman, George S. Springer and Frederick W. Stanske.

                    SECTION 2.04.  Committee Membership.  Ciba
          Directors shall serve on each committee of the Board, including the finance, audit, nominating, and compensation committees of the Board. So long as Ciba Beneficially Owns 40% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), each committee of the Board shall consist of the same number of Ciba Directors as Independent Directors. At all other times, each such committee shall be comprised such that Ciba's representation on such committee is at least proportionate to its representation on the Board unless the committee is comprised of three members or less, in which case at least one Ciba Director shall serve.

                    SECTION 2.05. Resignations and Replacements. (a) If at any time a member of the Board resigns (pursuant to this Section 2.05 or otherwise) or is removed, a new member shall be designated to replace such member until the next election of directors. If consistent with Section 2.02 the replacement director is to be a Ciba Director, Ciba shall designate the replacement Ciba Director. If the former member was the Chairman or President, the replacement Chairman or President, respectively, shall be the replacement. Except as set forth in paragraph (c) below, if consistent with Section 2.02, the replacement director is to be an Independent Director (other than the Chairman or President), the remaining Independent Directors (including the Chairman and the President if he or she is an Independent Director) shall designate the replacement Independent Director.

                    (b) Subject to paragraph (c) below, if at any time the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba decreases to a point at which the number of Ciba Nominees entitled to be nominated to the Board in accordance with this Agreement in an election of directors presented to stockholders would decrease, within 10 days thereafter Ciba shall cause a sufficient number of Ciba Directors to resign from the Board so that the number of Ciba Directors on the Board after such resignation(s) equals the number of Ciba Nominees that Ciba would have been entitled to designate had an election of directors taken place at such time. Ciba shall also cause a sufficient number of Ciba Directors to resign from any relevant committees of the Board so that such committees are comprised in the manner contemplated by Section 2.04 after giving effect to such resignations. Any vacancies created by the resignations required by this Section 2.05(b) shall be filled by Independent Directors.

                    (c) If at any time the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba decreases as a result of an issuance of Voting Securities by Hexcel, Ciba may notify Hexcel that Ciba intends to acquire a sufficient amount of additional Voting Securities in accordance with this Agreement necessary to maintain its then current level of Board representation within 90 days, provided, however, that if during such period (or any extension under this proviso), Ciba is prohibited from purchasing Voting Securities in order to comply with applicable law or refrains from such purchases at Hexcel's request, such period shall be extended by the number of days during which Ciba is so prohibited or so refrains. In such event, until the end of such period (and thereafter if Ciba in fact restores its percentage of the Total Voting Power of Hexcel during such period and provided that Ciba continues to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 2.02) the Board shall continue to have the number of Ciba Directors that corresponds to the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba prior to such issuance of Voting Securities by Hexcel.

                    SECTION 2.06. Approvals. (a) So long as Ciba Beneficially Owns 40% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), neither the Board nor any committee of the Board shall take any action, including approval, authorization or ratification of any action or inaction by officers, agents or employees of Hexcel, without the affirmative vote of at least one Ciba Director and one Independent Director.

                    (b) The Board shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Ciba Directors (x) so long as Ciba Beneficially Owns 33% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e) and, if Ciba's percentage ownership of the Total Voting Power of Hexcel is reduced below 33% as so determined by an issuance of Voting Securities by Hexcel, until 10 business days after Hexcel notifies Ciba in writing of such issuance, and
          (y) during the 90-day period following an issuance of Voting Securities by Hexcel that causes Ciba to Beneficially Own less than 33% of the Total Voting Power of Hexcel as so determined if Ciba shall have notified Hexcel within 10 business days after Ciba's receipt of a written notification of such issuance that Ciba intends to acquire a sufficient amount of Voting Securities within such 90-day period so that it will Beneficially Own at least 33% of the Total Voting Power of Hexcel determined in accordance with
          Section 2.02(e) by the end of such 90-day period:

                    (i) any merger, consolidation, acquisition or
               other business combination involving Hexcel or any Subsidiary of Hexcel if the value of the consideration to be paid or received by Hexcel in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by Hexcel in all other such transactions approved by the Board during the prior 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets;

                    (ii) any sale, transfer, assignment, conveyance,
               lease or other disposition or any series of related dispositions of any assets, business or operations of Hexcel or any of its Subsidiaries if the value of the assets, business or operations so disposed exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets;

                    (iii) any issuance by Hexcel or any Significant
               Subsidiary of Hexcel of equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its Subsidiaries) or of any bonds, debentures, notes or other securities convertible into, exchangeable for or exercisable for equity securities if the aggregate net proceeds to Hexcel of such issuance or of such issuance when added to the aggregate net proceeds of all such issuances approved by the Board during the prior
               12 months exceeds the greater of (x) $75 million or
               (y) 11% of Hexcel's total consolidated assets; and

                    (iv) any new capital expenditure program or any capital expenditure that is not part of a capital expenditure program previously approved by the Board, if the amount or anticipated amount of such program or expenditure or of such program or expenditure when added to the aggregate amount of capital expenditures not so approved by the Board during the prior 12 months exceeds the greater of (x) $50 million or (y) 7% of Hexcel's total consolidated assets.

                    SECTION 2.07.  Solicitation and Voting of
          Shares. (a) Hexcel shall use reasonable efforts to solicit from the stockholders of Hexcel eligible to vote for the election of directors proxies in favor of the Board nominees selected in accordance with Section 2.02.

                    (b) Except as provided in Section 3.03, until the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba falls below either (x) 15% if and so long as there is on file with the SEC any Statement on Schedule 13D or 13G (or any comparable successor form) showing Beneficial Ownership by any Person (other than Ciba or the Ciba Entities) of 10% or more of the Total Voting Power of Hexcel or (y) 10% in all other cases, (A) in any election of directors or at any meeting of the stockholders of Hexcel called expressly for the removal of directors, so long as the Board includes (and will include after any such removal) the Ciba Directors contemplated by Section 2.02, Ciba shall and shall cause any Ciba Entity to be present for purposes of establishing a quorum and shall vote and shall cause any Ciba Entity to vote all its Voting Securities entitled to vote (1) in favor of any nominee or director selected in accordance with Section 2.02 and (2) otherwise against the removal of any director designated in accordance with
          Section 2.02 and (B) in any other matter submitted to stockholders, Ciba shall and shall cause any Ciba Entity to be present for purposes of establishing a quorum and shall vote and shall cause any Ciba Entity to vote all its Voting Securities entitled to vote either, at the discretion of Ciba, (1) as recommended by the Board or (2) in proportion to the votes cast with respect to the Other Shares; provided, however, that, except as provided in Section 3.03, Ciba and any Ciba Entity shall be free to vote all its Voting Securities entitled to vote in its sole discretion on the following matters submitted to stockholders so long as such matters were not submitted to stockholders, without the concurrence of the Board (or if with such concurrence so long as such concurrence is not obtained by Ciba in violation of this Agreement), at the request of Ciba or any of its affiliates (other than Hexcel) or at the request of any Person acting on behalf of Ciba or any of its affiliates (other than Hexcel):

                    (i) any amendment to Hexcel's certificate of
               incorporation (provided, however, that Ciba and any Ciba Entity shall vote against any such amendment that is inconsistent with Section 4.14 of the Strategic Alliance Agreement);

                    (ii) any merger, consolidation, acquisition or
               other business combination involving Hexcel or any Subsidiary of Hexcel;

                    (iii) any sale, lease, transfer or other
               disposition of the business operations or assets of Hexcel;

                    (iv) any recapitalization, restructuring or
               similar transaction or series of transactions involving Hexcel or any Significant Subsidiary of Hexcel;

                    (v) any dissolution or complete or partial
               liquidation or similar arrangement of Hexcel or any Significant Subsidiary of Hexcel;

                    (vi) any issuance of equity securities (other than
               pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its Subsidiaries approved by the Board in accordance with this Agreement) or of any bonds, debentures, notes or other securities convertible into, exchangeable for or exercisable for equity securities; and

                    (vii) entering into any material joint venture, collaboration or partnership by Hexcel or any Subsidiary of Hexcel.

                    SECTION 2.08. Certificate of Incorporation and By-Laws; Anti-takeover Measures. (a) The by-laws of Hexcel shall be amended as of the Closing Date to include each of the provisions set forth in Annex A hereto and such provisions shall not thereafter be amended during the term of this Agreement except with Ciba's written consent.
          Hexcel and Ciba shall each take or cause to be taken all lawful action necessary to ensure at all times that Hexcel's certificate of incorporation and by-laws are not at any time inconsistent with the provisions of this Agreement.

                    (b)  Hexcel shall not adopt or implement any
          takeover defense measures applicable to Ciba or any of its affiliates, including the institution or amendment by Hexcel or any of its Subsidiaries of any stockholders rights plan or similar plan or device, or any change of control matters (including provisions in future agreements or collaborations
          (i) that contain any restrictions on Ciba by virtue of its Beneficial Ownership of Voting Securities or (ii) that would subject Ciba or Hexcel to any adverse effect if Ciba increased the Total Voting Power of Hexcel Beneficially Owned by it in accordance with this Agreement).

                    (c) Except as required by applicable law, rule or regulation, Hexcel shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action (other than those expressly contemplated by this Agreement and other than those that affect Ciba and each Other Holder or each director at the same time in the same manner) that would (1) impose limitations on the legal rights of Ciba or its affiliates or associates as a stockholder of Hexcel, including, any action that would impose restrictions based upon the size of security holding, nationality of a securityholder, the business in which a securityholder is engaged or other considerations applicable to Ciba or its affiliates or associates and not to stockholders generally, (2) deny any benefit to Ciba or its affiliates or associates, proportionately as a holder of any class of Voting Securities, (3) otherwise materially adversely discriminate against Ciba, its affiliates or associates as stockholders of Hexcel or (4) restrict the right of any Ciba Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which a Ciba Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof, except with respect to (i) entering into contractual or other business relationships with Ciba or any of its affiliates (other than in their capacity as stockholders of Hexcel), (ii) disputes with Ciba or any of its affiliates (including disputes under this Agreement),
          (iii) interpretation or enforcement of this Agreement or any other agreement with Ciba or any of its affiliates or
          (iv) any other matter involving an actual or potential conflict of interest due to such director's relationship with Ciba or any of its affiliates.

                                   ARTICLE III

                                   Standstill

                    SECTION 3.01.  Standstill.  (a) Except as
          otherwise expressly provided in this Agreement (including this Section 3.01, Section 2.02 or Section 3.03) or as specifically approved by a majority of the Independent Directors (so long as such approval was not obtained by Ciba in violation of this Agreement), neither Ciba nor any of Ciba's controlled affiliates shall, directly or indirectly,
          (i) by purchase or otherwise, acquire, agree to acquire or offer to acquire Beneficial Ownership of any Voting Securities or direct or indirect rights or options to Beneficially Own Voting Securities (including any voting trust certificates representing such securities),
          (ii) enter, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its Subsidiaries, or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of Hexcel or any of its Subsidiaries (except (x) for purchases or acquisitions in the ordinary course of business and (y) for proposals to purchase or acquire a nonmaterial portion of the assets of Hexcel or any of its Subsidiaries that are not required to be publicly disclosed), (iii) initiate or propose any securityholder proposal without the approval of the Board granted in accordance with this Agreement or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Voting Securities or request or take any action to obtain any list of securityholders for such purposes with respect to any matter other than those upon which Ciba and the Ciba Entities may vote in their sole discretion under
          Section 2.07 (or, as to such matters, solicit any Person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange Act), (iv) form, join or in any way participate in a group (other than a group consisting solely of Ciba and its affiliates) formed for the purpose of acquiring, holding, voting or disposing of or taking any other action with respect to Voting Securities that would be required under Section 13(d) of the Exchange Act to file a Statement on Schedule 13D with respect to such Voting Securities, (v) deposit any Voting Securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement), (vi) seek representation on the Board, the removal of any directors from the Board or a change in the size or composition of the Board, (vii) make any request to amend or waive any provision of this Section 3.01, which request would require public disclosure under applicable law, rule or regulation, (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal, (ix) take any action challenging the validity or enforceability of the foregoing or
          (x) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

                    (b)  Nothing in this Section 3.01 shall
          (i) prohibit or restrict Ciba from responding to any inquiries from any shareholders of Hexcel as to Ciba's intention with respect to the voting of any Voting Securities Beneficially Owned by Ciba so long as such response is consistent with the terms of this Agreement;
          (ii) prohibit the purchase or other acquisition of Beneficial Ownership of any Voting Securities, including pursuant to Section 3.02 or in open market purchases, so long as after giving effect to such purchase or other acquisition the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba does not exceed the greater of (A) 49.9% until the third anniversary of the Closing, or 57.5% thereafter, and (B) the highest percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba immediately following any action by Hexcel (including a purchase by Hexcel of Voting Securities) that increases the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba due to a reduction in the amount of Voting Securities outstanding as a result of such action;
          (iii) restrict the right of each Ciba Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her duties as a director or committee member or the manner in which a Ciba Nominee may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof;
          (iv) prohibit Ciba from Beneficially Owning Voting Securities issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which Ciba is permitted to Beneficially Own under this Agreement; (v) prohibit any officer, director, employee or agent of Ciba and its Subsidiaries from purchasing or otherwise acquiring Voting Securities so long as he or she is not a member of a group that includes Ciba or any of its affiliates or is not otherwise acting on behalf of Ciba or any of its affiliates; or (vi) prohibit Ciba or any of its affiliates from disclosing in accordance with its obligations (if any) under the federal securities laws or other applicable law its desire (if any) that Hexcel become the subject of a Buyout Transaction.

                    (c)  After the Standstill Period, nothing in this
          Section 3.01 shall prohibit or restrict Ciba or its affiliates from proposing, participating in, supporting or causing the consummation of a Buyout Transaction, including a transaction with Ciba or any of its affiliates, if all Other Holders are entitled to receive Requisite Consideration upon consummation of such Buyout Transaction.

                    SECTION 3.02. Ciba Right to Maintain Position. Hexcel hereby grants to Ciba the following irrevocable option:

                    If, at any time after the Closing for so long as Ciba shall be entitled to designate one or more Ciba Nominees for election to the Board, Hexcel shall issue for cash any additional Voting Securities (except for any issuances described in the following sentence), then Hexcel shall notify Ciba of such issuance and the price and terms thereof, and Ciba shall have the option, for a period of 45 days after receipt of such notice, to purchase from Hexcel an Amount (as defined below) of such Voting Securities for the same consideration per security and on the same terms as were applicable to such issuance by Hexcel. The foregoing option shall not apply to any issuance of Voting Securities in connection with employee or director stock option or incentive compensation or similar plans. An "Amount" shall mean the smallest number of securities that would allow Ciba to Beneficially Own the same percentage of the Total Voting Power of Hexcel as Ciba Beneficially Owned immediately prior to such issuance.

                    SECTION 3.03. Third Party Offers. (a) In the event that Hexcel becomes the subject of a Third Party Offer that is made after the third anniversary of the Closing and that is approved by two-thirds of the Independent Directors, promptly after such approval, Hexcel shall deliver a written notice to Ciba, briefly describing the material terms of such Third Party Offer. Ciba shall, within 10 business days after receipt of such notice, either (i) offer to acquire the Other Shares on terms at least as favorable to the Other Holders as those contemplated by such Third Party Offer (in which event Hexcel shall endorse such offer by Ciba rather than such Third Party Offer; provided, however, that if Hexcel becomes the subject of another Third Party Offer that provides for greater currently realizable value to Hexcel's stockholders (including Ciba and the Ciba Entities) than such previously proposed Third Party Offer, Hexcel shall be free to pursue such newly proposed Third Party Offer; and provided, further, that such newly proposed Third Party Offer shall be subject to Ciba's rights pursuant to this
          Section 3.03(a)(i) and obligations pursuant to
          Section 3.03(a)(ii)) or (ii) confirm in writing that it will support, and at the appropriate time Ciba shall actually support, such Third Party Offer (or an alternative Third Party Offer providing greater currently realizable value to all Other Holders) by voting and causing each Ciba Entity to vote all its Voting Securities eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each such Ciba Entity to tender or sell all its Voting Securities to the Person making such Third Party Offer.

                    (b) In the event that Hexcel becomes the subject of a Third Party Offer, neither Ciba nor any of the Ciba Entities may support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell its Voting Securities to the Person making such Third Party Offer unless such Third Party Offer is approved by (x) a majority of the Independent Directors acting solely in the interest of the Other Holders or (y) a majority in interest of the Other Holders in a Stockholder Vote solicited pursuant to a proxy statement containing the information required by
          Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve such Third Party Offer by the requisite vote, including whether a fairness opinion was sought and any opinions or recommendations expressed in connection therewith).

                    (c) Notwithstanding Section 3.03(b), if Ciba has exercised the right to require Hexcel to solicit a Buyout Transaction pursuant to Section 5.01, Ciba and the Ciba Entities may vote in favor of or tender or sell their Voting Securities pursuant to any Third Party Offer made as a result of or during such solicitation so long as such Third Party Offer offers the same consideration to all Hexcel stockholders. Unless Hexcel shall have accepted another Third Party Offer providing at least equivalent value to all Hexcel stockholders, Hexcel shall not take any action to interfere with Ciba's right to vote in favor of or tender into such a Third Party Offer (it being understood that Hexcel shall remain free to pursue alternative Third Party Offers that provide for at least equivalent currently realizable value to Hexcel's stockholders (including Ciba and the Ciba Entities) as such previously proposed Third Party Offer).

                                   ARTICLE IV

                              Transfer Restrictions

                    SECTION 4.01.  Restrictions.  (a)  Except in
          connection with a Third Party Offer that has been approved by the Independent Directors or the Other Holders in accordance with Section 3.03 or as provided in
          Section 3.03(c), Ciba shall not, and shall not permit any Ciba Entity, directly or indirectly, to sell, transfer or otherwise dispose of any Voting Securities except (i) transfers solely among Ciba and its wholly owned Subsidiaries, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act (regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act or
          (iii) in a registered public offering or a non-registered offering subject to an applicable exemption from the registration requirements of the Securities Act, in the case of clauses (ii) and (iii), in a manner calculated to achieve a Broad Distribution.

                    (b) Ciba shall not sell, transfer or otherwise dispose of any of the capital stock of any Ciba Entity, except to another direct or indirect wholly owned Subsidiary of Ciba; provided, however, that nothing in this Agreement shall prohibit Ciba from effecting (x) a pro rata distribution to Ciba's stockholders or (y) a sale in a manner calculated to achieve a Broad Distribution of up to 20%, of the equity securites of a Ciba Entity if (1) such distribution or sale has a bona fide business purpose (other than the sale or distribution of Voting Securities), (2) the Voting Securities Beneficially Owned by such Ciba Entity do not constitute a material portion of the total assets of such Ciba Entity and (3) in the case of clause (x), such Ciba Entity agrees in writing to be bound by the terms and provisions of this Agreement to the same extent that Ciba would be bound if it Benefically Owned the Voting Securities Beneficially Owned by such Ciba Entity. Ciba shall not permit any Subsidiary of Ciba that is not a direct or indirect wholly owned Subsidiary of Ciba to become a Ciba Entity.

                    SECTION 4.02. Legends. (a) Except as set forth in paragraph (b) below, during the term of this Agreement all certificates representing Voting Securities Beneficially Owned by Ciba shall bear an appropriate restrictive legend indicating that such Voting Securities are subject to restrictions pursuant to this Agreement and that such Voting Securities were not issued pursuant to a public offering registered pursuant to the Securities Act.

                    (b) Upon any transfer or proposed transfer of Beneficial Ownership by Ciba or any Ciba Entity of any Voting Securities to any Person other than Ciba or a Ciba Entity that is permitted pursuant to this Agreement, Hexcel shall, upon receipt of timely notice and such certificates, opinions and other documentation as shall be reasonably requested by Hexcel, cause certificates representing such transferred Voting Securities to be issued not later than the time needed to effect such transfer (x) without any restrictive legend if upon consummation of such transfer such Voting Securities are no longer "restricted securities" as defined in Rule 144 under the Securities Act or
          (y) without any reference to this Agreement if upon consummation of such transfer such Voting Securities continue to be "restricted securities".

                    SECTION 4.03. Effect. Any purported transfer of Voting Securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect.

                                    ARTICLE V

                            Extension and Termination

                    SECTION 5.01.  Ciba Election.  (a) If the
          percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba on any Election Date is greater than 10% but less than 100%, Ciba shall take either of the following actions on such Election Date:

                    (i) extend this Agreement for an additional
               two year period, in which case so long as Ciba Beneficially Owns 25% or more of the Total Voting Power of Hexcel, on one occasion during each such two-year period Ciba may require Hexcel to solicit in good faith a Buyout Transaction in which Ciba, the Ciba Entities and the Other Holders receive the same consideration per Voting Security (in which event the provisions of this Agreement shall continue in full force and effect until the consummation of such a Buyout Transaction); or

                    (ii) undertake to sell a sufficient number of
               Voting Securities so that the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba falls below 10% during the subsequent 18 months pursuant to one or more Requisite Distributions (in which event the provisions of this Agreement shall continue until the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba falls below 10%).

                    (b)  If at any time in accordance with this
          Agreement the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba is either (x) 10% or less or (y) 100%, this Agreement shall automatically terminate.

                    (c)  If either party to this Agreement is in
          breach of or violates any material obligation under this Agreement and fails to cure such breach or violation within 60 days after delivery of written notice from the other party specifying such breach and requesting its cure, such other party may terminate its obligations under this Agreement.

                                   ARTICLE VI

                                  Miscellaneous

                    SECTION 6.01. Notices. All notices, requests and other communications hereunder shall be in writing
          (including fax) and shall be sent, delivered or mailed, addressed, or faxed:

                    (a)  if to Hexcel, to:

                       Hexcel Corporation
                       5794 West Las Positas Boulevard
                       Pleasanton,CA 94588
                       (T) (510) 847-9500
                       (F) (510) 734-8611

                       Attention of Rodney P. Jenks, Esq.

                       with a copy to:

                       Alan C. Myers, Esq.
                       Skadden, Arps, Slate, Meagher & Flom
                       919 Third Avenue
                       New York, NY 10022
                       (T) (212) 735-3000
                       (F) (212) 735-2000

                    (b) if to Ciba, to:

                       Ciba-Geigy Limited
                       CH 4002
                       Basle, Switzerland
                       (T) (41) 61 697-4750
                       (F) (41) 61 697-8253

                       Attention of Mr. John M.D. Cheesmond

                       with copies to:

                       Ciba-Geigy Corporation
                       520 White Plains Road
                       P.O. Box 2005
                       Tarrytown, NY 10591-9005
                       (T) (914) 785-2000
                       (F) (914) 785-2844

                       Attention of Mr. Stanley Sherman and
                       Attention of John J. McGraw, Esq.
                       and
                       Ciba-Geigy Limited
                       CH4002
                       Basle, Switzerland
                       (T) (41) 696-5107
                       (F) (41) 696-4677

                       Attention of Dr. Peter Rudolf

                       and

                       Philip A. Gelston, Esq.
                       Cravath, Swaine & Moore
                       825 Eighth Avenue
                       New York, NY 10019
                       (T) (212) 474-1548
                       (F) (212) 474-3700

          Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by fax, receipt confirmed. Each such notice, request or communication shall be effective
          (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this
          Section 6.01 (or in accordance with the latest unrevoked written direction from such party) and (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 6.01 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

                    SECTION 6.02.  Interpretation.  The headings
          contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                    SECTION 6.03. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction,
          (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                    SECTION 6.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

                    SECTION 6.05. Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Registration Rights Agreement and the Strategic Alliance Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and, solely with respect to the proviso in Section 2.07(b)(i), the Indemnified Individuals (as defined in the Strategic Alliance Agreement), any rights or remedies hereunder.

                    SECTION 6.06. Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

                    SECTION 6.07. Governing Law; Equitable Remedies. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

                    SECTION 6.08. Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 6.01 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                    SECTION 6.09.  Amendments; Waivers.  (a)  No
          provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver by Hexcel shall be effective without the approval of a majority of the Independent Directors. Notwithstanding any provision herein to the contrary, if a majority of the Independent Directors determine in good faith to do so, such Independent Directors may seek to enforce, in the name and on behalf of Hexcel, the terms of this Agreement against Ciba.

                    (b)  No failure or delay by any party in
          exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                    SECTION 6.10. Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

                                        CIBA-GEIGY LIMITED,

                                          by

                                            Name:

                                            Title:

                                        HEXCEL CORPORATION,

                                          by

                                            Name:
                                            Title:



                                                              Exhibit B

                               Hexcel Corporation
               Increasing Rate Senior Subordinated Notes due 2003
                         to the Strategic Alliance Agreement

                                Summary of Terms

          Issuer:                Hexcel Corporation, a Delaware
                                 corporation (the "Company").

          Notes: Increasing Rate Senior Subordinated Notes due 2003 (the "Securities").

          Coupon: The Securities shall bear interest at the initial rate of 9% per annum, which rate shall be increased by 50 basis points annually. Interest shall accrue from the date of the Closing as defined in the Strategic Alliance Agreement among Ciba-Geigy Limited, Ciba-Geigy Corporation and the Company.

          Redemption:            The Company may redeem the Securities
                                 whole at any time or in part from
                                 time to time at a redemption price
                                 equal to 100% of the principal amount
                                 of the Securities to be redeemed,
                                 plus accrued interest.

          Covenants:             (a)  Limitation on indebtedness to
                                      the extent consolidated coverage
                                      ratio is equal to or less than
                                      2.0 to 1.0.  The Company and its
                                      Subsidiaries (as defined) may
                                      incur (i) indebtedness under the
                                      Company's Credit Agreement (as
                                      defined); (ii) other
                                      indebtedness in aggregate
                                      principal amount not in excess
                                      of $20,000,000; (iii)
                                      indebtedness owing to and held
                                      by the Company or its Wholly
                                      Owned Subsidiaries (as defined);
                                      (iv) existing indebtedness;
                                      (v) indebtedness of any
                                      Subsidiary incurred or
                                      outstanding prior to the date
                                      such Subsidiary became a
                                      Subsidiary of the Company;
                                      (vi) refinancing indebtedness
                                      relating to clauses (ii), (iv)
                                      or (v) above; (vii) indebtedness
                                      in an amount not to exceed
                                      $10,000,000 in the aggregate at
                                      any time outstanding under
                                      hedging obligations relating to
                                      permitted indebtedness or
                                      entered into in the ordinary
                                      course of business;
                                      (viii) indebtedness in an amount
                                      not to exceed $5,000,000 in the
                                      aggregate secured by purchase
                                      money liens; and
                                      (ix) capitalized lease
                                      obligation incurred in any year
                                      in an aggregate amount not to
                                      exceed $5,000,000 for such year.

                                 (b)  Limitation on dividends,
                                      redemptions of capital stock,
                                      retirement of subordinated
                                      obligations and investments
                                      (collectively, "Restricted
                                      Payments).  The Company may make
                                      Restricted Payments if (x) a
                                      Default (as defined) is not
                                      pending and would not result
                                      therefrom, (y) the Company could
                                      incur any Indebtedness under the
                                      consolidated coverage ratio test
                                      and (z) the aggregate amount of
                                      Restricted Payments do not
                                      exceed $15,000,000 plus 50% of
                                      Consolidated Net Income (as
                                      defined) (minus 100% of any
                                      deficit), plus net cash proceeds
                                      from the sale of stock plus the
                                      amount by which the Company and
                                      its Subsidiaries reduce their
                                      Indebtedness.  Notwithstanding
                                      the foregoing, the Company may
                                      (i) purchase or redeem capital
                                      stock with the proceeds of sales
                                      of capital stock; (ii) purchase
                                      or redeem  subordinated
                                      obligations with the proceeds of
                                      the sale of permitted
                                      indebtedness; (iii) purchase or
                                      redeem  subordinated obligations
                                      with the proceeds of asset
                                      dispositions; (iv) pay permitted
                                      dividends within 60 days after
                                      the date of declaration thereof;
                                      (v) pay dividends, redeem
                                      capital stock and retire
                                      subordinated obligations
                                      aggregating less than
                                      $15,000,000; and (vi) make
                                      scheduled payments in respect of
                                      [DIC Technology or HDP].

                                 (c)  Limitation on restrictions on
                                      distributions from subsidiaries,
                                      subject to customary exceptions.

                                 (d)  Limitation on sales of assets
                                      and Subsidiary stock in excess
                                      of $1,000,000 and a requirement
                                      that the Company use the
                                      proceeds of such sales to repay
                                      senior indebtedness or
                                      indebtedness of Wholly Owned
                                      Subsidiaries, make investments
                                      or, under certain circumstances,
                                      to offer to redeem the
                                      Securities for 100% of their
                                      principal amount plus accrued
                                      interest.

                                 (e)  Limitation on transactions with
                                      Affiliates (as defined) in
                                      excess of $100,000, subject to
                                      exceptions relating to
                                      transactions with (i) Ciba-Geigy
                                      Limited or its affiliates,
                                      (ii) American Body Armor and
                                      Equipment Inc. or (iii) Hexcel
                                      Foundation, and with possible
                                      further exceptions relating to
                                      existing agreements.

                                 (f)  Offer to repurchase Securities
                                      upon a Change of Control (as
                                      defined) at 101% of principal
                                      amount plus accrued and unpaid
                                      interest.

                                 (g)  Limitation on issuance of stock
                                      of Subsidiaries and sale of
                                      stock of Subsidiaries accounting
                                      for 5% or more of Consolidated
                                      Net Income unless all such
                                      shares are sold.

                                 (h)  Limitation on mergers and
                                      transfers of substantially all
                                      the assets of the Company, with
                                      provisions allowing Wholly Owned
                                      Subsidiaries to consolidate
                                      with, merge into or transfer
                                      assets to the Company, and with
                                      a possible further exception
                                      relating to the status under the
                                      Governance Agreement.

          Defaults:              Failure to pay interest or principal
                                 when due, breach of covenants,
                                 cross-acceleration to indebtedness in
                                 excess of $10,000,000, bankruptcy of
                                 the Company or any Significant
                                 Subsidiary (as defined) and
                                 judgements in excess of $10,000,000
                                 that are not discharged, waived or
                                 stayed.  The foregoing are subject to
                                 notice and/or grace periods in
                                 certain instances.

          Subordination:         The Securities shall be subordinated
                                 in right of payment to the prior
                                 payment of all senior indebtedness.


                                                                   Exhibit C

                              DISTRIBUTION AGREEMENT (this
                         "Agreement"), dated as of __________ 1995,
                         to the Strategic Alliance Agreement
                         among HEXCEL CORPORATION, a Delaware
                         corporation ("Hexcel"), BROCHIER S.A., a
                         French corporation ("Brochier"), COMPOSITE
                         MATERIALS LIMITED, a United Kingdom
                         corporation ("CML"), SALVER, S.r.l., an
                         Italian corporation ("Salver", together with
                         Brochier and CML, the "Hexcel Subsidiaries"), and CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba").

                    WHEREAS, Ciba and Hexcel have entered into a Strategic Alliance Agreement dated as of September 29, 1995 (the "SAA") pursuant to which Ciba and Hexcel have agreed to combine the transferred business with Hexcel's business;

                    WHEREAS, in connection with the SAA, the Hexcel Subsidiaries desire Ciba to continue to have Ciba's affiliates act as distributors for products of the Transferred Business in the territories referred to on
          Schedule 1 attached hereto (the "Distributors");

                    WHEREAS, Hexcel and Ciba are interested in a smooth transition of the Transferred Business to Hexcel; and

                    WHEREAS, Ciba is willing to have its affiliates provide their services as Distributors for products of the Transferred Business.

                    NOW, THEREFORE, in consideration of the
          undertakings set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto have therefore agreed as follows:

                    SECTION 1. Terms not specifically defined herein shall have the meaning assigned to them in the SAA.

                    SECTION 2. (a) Ciba commits that the affiliates of Ciba listed in Schedule 1 hereto shall continue to act as Distributors for products of the Transferred Business in the countries listed in Schedule 1 under the terms and conditions at which they have cooperated with the Transferred Business during the six-month period immediately prior to the date of this agreement. The Distributors shall act as independent distributors and are in no way authorized to bind Hexcel and/or the Hexcel Subsidiaries.

                    (b) In the event that Danutec is acquired by Hexcel on or before December 31, 1996, Danutec shall be deemed to be a Hexcel Subsidiary under this Agreement entitled to all the rights and benefits thereof.

                    (c) A list of the employees currently working for each Distributor in connection with the Transferred Business (the "Employees") is attached hereto as Schedule 2.

                    SECTION 3. (a) The Distributors shall use all commercially reasonable efforts to continue to solicit and serve customers for the Transferred Business by using the assets and employees dedicated to the Transferred Business at present and reflected in the Balance Sheet. The Distributors shall also provide the necessary administrative support and related services.

                    (b)  The Hexcel Subsidiaries shall use all
          commercially reasonable efforts to continue to supply the Distributors.

                    (c) The Distributors shall report to Hexcel via the existing regional management structure of the Transferred Business.

                    (d) The Distributors shall continue to provide budgets, latest estimates, monthly reports and one-year plans in the format and in accordance with the timetable to be agreed with Hexcel and the Hexcel Subsidiaries.

                    (e) The Distributors shall continue monthly third party sales reporting as per the Ciba Form G02 currently used, including the end of month Ciba "quick" report.

                    (f)  The Distributors shall visit customers
          regularly and provide to Hexcel and the appropriate Hexcel Subsidiaries reports on key customers and assist the personnel of Hexcel and the Hexcel Subsidiaries in obtaining access to customers.

                    (g) The Distributors shall manage local stocks, consignment stocks and the assets of the Transferred Business in the countries listed on Schedule I hereto in the best interest of Hexcel and the Hexcel Subsidiaries in accordance with the direction of the regional management structure of the transferred business.

                    SECTION 4. Hexcel and all the Hexcel Subsidiaries shall provide the Distributors with price lists for the products of the transferred business to be handled by the Distributors and use their commercially reasonable efforts to fulfill all orders of the Distributors as requested in accordance with the terms hereof and at list prices.
          Hexcel, the Hexcel Subsidiaries and the regional management structure of the transferred business together with the Distributors shall coordinate dealing with key customers in the countries.

                    SECTION 5.  (a)  The Distributors shall not,
          without the prior agreement of Hexcel, which agreement shall not be unreasonably withheld, transfer key employees providing services to the Transferred Business hereunder to other businesses of the Ciba Group.

                    (b) The Hexcel Subsidiaries shall ship orders either to the Distributors or, if requested, directly to customers.

                    (c) The Distributors shall not provide customers with warranties exceeding the warranties provided to the Distributors by Hexcel and the Hexcel Subsidiaries.

                    SECTION 6.  (a)  This Agreement shall become
          effective on the Closing Date and shall remain in effect until December 31, 1996. Hexcel shall be entitled to give two (2) months written notice effective at the end of any calendar month to terminate this Agreement for one or more specified Distributors at any time.

                    (b) Upon termination of this Agreement in its entirety or for specified Distributors, Hexcel and/or the Divested Subsidiaries shall acquire the Inventory and Fixed Assets of the Distributor(s) which constitute the Deferred Assets. Such Inventory shall consist of those products of the Transferred Business purchased from the Hexcel Subsidiaries by the Distributor(s). Such Inventory shall be acquired by the Hexcel Subsidiaries at a purchase price equal to the landed cost of such Inventory to the Distributor(s). Fixed Assets shall consist of the assets listed on Schedule 3 hereto. Such fixed assets shall be transferred to the Hexcel Subsidiaries free of charge, with the exception of the fixed assets in South Africa for which Hexcel shall pay Ciba U.S.$457,500.

                    (c) Upon termination of this Agreement in its entirety or with respect to one or more specified Distributors, Hexcel and/or the Hexcel Subsidiaries shall have the right to offer and where by law obliged to actually offer employment to the relevant Employees. Employment shall be offered on compensation and benefit terms that are reasonably competitive considering the country involved, then prevailing economic conditions, the industry sector in which the relevant Employees are engaged and the relevant Employees' skills and experience. Prior to employment by Hexcel or any of the Hexcel Subsidiaries, the Distributor(s) (or if applicable, Ciba) shall fully vest the relevant Employees in any pension scheme or other employee benefit program in which such Employees have participated and Distributor(s) (of if applicable, Ciba) shall retain any and all liabilities with respect thereto. If Hexcel and the Hexcel Subsidiaries fail to offer employment to one or more of such Employees and within three (3) months thereafter the applicable Distributor(s) terminates the employment of any such Employee, then Hexcel shall contribute an amount up to the amount specified by law and if no such law exists an amount to be agreed to by the parties, which amount shall not exceed one year's total compensation for the respective Employee(s). Except as otherwise provided in this Agreement, Hexcel shall treat all Employees no less favorably than other employees of Hexcel who are employed in comparable positions in comparable locations.

                    (d) Hexcel and the Hexcel Subsidiaries shall be free to negotiate either an extension of this Agreement or one or more new agreements with any of the Distributors.

                    (e)  Sections 8.07 and 8.08 of the SAA are
          incorporated by reference herein and shall be deemed to constitute part of this Agreement.

                    SECTION 7.  Notices.  All notices and other
          communications hereunder shall be in writing (including fax) and shall be sent, delivered or mailed, addressed, or faxed:

                    (a)  if to Hexcel or any of the Hexcel
          Subsidiaries, to:

                       Hexcel Corporation
                       5794 West Las Positas Boulevard
                       Pleasanton,CA 94588
                       (T) (510) 847-9500 (x4257)
                       (F) (510) 847-9727

                       Attention of Stephen C. Forsyth

                              and

                       Mr. Rodney P. Jenks
                       (T) 510 847-9500 (x4383)
                       (F) 510 734-8611

                    (b)  if to Ciba to:

                       Ciba-Geigy Limited
                       CH 4002
                       Basle, Switzerland
                       (T) (41) 61 696-5107
                       (F) (41) 61 696-4677

                       Attention of Dr. Peter Rudolf

          Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by fax, receipt confirmed. Each such notice, request or communication shall be effective
          (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this
          Section 7 (or in accordance with the latest unrevoked written direction from the party to whom such notice is delivered) and (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 7 (or in accordance with the latest unrevoked written direction from the party to whom such notice is transmitted), and the appropriate confirmation is received.


                    IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                        HEXCEL CORPORATION,

                                        by
                                        Name:
                                        Title:

                                        CIBA-GEIGY LIMITED,

                                        by
                                           Name:
                                           Title:

                                        COMPOSITE MATERIALS LIMITED

                                        by
                                          Name:
                                          Title:

                                        BROCHIER, S.A.,

                                        by
                                          Name:
                                          Title:

                                        SALVER, S.r.l.,

                                        by
                                          Name:
                                          Title:



                                                            SCHEDULE 1
                                                  to Distribution Agreement


                                      CIBA AFFILIATES

            Affiliate                     Countries of Responsibility

          Ciba-Geigy Australia Limited    Australia, New Zealand
            Wentworthville, NSW 2145

          Ciba-Geigy A/S                   Denmark
            DK-2100 Kopenhagen O
            Denmark

          Ciba-Geigy OY                    Finland
            FIN-00241 Helsinki
            Finland

          Ciba-Geigy GmbH                  Germany, Switzerland
            D-79662 Wehr/Baden
            Germany

          Ciba-Geigy BV                    The Netherlands
            NL-6800L2 Amhem
            The Netherlands

          Ciba-Geigy (Hong Kong) Limited   Hong Kong, Taiwan, People's
             HK-Hong Kong                  Republic of China

          Hindustan Ciba-Geigy Limited     India
            Bombay 400 020
            India

          Ciba-Geigy Limited               Japan
            Takarajuka 665
            Hyogo Prefecture
            Japan

          Ciba-Geigy A/S                   Norway
            N-0601 Oslo
            Norway

          Ciba-Geigy SE Asia (PK) Limited  Singapore, Malaysia,
            Jurong Town                    Thailand, Indonesia,
            Singapore                      Vitenam

          Ciba-Geigy SA                    Spain
            Barcelona
            Spain

          Ciba-Geigy (Pty) Limited         Africa (excluding the
            1600-Isando                    French Trade Zone)
            South Africa

          Ciba-Geigy AB                    Sweden
            S-421 26 Vastra Froelunda
            Sweden

          Ciba-Geigy Korea Limited         South Korea
            ROK 735-082 Seoul
            Republic of Korea



                                                   SCHEDULE 2
                                             to Distribution Agreement

                               EMPLOYEES

          Country        Name of Employee

          Australia      Gerry Laffan
                         Ken Owen
                         Kate Radford

          Demark         Frank Nielsen replacement

          Finland        Per-Olaf Lindfors   50% Composites
                                             50% Poymers

          Germany        Peter Haussmann
                         Helmut Roestel
                         Thomas Lemokau
                         Hans-Christian Kobow
                         Jos Queckborner
                         Susan Arsan Helmich
                         Hans-Juergen Klohs
                         Heike Klatt

          Holland (Beneluxe)               Bert Broek

          Hong Kong      Eva Jp
                         X. E. Lu

          India          Pancha Mitra

          Japan          Yukuo Hisatomi

          Norway         Erik Kalland      50% Composites
                                           50% Polymers

          Singapore      Iris Kao

          Spain          Mariano Rubio

          Sweden         Stefan Lundskog   50% Composites
                                           50% Polmers

          South Africa   Duncan Stevenson
                         Beverley Chase

                         Production Facility

                         Sean Wild (Manager)
                         T. J. Mabolaws
                         M. J. Mailia
                         P. M. Moloi
                         S. I. Monena
                         M. D. Sibuyi

          South Korea    D. S. Lim         50% Composites
                                           50% Polymers



                                         SCHEDULE 3
                                         to Distribution Agreement

                          Identifiable Assets
                                   [To come].




                                                    SCHEDULE 4
                                               to Distribution Agreement

                             Group Company Assets
                             Australia (000 A$)

                    Commercial receivables                  951
                    Commercial inventory                  1,256
                    Commercial Payable (TP)                   5

                    Fixed Assets
                       Computer equipment                     8
                       Motor Vehicle                          8
                       Other                                  3

                    Other Assets                              0

                    Other Liabilities
                       Long service leave                    13
                       Annual leave                           8
                       Accruals                               1

                                Denmark (000 DK)

                    Commercial receivables                5,578
                    Commercial inventory                    971
                    Commercial Payable (TP)                  59
                    Fixed Assets                              0
                    Other Assets                              0
                    Other Liabilities                         0

                                Finland (000 FIM)

                    Commercial receivables                  107
                    Commercial inventory                      0
                    Commercial Payable (TP)                 (5)
                    Fixed Assets                              0
                    Other Assets                              0
                    Other Liabilities                         0

                                Germany (000 DM)

                    Commercial receivables                5,100
                    Commercial inventory                  1,850
                    Commercial Payable (TP)                   0

                    Fixed Assets                              0
                       Machinery/Equipment                  123
                       Hardware                              44
                       Software                               1

                    Other Assets                              0
                       Employee loan                         12

                    Other Liabilities
                       Third Party Debt                    (25)
                       Accrued liabilities                (243)
                       Pension liabilities              (1,177)

                                Holland (000 NLG)

                    Commercial receivables                1,398
                    Commercial inventory                    117
                    Commercial Payable (TP)                   0
                    Fixed Assets                              6
                    Other Assets                             35
                    Other Liabilities                     (103)

                               Hong Kong (000 HK$)

                    Commercial receivables                2,551
                    Commercial inventory                    441
                    Commercial Payable (TP)                   0

                    Fixed Assets
                       Office equipment                      40

                    Other Assets                              0
                    Other Liabilities                         0

                                 India (000 IR)

                    Commercial receivables                2,900
                    Commercial inventory                      0
                    Commercial Payable (TP)                   0

                    Fixed Assets
                       Office equipment                     600
                       Vehicle                              400

                    Other Assets                              0
                    Other Liabilities                         0

                                  Japan (000 YEN)

                    Commercial receivables               44,113
                    Commercial inventory                 41,034
                    Commercial Payable (TP)                (76)
                    Fixed Assets                              0
                    Other Assets                              0
                    Other Liabilities                         0

                              New Zealand (000 NZ$)

                    Commercial receivables                   23
                    Commercial inventory                     47
                    Commercial Payable (TP)                   0
                    Fixed Assets                              0
                    Other Assets                              0
                    Other Liabilities                         0

                                 Norway (000 $)

                    Commercial receivables                  700
                    Commercial inventory                    213
                    Commercial Payable (TP)                   2
                    Fixed Assets                              0

                    Other Assets
                       Employee loan                        230
                    Other Liabilities                         0

                               Singapore (000 S$)

                    Commercial receivables                1,007
                    Commercial inventory                      0
                    Commercial Payable (TP)                   0

                    Fixed Assets
                       Vehicle                               35
                       IT                                     8

                    Other Assets                              0
                    Other Liabilities                        24

                              South Africa (000 R$)

                    Commercial receivables                  495
                    Commercial inventory                  1,539
                    Commercial Payable (TP)                 (1)

                    Fixed Assets
                       Vehicles                             142
                       Furniture/Equipment                   16
                       Lab Equipment                          2
                       Production Equipment                 997
                       Fittings                              11

                    Other Assets                             27
                    Other Liabilities                         0

                                  Spain (000 P)

                    Commercial receivables                    0
                    Commercial inventory                      0
                    Commercial Payable (TP)                   0

                    Fixed Assets
                       Photocopier/Fax/PC                 1,000
                       Car                                  700

                    Other Assets                              0
                    Other Liabilities                    13,000

                                 Sweden (000 SK)

                    Commercial receivables                1,571
                    Commercial inventory                      0
                    Commercial Payable (TP)                   0

                    Fixed Assets
                       Vehicle                               16
                       Office equipment                      25

                    Other Assets                              0
                    Other Liabilities                         0

                               South Korea (000 W)

                    Commercial receivables                    0
                    Commercial inventory                      0
                    Commercial Payable (TP)                   0
                    Fixed Assets                              0
                    Other Assets                              0
                    Other Liabilities                         0




          Exhibit D
          to the Strategic Alliance Agreement

          AGREEMENT

          GOVERNING UNITED STATES EMPLOYMENT MATTERS

          dated as of September 29, 1995 among

          CIBA-GEIGY CORPORATION

          and

          HEXCEL CORPORATION




                                TABLE OF CONTENTS

          ARTICLE 1. DEFINITIONS  . . . . . . . . . . . . . . . .    1

          ARTICLE 2. REPRESENTATIONS AND WARRANTIES
                     REGARDING BENEFIT PLANS AND LABOR
                     MATTERS  . . . . . . . . . . . . . . . . . .    2
                     2.1  CGC Representation and
                          Warranties  . . . . . . . . . . . . . .    2
                     2.2  Hexcel Representations and
                          Warranties  . . . . . . . . . . . . . .    5
                     2.3  Covenants by CGC  . . . . . . . . . . .    9
                     2.4  Covenants by Hexcel . . . . . . . . . .    9
                     2.5  Strategic Alliance Agreement  . . . . .   10

          ARTICLE 3. U.S. TRANSFERRED BUSINESS EMPLOYEES  . . . .   10

          ARTICLE 4. EMPLOYEE BENEFIT PLANS AND
                     ARRANGEMENTS . . . . . . . . . . . . . . . .   11
                     4.1  General . . . . . . . . . . . . . . . .   11
                     4.2  Back Service Credit . . . . . . . . . .   11
                     4.3  Pension Plans . . . . . . . . . . . . .   11
                     4.4  Savings Plans . . . . . . . . . . . . .   12
                     4.5  Medical and Dental Plans  . . . . . . .   13
                     4.6  Disability  . . . . . . . . . . . . . .   13
                     4.7  Severance . . . . . . . . . . . . . . .   14
                     4.8  Workers' Compensation . . . . . . . . .   14
                     4.9  Vacation Pay  . . . . . . . . . . . . .   14

          ARTICLE 5. COLLECTIVE BARGAINING AGREEMENT  . . . . . .   14

          ARTICLE 6. TERMINATION, MODIFICATION AND
                     AMENDMENT  . . . . . . . . . . . . . . . . .   15
                     6.1  Termination . . . . . . . . . . . . . .   15
                     6.2  Modification and Amendment  . . . . . .   15

          ARTICLE 7. NO THIRD-PARTY RIGHTS  . . . . . . . . . . .   15

          ARTICLE 8. INDEMNIFICATION  . . . . . . . . . . . . . .   15

          ARTICLE 9. NOTICES  . . . . . . . . . . . . . . . . . .   15

          ARTICLE 10.     CAPTIONS  . . . . . . . . . . . . . . .   16

          ARTICLE 11.     ASSIGNMENT AND WAIVER   . . . . . . . .   16
                     11.1 Assignment  . . . . . . . . . . . . . .   16
                     11.2 Waiver  . . . . . . . . . . . . . . . .   16

          ARTICLE 12.     APPLICABLE LAW  . . . . . . . . . . . .   16

          ARTICLE 13.     FURTHER ASSURANCES  . . . . . . . . . .   17

          ARTICLE 14.     CONSENT TO JURISDICTION . . . . . . . .   17

          ARTICLE 15.     SEVERABILITY  . . . . . . . . . . . . .   17

          ARTICLE 16.     SCHEDULES . . . . . . . . . . . . . . .   17

          ARTICLE 17.     COUNTERPARTS  . . . . . . . . . . . . .   17

          ARTICLE 18.     POST-CLOSING ACCESS TO BOOKS AND
                          RECORDS . . . . . . . . . . . . . . . .   17

          SCHEDULE 2.1(a) . . . . . . . . . . . . . . . . . . . .   19

          SCHEDULE 2.1(j) . . . . . . . . . . . . . . . . . . . .   22

          SCHEDULE 2.2(a) . . . . . . . . . . . . . . . . . . . .   24

          SCHEDULE 2.2(e) . . . . . . . . . . . . . . . . . . . .   26

          SCHEDULE 2.2(f) . . . . . . . . . . . . . . . . . . . .   27

          SCHEDULE 2.2(i) . . . . . . . . . . . . . . . . . . . .   28

          SCHEDULE 2.2(j) . . . . . . . . . . . . . . . . . . . .   29

          SCHEDULE 2.2(l) . . . . . . . . . . . . . . . . . . . .   31

          SCHEDULE 2.2(m) . . . . . . . . . . . . . . . . . . . .   32

          SCHEDULE 2.2(n) . . . . . . . . . . . . . . . . . . . .   33

          SCHEDULE 3.1(a) . . . . . . . . . . . . . . . . . . . .   34

          SCHEDULE 3.1(b) . . . . . . . . . . . . . . . . . . . .   35


                    AGREEMENT GOVERNING EMPLOYMENT MATTERS dated as of September 29, 1995, between CIBA-GEIGY CORPORATION, a New York corporation ("CGC") and HEXCEL CORPORATION, a Delaware corporation ("Hexcel").

                    WHEREAS, CGC and Hexcel (collectively the
          "Parties"), together with Ciba-Geigy Limited, have entered into the Strategic Alliance Agreement, dated as of even date herewith; and

                    WHEREAS, to effectuate the intent of the Parties relating to employment and employee benefits matters with respect to certain United States employees of CGC, the Parties wish to enter into this Agreement;

               NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties herein contained, the parties hereby agree as follows:

                    ARTICLE 1.     DEFINITIONS

                    Unless specifically provided otherwise, each term used in this Agreement has the same meaning specified or referred to in Appendix A of the Strategic Alliance
          Agreement, or as otherwise set forth below:

                    "ASSUMED PLAN" -- See Section 2.1.

                    "CGC" -- shall mean Ciba-Geigy Corporation.

                    "CGC AFFILIATE" -- See Section 2.1.

                    "CGC INVESTMENT SAVINGS PLAN" -- See Section 4.4.

                    "CGC PLANS" -- See Section 2.1.

                    "CLOSING" -- See Section 2.01 of the Strategic Alliance Agreement.

                    "CLOSING DATE" -- shall mean the date of the Closing.

                    "ERISA" -- shall mean the Employee Retirement
          Income Security Act of 1974, as amended.

                    "FSA" -- See Section 4.5.

                    "HEATH TECNA" -- shall mean the Heath Tecna
          Aerospace Division of CGC.

                    "HEATH TECNA SALARIED SAVINGS PLAN" -- See Section
          4.4.

                    "HEATH TECNA TRUST" -- See Section 4.4.

                    "HEATH TECNA UNION SAVINGS PLAN" -- See Section
          4.4.

                    "HEXCEL" -- shall mean Hexcel Corporation;
          provided that, for purposes of Articles 3 through 5, Hexcel shall include any Hexcel Affiliate, where appropriate.

                    "HEXCEL BENEFIT PLANS" -- See Section 2.2.

                    "HEXCEL AFFILIATE" -- See Section 2.2.

                    "HEXCEL DEFINED BENEFIT PLAN" -- See Section 2.2.

                    "HEXCEL HOURLY PENSION PLAN" -- See Section 4.3.

                    "HEXCEL HOURLY SAVINGS PLAN" -- See Section 4.4.

                    "HEXCEL SALARIED SAVINGS PLAN" -- See Section 4.4.

                    "HEXCEL'S PLANS" -- See Section 4.1.

                    "MULTI-EMPLOYER PLAN" -- shall mean any plan described in Section 4001(a)(3) of ERISA, as well as any multi-employer Welfare Plan maintained pursuant to a collective bargaining agreement.

                    "PBGC" -- See Section 2.2.

                    "PENSION PLAN" -- See Section 2.1.

                    "PROHIBITED TRANSACTION" -- See Section 2.1.

                    "RELATED EMPLOYER" -- See Section 2.1.

                    "REPORTABLE EVENT" --  See Section 2.1.

                    "STRATEGIC ALLIANCE AGREEMENT" -- The Strategic Alliance Agreement dated as of September 29, 1995, between Ciba-Geigy Limited, Ciba-Geigy Corporation and Hexcel
          Corporation.

                    "U.S. TRANSFERRED BUSINESS" shall mean the portion of the Transferred Business conducted by CGC in the United States.

                    "U.S. TRANSFERRED BUSINESS EMPLOYEE" -- See
          Section 3.1.

                    "WELFARE PLAN" -- See Section 2.1.

                    ARTICLE 2.     REPRESENTATIONS AND WARRANTIES
                                   REGARDING BENEFIT PLANS AND LABOR
                                   MATTERS

                    2.1   CGC Representation and Warranties.

                          (a)      Schedule 2.1(a) sets forth a list
          of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by CGC or any other person or entity that, together with CGC, is treated as a single employer under Section 414 of the Code (a "CGC Related Employer" and, together with CGC and its Subsidiaries, a "CGC Affiliate") for the benefit of employees of the U.S.

          Transferred Business (collectively the "CGC Plans") (Schedule 2.1 lists only material plans with respect to non-United States employees and does not include any foreign governmental or governmental mandated plans). Schedule 2.1 also sets forth each CGC Plan (other than a Multi-Employer
          Plan) as to which any obligations thereunder are assumed or transferred to Hexcel or a Hexcel Plan (the "Assumed Plans"). CGC has delivered to Hexcel true, complete and correct copies of (1) each Assumed Plan (or, in the case of any unwritten Assumed Plans, descriptions thereof) and amendments thereto, (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Assumed Plan (if any such report was required by applicable law), (3) the most recent summary plan description (or similar document) for each Assumed Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract relating to any Assumed Plan.

                          (b)      Each Assumed Plan has been
          administered in all material respects in accordance with its terms. All CGC Affiliates and all Assumed Plans are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable laws in respect of such Assumed Plans. There are no investigations, proceedings, suits or claims (other than claims in the ordinary course) against or involving any Assumed Plan or asserting any rights to or claims for benefits under any Assumed Plan that could give rise to any material liability, and, to the knowledge of CGC, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

                          (c)      All contributions to, and payments
          from, the Assumed Plans that may have been required to be made in accordance with the terms of the Assumed Plans and any applicable laws or agreements have been timely made or accrued (where appropriate and permissible).

                          (d)      Each Assumed Plan that is intended
          to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Assumed Plan is qualified and its related trust is exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of CGC, revocation has not been threatened; no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such Assumed Plan; and such Assumed Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification, materially increase its cost or require security under
          Section 307 of ERISA. CGC has delivered to Hexcel a copy of the most recent determination letter received with respect to each Assumed Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. CGC has also identified to Hexcel those Assumed Plan amendments as to which a favorable determination letter has not yet been received. No event has occurred that could subject any Assumed Plan to tax under Section 511 of the Code.

                          (e)      To the best of CGC's knowledge:
          (1) no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) (hereinafter a "Prohibited Transaction") has occurred that involves the assets of any Assumed Plan; (2) no Prohibited Transaction has occurred that could subject any CGC Affiliate, any employees of a CGC Affiliate, a trustee, administrator or other fiduciary of any trust created under any Assumed Plan to the tax or sanctions on Prohibited Transactions imposed by Section 4975 of the Code or Title I of ERISA; (3) no Assumed Plan has been terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) (hereinafter a "Reportable Event"); and (4) no CGC Affiliate, any employees of a CGC Affiliate, any trustee, administrator or other fiduciary of any Assumed Plan or any agent of any of the foregoing has, in respect of any such Plan, engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject any CGC Affiliate, trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

                          (f)      No Assumed Plan is a "defined
          benefit pension plan" (as defined in Section 3(35) of ERISA.

                          (g)      All "group health plans" (as such
          term is defined in Section 5000(b)(1) of the Code) maintained by any CGC Affiliate and applicable to employees of the U.S. Transferred Business, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and
          Section 601 of ERISA, to the extent such requirements are applicable.

                          (h)      No condition exists and no event
          has occurred with respect to a Multi-Employer Plan applicable to employees of the U.S. Transferred Business, to which any CGC Affiliate is required to contribute, that presents a material risk of any CGC Affiliate incurring any liability under Title IV of ERISA.

                          (i)      During the period beginning on
          January 1, 1995 and ending on the date of this Agreement, there has been no change in the manner in which contributions to any Assumed Plan are made or the basis on which such contributions are determined.

                          (j)      (1)  Schedule 2.1(j) contains a
          list of all collective bargaining agreements to which CGC is a party covering employees of the U.S. Transferred Business. CGC has delivered to Hexcel true, complete and correct copies of each agreement. Except as set forth in the collective bargaining agreements listed in Schedule 2.1(j), no union claims to represent or is seeking to represent any unit of employees of the U.S. Transferred Business to the best of CGC's knowledge.

                              (2)  CGC is not a party to, or subject
          to, any consent decree, settlement agreement, conciliation agreement or any other arrangement with any governmental body or current employee relating to claims of unfair labor practices, employment discrimination, or other claims relating to employment practices or policies of the U.S. Transferred Business which has any current material effect (or could have a future material effect) on the employment practices and policies of the U.S. Transferred Business.

                              (3)  Since January 1, 1992, there has
          not occurred or, to the best knowledge of CGC, been threatened, any strikes, slowdowns, work stoppages or other similar disruptive labor activities with respect to employees of the U.S. Transferred Business.

                              (4)  With respect to employees of the
          U.S. Transferred Business, CGC Affiliates (i) have complied in all material respects with all applicable laws regarding labor, employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours, including, without limitation, any bargaining or other obligations under the National Labor Relations Act and federal immigration laws; (ii) are not parties to or bound by any oral contract concerning employment, or any affirmative action plan established pursuant to any local, state or federal law or order of any Governmental Body or court; and (iii) have not been issued any deficiency letters by any governmental body or entered into any settlement agreements, conciliation agreements or letters of commitment with any governmental body concerning such employees which could reasonably be expected to have a Material Adverse Effect on the U.S. Transferred Business. Except as set forth in Schedule 2.1(j), there is no other material action, suit, proceeding, dispute, claim or investigation pending or, to the knowledge of CGC, threatened arising exclusively or primarily out of or in connection with employees of the U.S. Transferred Business that are to be assumed by Hexcel pursuant to Section 1.03(a)(v) of the Strategic Alliance Agreement.

                              (5)  CGC has made available to Hexcel
          with respect to employees of the U.S. Transferred Business
          (i) the name and total compensation of each officer and employee (other than as described in clause (iv) below);
          (ii) any employment agreements currently in effect;

          (iii) the amount of any significant wage or salary increases or bonuses granted by CGC to such persons since January 1, 1994; and (iv) the wage or salary rates for non-salaried and non-executive salaried employees. Schedule 2.1(j) sets forth the name of each officer or employee described in
          (i) above. None of such persons has given notice to CGC to cancel or otherwise terminate such person's employment relationship with CGC.

                          (k)      There is no amount that could be
          received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by the Strategic Alliance Agreement by any employee of the U.S. Transferred Business who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or CGC Plan currently in effect that would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                    2.2   Hexcel Representations and Warranties.

                          (a)      (i)  Schedule 2.2(a) is a list of
          each Pension Plan, Welfare Plan and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Hexcel, any of its Subsidiaries or any other person or entity that, together with Hexcel, is treated as a single employer under Section 414 of the Code (an "Hexcel Related Employer" and, together with Hexcel and its Subsidiaries, an "Hexcel Affiliate") for the benefit of present or former officers, employees, agents, directors or independent contractors of any Hexcel Affiliate in the United States (all the foregoing being herein called "Hexcel Benefit Plans"). Hexcel has delivered to CGC true, complete and correct copies of (1) each Hexcel Benefit Plan (or, in the case of any unwritten Hexcel Benefit Plans, descriptions thereof) and amendments thereto, (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Hexcel Benefit Plan (if any such report was required by applicable law), (3) the most recent summary plan description (or similar document) for each Hexcel Benefit Plan for which such a summary plan description is required by applicable law or was otherwise provided to plan participants or beneficiaries and (4) each trust agreement and insurance or annuity contract relating to any Hexcel Benefit Plan.

                          (b)      Each Hexcel Benefit Plan has been
          administered in all material respects in accordance with its terms. All Hexcel Affiliates and all Hexcel Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws in respect of such Plans. There are no investigations, proceedings, suits or claims (other than claims in the ordinary course) against or involving any Hexcel Benefit Plan or asserting any rights to or claims for benefits under any Hexcel Benefit Plan that could give rise to any material liability, and, to the knowledge of Hexcel, there are not any facts that could give rise to any material liability in the event of any such investigation, claim suit or proceeding.

                          (c)      (1)  All contributions to, and
          payments from, the Hexcel Benefit Plans that may have been required to be made in accordance with the terms of the Hexcel Benefit Plans and any applicable laws or agreements have been timely made or accrued (where appropriate and permissible);

                              (2) there has been no application for or waiver of the minimum funding standards imposed by
          Section 412 of the Code with respect to any Hexcel Benefit Plan that is a Pension Plan (hereinafter an "Hexcel Pension Plan"); and

                              (3) no Hexcel Pension Plan had an
          "accumulated funding deficiency" within the meaning of
          Section 412(a) of the Code as of the end of the most recently completed plan year.

                          (d)      Each Hexcel Pension Plan that is
          intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Hexcel Pension Plan is qualified and its related trust is exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of Hexcel, revocation has not been threatened; no event has occurred and no circumstances exist that would adversely affect the tax-qualification of any Hexcel Pension Plan; and each such Hexcel Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification, materially increase its cost or require security under Section 307 of ERISA. Hexcel has delivered to CGC a copy of the most recent determination letter received with respect to each Hexcel Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Hexcel has also provided to CGC all Hexcel Pension Plan amendments as to which a favorable determination letter has not yet been received. No event has occurred that could subject any Hexcel Pension Plan to tax under Section 511 of the Code.

                          (e)      Schedule 2.2(e) discloses the
          extent to which to the best of Hexcel's knowledge: (1) any Prohibited Transaction has occurred that involves the assets of any Hexcel Benefit Plan; (2) any Prohibited Transaction has occurred that could subject any Hexcel Affiliate, any of their employees, or, to the knowledge of Hexcel, a trustee, administrator or other fiduciary of any trust created under any Hexcel Benefit Plan to the tax or sanctions on Prohibited Transactions imposed by Section 4975 of the Code or Title I of ERISA; (3) any Hexcel Pension Plan has been terminated or has been the subject of a Reportable Event; and (4) any Hexcel Affiliate, any of its employees, or to the knowledge of Hexcel, any trustee, administrator or other fiduciary of any Hexcel Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to, subject any Hexcel Affiliate, any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

                          (f)      Except as set forth in Schedule
          2.2(f), as of the most recent valuation date for each Hexcel Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA and including both qualified and nonqualified plans) (hereinafter an "Hexcel Defined Benefit Plan"), there was not any amount of unfunded benefit liabilities under any such Hexcel Defined Benefit Plan, and Hexcel is not aware of any facts or circumstances that would materially change the funded status of any such Hexcel Defined Benefit Plan. Hexcel has furnished to CGC the most recent actuarial report or valuation with respect to each Hexcel Defined Benefit Plan. The information supplied to the actuary by any Hexcel Affiliate for use in preparing those reports or valuations was complete and accurate in all material respects and Hexcel has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

                          (g)      No Hexcel Affiliate has incurred
          any liability to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material liability to any Hexcel Affiliate, which liability has not been fully paid as of the date hereof.

                          (h)      No Hexcel Affiliate has (a) engaged
          in a transaction described in Section 4069 of ERISA that could reasonably subject Hexcel to liability at any time after the date hereof or (b) acted in a manner that could, or failed to act so as to, result in material fines, penalties, taxes or related charges under
          (x) Section 502(c), (i) or (l) of ERISA, (y) Section 4071 of ERISA or (z) Chapter 43 of the Code.

                          (i)      Except as disclosed in Schedule
          2.2(i), no condition exists and no event has occurred with respect to a Multi-Employer Plan, to which Hexcel or any Hexcel Affiliate is required to contribute, that presents a material risk of a complete or partial withdrawal or any Hexcel Affiliate incurring any liability under Title IV of ERISA.

                          (j)      The list of Welfare Plans in
          Schedule 2.2(j) discloses whether each Welfare Plan is (i) unfunded, (ii) funded through a Welfare Benefit Fund or other funding mechanism or (iii) insured. All "group health plans" (as such term is defined in Section 5000(b)(1) of the Code) maintained by any Hexcel Affiliate, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable.

                          (k)      During the period beginning on
          January 1, 1995 and ending on the date of this Agreement, there has been no change (a) in any actuarial or other assumption used to calculate funding obligations with respect to any Hexcel Pension Plan or (b) in the manner in which contributions to any Hexcel Pension Plan are made or the basis on which such contributions are determined.

                          (l)      Except as set forth in Schedule
          2.2(l), no compensation payable by any Hexcel Affiliate to any of their employees under any existing contract, Hexcel Benefit Plan or other employment arrangement or understanding (including by reason of the transactions contemplated hereby) will be non-deductible under
          Section 162(m) of the Code.

                          (m)      (1)  Schedule 2.2(m) contains a
          list of all collective bargaining agreements to which Hexcel and its Subsidiaries are a party covering employees of Hexcel and its Subsidiaries in the United States. Hexcel has delivered to CGC true, complete and correct copies of each agreement. Except as set forth in the collective bargaining agreements listed in Schedule 2.2(m), no union claims to represent or is seeking to represent any unit of employees of Hexcel and its Subsidiaries in the United States to the best of Hexcel's knowledge.

                              (2)  Except as set forth in
          Schedule 2.2(m), Hexcel and its Subsidiaries are not a party to, or subject to, any consent decree, settlement agreement, conciliation agreement or any other arrangement with any governmental body or current or former employee relating to claims of unfair labor practices, employment discrimination, or other claims relating to employment practices or policies of Hexcel and its Subsidiaries which has any current material effect (or could have a future material effect) on the employment practices and policies of Hexcel and its Subsidiaries in the United States.

                              (3)  Since January 1, 1992, there has
          not occurred or, to the best knowledge of Hexcel, been threatened, any strikes, slowdowns, work stoppages or other similar disruptive labor activities with respect to employees of Hexcel and its Subsidiaries.

                              (4)  Except as set forth in
          Schedule 2.2(m), Hexcel and its Subsidiaries (i) have complied in all material respects with all applicable laws regarding labor, employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours, including, without limitation, any bargaining or other obligations under the National Labor Relations Act and federal immigration laws; (ii) are not parties to or bound by any oral contract concerning employment, or any affirmative action plan established pursuant to any local, state or federal law or order of any governmental body or court; (iii) are not parties to any agreements or arrangements or subject to any requirement that in any manner restrict Hexcel and its Subsidiaries from relocating, consolidating, merging or closing, in whole or in part, any portion of their operations subject to applicable law; and (iv) have not been issued any deficiency letters by any governmental body or entered into any settlement agreements, conciliation agreements or letters of commitment with any governmental body concerning such employees which have any present material effect (or could have any future material effect) on Hexcel and its Subsidiaries.

                              (5)  Hexcel and its Subsidiaries have
          made available to CGC (i) the name and total compensation of each officer and employee in the United States (other than as described in clause (iv) below); (ii) any employment agreements currently in effect; (iii) the amount of any significant wage or salary increases or bonuses granted by Hexcel and its Subsidiaries to such persons since January 1, 1994; and (iv) the wage or salary rates for non-salaried and non-executive salaried employees in the United States.
          Schedule 2.2(m) sets forth the name of each officer or employee described in (i) above. None of such persons has given notice to Hexcel and its Subsidiaries to cancel or otherwise terminate such person's employment relationship with Hexcel and its Subsidiaries.

                          (n)      Except as set forth on Schedule
          2.2(n), no current or former employee of Hexcel or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Hexcel Benefit Plan or any other contract, arrangement or understanding as a result of the transactions contemplated by the Strategic Alliance Agreement. Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by the Strategic Alliance Agreement by any employee, officer or director of Hexcel or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                    2.3 Covenants by CGC. From the date of this Agreement and until the Closing Date, CGC shall not, without the prior written consent of Hexcel (which consent shall not be unreasonably withheld),

                          (a)      adopt or amend in any material
          respect or terminate any Assumed Plan, except as required by law, or change any actuarial or other assumption used to calculate funding obligations with respect to any such Assumed Plan (except to the extent that failure to make such change would result in noncompliance with GAAP, ERISA, or the Code) or change the manner in which contributions to any Assumed Plan are made or the basis of which such contributions are determined, except as required by law;

                          (b)      grant to any employee of the U.S.
          Transferred Business any stock option or material increase in compensation, except in the ordinary course of business consistent with past practices or as may be required under existing agreements; or

                          (c)      take any action that would result
          in any representations and warranties of CGC set forth in this Agreement becoming untrue, except as required by law.

                    2.4 Covenants by Hexcel. From the date of this Agreement and until the Closing Date, neither Hexcel nor any Subsidiary shall, without the prior written consent of CGC (which consent shall not be unreasonably withheld),

                          (a)      adopt or amend in any material
          respect or terminate any Hexcel Benefit Plan, except as required by law, or change any actuarial or other assumption used to calculate funding obligations with respect to any Hexcel Pension Plan (except to the extent that failure to make such change would result in noncompliance with GAAP, ERISA or the Code) or change the manner in which contributions to any Hexcel Pension Plan are made or the basis of which such contributions are determined, except as required by law;

                          (b)      grant any stock options (except to
          the extent permitted under Section 4.01(b)(i) of the Strategic Alliance Agreement) or material increase in compensation (except in the ordinary course of business consistent with past practices or as may be required under existing agreements); or

                          (c)      take any action that would result
          in any representations and warranties of Hexcel set forth in this Agreement becoming untrue, except as required by law.

                    2.5 Strategic Alliance Agreement. Except to the extent inconsistent with the terms of this Agreement, the provision of the Strategic Alliance applicable to Representations and Warranties (e.g., Article 5 and Section 8.03) are incorporated herein.

                    ARTICLE 3.     U.S. TRANSFERRED BUSINESS EMPLOYEES

                    3.1   General.

                          (a)  Hexcel shall offer employment to all
          individuals employed by CGC exclusively or principally in connection with the U.S. Transferred Business who continue to be employees of CGC as of the Closing Date (including those employees receiving salary continuation benefits under any CGC short-term disability or salary continuation program and active employees on military service or other approved absences; provided that such employees are reasonably expected to return to active service). Subject to the prior written consent of CGC (which consent shall not be unreasonably withheld) and in accordance with applicable laws, Hexcel may require certain employees of the U.S. Transferred Business to sign confidentiality agreements as a condition of hiring. Except as set forth in Schedule 3.1(a) or otherwise disclosed to Hexcel, CGC shall use reasonable efforts to keep available the services of the current employees of the U.S. Transferred Business as of the signing date and no such employee shall be involuntarily terminated or transferred by CGC without the prior written consent of Hexcel (which consent shall not be unreasonably withheld).

                          (b)  All such employees hired by Hexcel
          shall become Hexcel's employees immediately following the Closing Date (the "U.S. Transferred Business Employees").
          In the event any U.S. Transferred Business Employee who is receiving short-term disability or salary continuation benefits as of the Closing Date becomes entitled to long-term disability benefits prior to his/her return to active employment, such employee will be covered under CGC's long-term disability plan at CGC's expense. Except as otherwise provided in this Agreement, Hexcel shall treat all U.S. Transferred Business Employees no less favorably than other employees of Hexcel who are in comparable positions in comparable locations. Those individuals employed by CGC whose employment is deemed by CGC to be principally but not exclusively with the U.S. Transferred Business are set forth on Schedule 3.1(b).

                    ARTICLE 4.     EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS

                    4.1   General.

                          (a)      Except as provided in Article 5,
          Hexcel shall cover the U.S. Transferred Business Employees under its own employee benefit plans, policies and compensation arrangements immediately following the Closing Date ("Hexcel's Plans"). Except as provided in Section 4.1(b) or Article 5, or unless otherwise agreed by the parties, Hexcel will provide such U.S. Transferred Business Employees with a level of compensation and benefits that is substantially comparable to that provided to similarly situated employees of Hexcel from time to time (including any nonqualified plans, deferred compensation arrangements and/or stock options).

                          (b)      Notwithstanding anything in this
          Article or Article 5 to the contrary, if Hexcel so elects and notifies CGC in writing prior to December 1, 1995, Hexcel shall provide such U.S. Transferred Business Employees who immediately prior to the Closing Date were employed by Heath Tecna with a level of compensation and benefits that is substantially comparable to that provided by CGC to such employees immediately prior to the Closing Date (including but not limited to pension plans, welfare plans, and vacation policies). If Hexcel so elects, Hexcel shall immediately following the Closing Date enroll such employees in such comparable employee benefit plans, including a defined benefit pension plan that is substantially comparable to the Heath Tecna Company Retirement Plan. Notwithstanding anything to the contrary in this Article, Hexcel shall not be required to enroll such employees in any retiree medical program sponsored or maintained by Hexcel. If Hexcel does not so elect, the provisions of Section 4.1(a) apply, except with respect to retiree medical benefits.

                          (c)      Effective as of the Closing Date,
          the benefits and participation of the U.S. Transferred Business Employees in CGC's Plans shall be limited to benefits accrued as of the Closing Date, and no further benefit accruals shall occur by reason of their continued employment with Hexcel. Except as otherwise provided in this Agreement, CGC shall be responsible for all benefits accrued as of the Closing Date.

                    4.2   Back Service Credit.  To the extent
          permitted by law, Hexcel shall cause Hexcel's Plans to give the U.S. Transferred Business Employees full credit for service recognized by CGC's Plans for all purposes other than benefit accrual under any defined benefit plan.

                    4.3   Pension Plans.

                          (a)      Hexcel.  Except as provided in
          Section 4.1(b), or unless otherwise agreed by the parties, effective immediately following the Closing Date and subject to the provisions of Section 4.2 above:

                              (1)  any hourly paid U.S. Transferred
          Business Employee who is not eligible to participate in a Multi-Employer Plan pursuant to Article 5 shall be eligible to participate in the Hexcel Corporation Hourly Employees Pension Plan or such successor plan applicable to similarly situated employees of Hexcel (the "Hexcel Hourly Pension Plan") as of the first entry date he/she meets the applicable eligibility requirements; and

                              (2)  any salaried U.S. Transferred
          Business Employee shall be eligible to participate in any pension plan covering similarly situated salaried employees of Hexcel as of the first entry date he/she meets applicable eligibility requirements.

                          (b)      CGC.  CGC shall retain and be
          responsible for all assets and liabilities relating to the U.S. Transferred Business Employees under the (1) Pension Plan for Salaried Employees of Ciba-Geigy Corporation and Certain Affiliated Corporations and (2) Heath Tecna Aerospace Company Retirement Plan. The accrued benefit of each U.S. Transferred Business Employees under these Plans shall be fully vested and nonforfeitable as of the Closing Date. The benefits of U.S. Transferred Business Employees shall be limited to benefits accrued as of the Closing Date and no further benefit accruals shall occur by reason of their continued employment with Hexcel.

                    4.4 Savings Plans. Unless otherwise agreed by the parties, effective immediately following the Closing Date, and subject to the provisions of Section 4.2 above (1) any hourly paid U.S. Transferred Business Employee who is not an "Eligible Employee" under the Heath Tecna Aerospace Company Voluntary Savings Plan for Union Employees (the "Heath Tecna Union Savings Plan") shall be immediately eligible to participate in the Hexcel Corporation Hourly Employees Retirement Savings Plan or such successor plan applicable to similarly situated employees of Hexcel (the "Hexcel Hourly Savings Plan") and (2) any salaried U.S. Transferred Business Employee who is not an "Eligible Employee" under the Heath Tecna Aerospace Company Voluntary Savings Plan for Salaried Employees (the "Heath Tecna Salaried Savings Plan") shall be immediately eligible to participate in the Hexcel Corporation Salaried Employees Retirement Program or such successor plan applicable to similarly situated employees of Hexcel (the "Hexcel Salaried Savings Plan"). Hexcel shall deliver to CGC prior to the Closing Date certified copies of the current plan document and any trust agreement which serves as the funding medium for each of Hexcel's Savings Plans (to the extent not previously delivered), along with the currently effective favorable determination letter from the IRS with respect to the Hexcel's Savings Plans (if available). In the absence of such a favorable determination letter with respect to an Hexcel Savings Plan, Hexcel shall disclose to CGC that the Hexcel Savings Plan has been timely submitted to the Internal Revenue Service, that Hexcel will make any changes required by the IRS and that Hexcel knows of no reason why the Plan is not qualified under Section 401(a) of the Code and that the related trust is not exempt from federal income tax under Section 501(a) of the Code.

                    Unless otherwise agreed by the parties, effective immediately following the Closing Date, Hexcel shall adopt and be substituted for CGC as the sponsoring employer of the Heath Tecna Union Savings Plan, the Heath Tecna Salaried Savings Plan and the Heath Tecna Aerospace Company Voluntary Savings Plan Trust (the "Heath Tecna Trust"). Except as otherwise provided in this Agreement, CGC shall have no further liability with respect to the Heath Tecna Plans and Trust.

                    Subject to any appropriate review of Hexcel's Savings Plans and Trust (including investments thereunder) and following receipt of the current Hexcel Savings Plan documents, a reasonable period after the Closing Date, and not less than 30 days following the filing with the IRS of any required notices, CGC shall cause the trustee under the CGC Investment Savings Plan to transfer the assets and all liabilities representing the account balances of the U.S. Transferred Business Employees under the Investment Savings Plan for Salaried Employees of Ciba-Geigy Corporation (the "CGC Investment Savings Plan") to the trustee of the applicable Hexcel Savings Plan, determined as of a valuation date no earlier than 30 days prior to the actual date of transfer. Hexcel shall cause Hexcel's Savings Plans to accept such transferred assets and benefit liabilities. The assets to be transferred shall be in the form of cash and any notes representing loans to the U.S. Transferred Business Employees made by the CGC Investment Savings Plan. After the Closing Date, subject to the ultimate transfer of the assets as required herein, Hexcel and Hexcel's Savings Plans shall be responsible for any benefits to which U.S. Transferred Business Employees were entitled under the CGC Investment Savings Plan, the Heath Tecna Union Savings Plan and the Heath Tecna Salaried Savings Plan as of the Closing Date, and to which any such employees shall thereafter become entitled under Hexcel's Savings Plans. The account balance of each employee of the U.S. Transferred Business as of the Closing Date attributable to the Assumed Plans shall be fully vested and nonforfeitable as of such date.

                    4.5   Medical and Dental Plans.

                          (a)      Except as provided in Section
          4.1(b) or Article 5, or unless otherwise agreed by the parties, Hexcel shall enroll the U.S. Transferred Business Employees and their dependents in medical and dental plans (including any flexible spending accounts, hereinafter referred to as a "FSA") immediately following the Closing Date which are substantially comparable to the plans covering similarly situated employees of Hexcel, without a waiting period, and shall waive all restrictions and limitations for pre-existing conditions under said plans (other than any pre-existing condition that was not waived by the CGC Plan). After the Closing Date, CGC shall no longer have any responsibility for the payment of health care benefits provided with respect to the U.S. Transferred Business Employees and their dependents, including any legally mandated continuation of health care coverage for such employees and their dependents who have a loss of health care coverage due to a qualifying event after the Closing Date.

                          (b)      After the Closing Date, except as
          provided below or to the extent otherwise required by law or a binding obligation with an employee, Hexcel will be responsible for post-retirement welfare benefits with respect to the U.S. Transferred Business Employees (and the dependents of such employees) who retire after the Closing Date under any of Hexcel's Plans. CGC will only be responsible for post-retirement welfare benefits with respect to any U.S. Transferred Business Employees who were eligible to receive such benefits based on their age and service as of the Closing Date. To the extent a U.S. Transferred Business Employee is eligible for post-retirement benefits under both CGC's and Hexcel's Plans, such individual must elect prior to Closing to be covered by the Hexcel Plan and absent such election shall be covered by the CGC Plan.

                    4.6 Disability. Except as provided in Section 4.1(b) or Article 5, or unless otherwise agreed by the parties and effective immediately following the Closing Date, Hexcel shall enroll the U.S. Transferred Business Employees in disability plans which are substantially comparable to plans covering other similarly situated employees of Hexcel, without a waiting period, and shall waive all restrictions and limitations regarding pre-existing conditions under such plans (other than any pre-existing condition that was not waived by the CGC Plan). After the Closing Date, except to the extent otherwise provided in Section 3.1(b) or required by law, CGC shall no longer have any responsibility for the payment of disability benefits provided for the U.S. Transferred Business Employees, whether or not the condition which gave rise to the salary continuation obligation occurred before the Closing Date.

                    4.7 Severance. Except as provided in Section 4.1(b) or Article 5, or unless otherwise agreed by the parties and effective immediately following the Closing Date, Hexcel shall cover the U.S. Transferred Business Employees with a severance pay policy or arrangement which is substantially similar to policies and arrangements covering similarly situated employees of Hexcel. After the Closing Date, except to the extent otherwise required by law or a binding obligation with an employee, CGC will not be responsible for severance benefits of any U.S. Transferred Business Employee whose employment is terminated after the Closing Date.

                    4.8 Workers' Compensation. Hexcel shall be responsible for U.S. Transferred Business Employees eligible for workers' compensation after the Closing Date, unless such claim relates solely to an event that occurred prior to the Closing Date. Hexcel shall, at its sole cost and expense, administer (including defending, settling and paying awards) any workers' compensation claims brought against Hexcel or CGC by any U.S. Transferred Business Employee after the Closing that relates to an occurrence (including, without limitation, an aggravation of an injury which occurred prior to the Closing Date) which took place after the Closing Date.

                    4.9 Vacation Pay. CGC shall be responsible for the accrued vacation pay of any U.S. Transferred Business Employee as of the Closing Date.

                    ARTICLE 5.     COLLECTIVE BARGAINING AGREEMENT

                    Notwithstanding anything to the contrary in this Agreement and except as otherwise may be agreed by the parties, Hexcel shall assume and be bound by the Agreement Between Heath Tecna and the IAM District Lodge Number 160, Local Lodge 1103 (the "IAM CBA"), including any obligation thereunder to contribute to any Multi-Employer Plan. Hexcel shall become a successor employer to any such collective bargaining agreement, either by operation of law or fact, and shall also be substituted as the contributing employer under any Multi-Employer Plan and any Welfare Plan described in the collective bargaining agreement. CGC shall continue to be responsible for any and all obligations and liabilities arising, accruing or attributable to service with CGC before the Closing Date, or asserted to exist as of the Closing Date with respect to any such collective bargaining agreement. Hexcel shall indemnify, defend and hold harmless CGC Affiliates and their agents from, and shall reimburse CGC Affiliates and their respective agents, for any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) arising from or in connection with any claim asserted after the Closing Date made by the collective bargaining unit or any representative thereof relating to any act on or after the Closing.

                    ARTICLE 6.     TERMINATION, MODIFICATION AND AMENDMENT

                    6.1   Termination.  This Agreement shall be
          considered terminated if the Strategic Alliance Agreement is terminated pursuant to Section 6.01 of the Strategic
          Alliance Agreement.

                    6.2 Modification and Amendment. On or prior to the Closing Date, the parties shall have the right to request modification of one or more provisions of this Agreement, including any Schedule hereto. In the event that either party makes such a request, the other party shall negotiate in good faith a possible amendment to such provision with the requesting party. Any such amendment agreed to by the parties shall be reflected in a written amendment to this Agreement, duly executed by the parties hereto. This Agreement shall constitute a legally binding commitment of the parties until so amended, after which it shall constitute a legally binding commitment as so amended. CGC or Hexcel may, by an instrument in writing signed on behalf of such party, waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

                    ARTICLE 7.     NO THIRD-PARTY RIGHTS

                    No person or entity other than the parties hereto, including, but not limited to any former or present employee of CGC or any CGC Affiliates or of Hexcel (including any assignee or beneficiary thereof) shall have any rights with respect to any obligation of any entity under this Agreement, and nothing in this Agreement, expressed or implied, is intended to confer on any such employee any rights or remedies.

                    ARTICLE 8.     INDEMNIFICATION

                    Except to the extent inconsistent with Article 5, the indemnification provisions of the Strategic Alliance Agreement are incorporated herein.

                    ARTICLE 9.     NOTICES

                    All notices and other communications hereunder shall be in writing and deemed given when (a) delivered by messenger, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, postage prepaid, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other party):

                    If to CGC, to it at:

                          Ciba-Geigy Corporation
                          520 White Plains Road
                          P.O. Box 2005

                          Tarrytown, NY 10591-2199
                          Telephone:  (914) 785-2000
                          Telecopy:  (914) 785-2199
                          Att:     John J. McGraw, Esq.

                    If to Hexcel, to it at:

                          Hexcel Corporation
                          5794 West Las Positas Boulevard
                          Pleasanton, California 94588
                          Telephone:  (510) 847-9500
                          Telecopy:  (510) 734-8611
                          Att:     Rodney P. Jenks, Esq.

                    ARTICLE 10.    CAPTIONS

                    The headings contained in this Agreement, including the Tables of Contents and Schedules, are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                    ARTICLE 11.    ASSIGNMENT AND WAIVER

                    11.1  Assignment.  All of the terms and

          provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable or transferable by either party.

                    11.2 Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                    ARTICLE 12.    APPLICABLE LAW

                    To the extent not preempted by the laws of the United States of America, this Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

                    ARTICLE 13.    FURTHER ASSURANCES

                    Each party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as the other party may reasonably request from time to time in order to effectuate the provisions and purposes of this Agreement.

                    ARTICLE 14.    CONSENT TO JURISDICTION

                    The Consent to Jurisdiction provisions of the Strategic Alliance Agreement (Section 8.08 thereof) are incorporated herein.

                    ARTICLE 15.    SEVERABILITY

                    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application hereof to any person, entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                    ARTICLE 16.    SCHEDULES

                    The disclosure of any matter in any Schedule to this Agreement shall be deemed to be a disclosure for all purposes of this Agreement to which such matter could reasonably be expected to be pertinent, but shall expressly not be deemed to constitute an admission by CGC or Hexcel, or to otherwise imply, that any such matter is material for purposes of this Agreement.

                    ARTICLE 17.    COUNTERPARTS

                    This Agreement may be executed in counterparts,

          each of which shall be considered an original, but all of which together shall constitute the same instrument.

                    ARTICLE 18.    POST-CLOSING ACCESS TO BOOKS AND RECORDS

                    CGC shall, upon reasonable notice and during normal business hours, allow Hexcel, its representatives and outside attorneys full and complete access to its books, records and information relevant to (a) any employment or employee benefits claims asserted against Hexcel or any Hexcel Plan or (b) any government investigation or inquiry concerning employment or employee benefit matters. Hexcel shall, upon reasonable notice and during normal business hours, allow CGC, its representatives and outside attorneys full and complete access to its books, records and information relevant to (a) any employment or employee benefits claims asserted against CGC or any CGC Plan or (b) any government investigation or inquiry concerning employment or employee benefits matters. Each party hereto shall grant the other party's reasonable requests to photocopy any such books, records and information for the purposes herein stated. The obligations in this Article 18 shall survive the Closing Date and shall remain in effect for a period of five years following the Closing Date. Nothing in this Article 18 shall be construed as limiting either party's access to the other party's books, records and information pursuant to subpoena or any other lawful means.

                    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                        CIBA-GEIGY CORPORATION

                                        By: /s/ STANLEY SHERMAN
                                           Name:  Stanley Sherman
                                           Title: Vice President -- Finance
                                                  & Information Services

                                        HEXCEL CORPORATION

                                        By: /s/ JOHN J. LEE
                                           Name:  John J. Lee
                                           Title: Chief Executive Officer




                                 SCHEDULE 2.1(A)

                                     TO THE
                               AGREEMENT GOVERNING
                        UNITED STATES EMPLOYMENT MATTERS

                              LIST OF ASSUMED PLANS

          Investment Savings Plan for Salaried Employees of Ciba-Geigy Corporation and Certain Affiliated Corporations

          Heath Tecna Aerospace Company Voluntary Savings Plan for
          Union Employees

          Heath Tecna Aerospace Company Voluntary Savings Plan for Salaried Employees

          Blue Cross of Washington and Alaska (Union Medical Plan) and the Group Health Cooperative of Puget Sound (Union HMO)

                                LIST OF CGC PLANS

          HEATH TECNA

               A.   Qualified Plans

                    1.   Heath Tecna Aerospace Company Retirement Plan

                    2.   Heath Tecna Aerospace Company Voluntary
                         Savings Plan for Salaried Employees

                    3.   Heath Tecna Aerospace Company Voluntary
                         Savings Plan for Union Employees

                    4.   Western Metal Industry Pension Plan

               B.   Welfare Plans

                    1.   Northwest I.A.M. Benefit Trust Dental Program

                    2.   Group Insurance Benefits for Machinists
                         Health and Welfare Trust Fund

                    3. Subscriber Benefits Blue Cross of Washington and Alaska 13488 Salaried, 13490 Union and 13488-01 Dental

                    4.   Your States West Life Insurance Program

                    5.   Group Health Cooperative of Puget Sound (HMO)

               C.   Bonus and Incentive Plans

                    1.   Heath Tecna 1995 Management Incentive Plan
                         (MIP)

                    2.   Heath Tecna 1995 Middle Management Incentive
                         Plan (MMIP)

                    3.   Heath Tecna 1995 Deferred Incentive
                         Compensation Plan for Key Management
                         Personnel

          COMPOSITES

               A.   Qualified Plans

                    1. Pension Plan for Salaried Employees of Ciba-Geigy Corporation and Certain Affiliated
                         Corporations

                    2.   Investment Savings Plan for Salaried
                         Employees of Ciba-Geigy Corporation and
                         Certain Affiliated Corporations

               B.   Welfare Plans

                    1.   Ciba-Geigy Corporation Flexplan

                    2. Health Care Plan of Ciba-Geigy Corporation and Participating Companies

                    3.   Ciba-Geigy Dependent Care Assistance Plan

                    4.   Ciba-Geigy Corporation Health Care
                         Reimbursement Plan

                    5.   Health Maintenance Organizations

                         a.   FHP HMO Contract

                         b.   1995 Group Medical and Hospital Service
                              Agreement from Kaiser Permanente

                    6. Medicare Supplement Plan and Summary Plan Description for Eligible Retirees of Ciba-Geigy Corporation and Participating Companies Who Retired After December 31, 1986 and Prior to January 1, 1993

                    7. Post-Retirement Medical Plan and Summary Plan Description for Eligible Retirees of Ciba-Geigy Corporation and Participating Companies Who Retire on or After January 1, 1993

                    8. Severance Pay Plan for Salaried Employees of Ciba-Geigy Corporation

                    9.   Non-Contributory Accidental Death and
                         Dismemberment and Business Travel Programs for Salaried Employees of Ciba-Geigy
                         Corporation

                    10. Non-Contributory Group Life Insurance Program for Salaried Employees of Ciba-Geigy
                         Corporation

                    11.  Non-Contributory Accidental Death &
                         Dismemberment and Business Travel Programs for Salaried Employees of Ciba-Geigy
                         Corporation

                    12.  Long-Term Disability Plan for Salaried
                         Employees of Ciba-Geigy Corporation and
                         Certain Affiliated Corporations

                    13.  Short-Term Disability Plan for Salaried
                         Employees of Ciba-Geigy Corporation and
                         Certain Affiliated Corporations

                    14. Employee Assistance Program between P.P.C., Inc., Medco Behavioral Care of California, Inc. and Ciba Composites

               C.   Bonus and Incentive Plans

                    1.   Ciba-Geigy Corporation Management Incentive
                         Plan (MIP)

                    2.   Ciba-Geigy Corporation Middle Management
                         Incentive Plan (MMIP)

                    3.   Ciba-Geigy Corporation Long-Term Incentive
                         Plan (LTIP)

               D.   Non-qualified Deferred Compensation Plans

                    1. Excess Benefits Plan for Salaried Employees of Ciba-Geigy Corporation and Certain
                         Affiliated Corporations

                    2. Supplemental Executive Retirement Plan for Salaried Employees of Ciba-Geigy Corporation and Certain Affiliated Corporations

                    3. Ciba-Geigy Corporation Supplemental Executive Retirement Plan for Former Employees of
                         Foreign Affiliates (proposed plan effective
                         January 1, 1995)


                                 SCHEDULE 2.1(J)

                                     TO THE
                               AGREEMENT GOVERNING
                        UNITED STATES EMPLOYMENT MATTERS

            CGC LIST OF COLLECTIVE BARGAINING AGREEMENTS AND OFFICERS

          2.1(j)(1) - List of Collective Bargaining Agreements:
               Collective Bargaining Agreement between Heath Tecna Aerospace Company and Local Lodge No. 1103, District Lodge No. 160 of the International Association of Machinists and Aerospace Workers.

          2.1(j)(4) - List of Assumed Employment Litigation, etc.:
               Karen Holden v. Heath Tecna Aerospace Company and Ciba-Geigy Corporation, C95-726Z (W.D. Wa)

               Linda I Thomas v. Ciba Heath Tecna, Charge No.
          380950683 (E.E.O.C., Seattle)

               Charles Rousseau v. Heath Tecna Aerospace Company,
               Charge No. 380920227 (E.E.O.C. Seattle)

               Gayla A. Powers v. Heath Tecna Aerospace Company,
               Charge No. 17ES0598945 (E.E.O.C. and Washington State Human Rights Commission)

               Shedrick Herbert Porter v. Ciba-Geigy Corporation
               Composite Materials Department, 8990K70588e (California

               Department of Fair Employment and Housing)

               Gary B. Harwood v. Heath Tecna Aerospace Company, No. 94 2 01040-4 (Sup. Ct. Wash.)

               Anil Sharma v. Ciba-Geigy Corporation, No. 730864 (C.D.
          Cal.)

               Edward L. Swanlund and Don W. Chamberlain v. Heath
               Tecna Aerospace Company and Ciba-Geigy Corporation, No. 92-2 18520 2 (Sup. Ct. Wash).

               On September 9, 1995, there was an accident at Heath Tecna's Auburn facility in which James Kansanback received a serious injury when operating machinery (TOW Raceway Injection Press). CGC has received an anonymous letter concerning alleged unsafe practices at the Auburn facility. OSHA also received a copy of this letter and an investigation by that agency is possible.

          2.1(j)(5) - List of Officers and Executive Employees:
               M. Carpenter
               S. Freeman
               J. Habermeier
               R. Klug
               J. Koshak
               K. Scholz
               D. Tanonis



                                 SCHEDULE 2.2(A)

                                     TO THE
                               AGREEMENT GOVERNING
                        UNITED STATES EMPLOYMENT MATTERS

                          LIST OF HEXCEL BENEFIT PLANS

          I.   QUALIFIED PLANS

               1.   Hexcel Corporation Hourly Employees' Pension Plan
               2. Hexcel Corporation Hourly Employees' Retirement Savings Plan (401k)
               3. Hexcel Corporation Salaried Employees' Retirement Program (401k and Profit Sharing)

          II.  WELFARE PLANS

               1. Metropolitan Life Group Medical, Stop Loss, and Prescription Drug Plan (including Retiree Health*)
               2.   Prudential Group Dental Plan
               3.   Metropolitan Life - Flexible Spending Accounts
                    -    HealthCare Spending Account
                    -    Dependent Day Care Account
               4.   CIGNA Travel/Accident/Terrorism Plan
               5. CIGNA Basic and Supplemental Accidental Death and Dismemberment (AD&D) Plan
               6.   CIGNA Voluntary AD&D Plan
               7.   Self-Insured Short-Term Disability Plan
               8.   Health Maintenance Organizations (including
                    Retiree Health*)
                    -    MetLife HealthCare Network of Arizona, Inc.
                    -    Capital Blue Cross (PA)
                    -    Pottsville MediMet
                    -    Kaiser Foundation Health Plan - Northern
                         California
                    -    Kaiser Foundation Health Plan - Southern
                         California
                    -    Lifeguard Health Care (CA)
                    -    Intergroup (AZ)
                    -    PHP Benefits System (OH)
               9. Prudential Basic and Supplemental Life Plan (including Retiree Life)
               10.  The Travelers Long-Term Disability Benefits Plan
               11. Hexcel Insured Worker's Compensation Plan (TX, PA, Sales Offices, Ex CA/AZ)
                    -    Home Insurance Company
               12.  Hexcel Self-Insured Worker's Compensation Plan
                    (CA, AZ)
                    -    Administered by Associated Claims Management,
                         Inc.
               13.  State of Washington State Worker's Compensation
                    Plan
               14.  State of Ohio - Bureau of Worker's Compensation
                    Plan
               15.  Employee Assistance Program (site specific)
               16. Paid Time Off (vacation, holidays, sick days, funeral, jury, military)
               17. Severance Pay Policy for hourly and salaried employees

          III. NON-QUALIFIED PLANS

               1. Executive Deferred Compensation & Consulting Agreements (pre and post January 1, 1982)
               2. 1988 Management Stock Program, terminated February 9, 1995, except for outstanding stock options, discounted stock options and restricted stock
               3. New Long-Term Incentive Plan effective as of February 9, 1995: stock options, incentive stock options, stock options in lieu of compensation election, stock appreciation rights, restricted shares, dividend or equivalent, and other stock-based awards
               4.   ERISA Excess Salaried Employees' Benefit Plan
               5.   Directors' Retirement Plan

               *Note: Retiree Health Plans include subsidies for retirees (a) prior to January 1, 1992 and (b) on or after January 1, 1992.



                                 SCHEDULE 2.2(E)

                                     TO THE
                               AGREEMENT GOVERNING
                        UNITED STATES EMPLOYMENT MATTERS

           HEXCEL LIST OF PROHIBITED TRANSACTIONS, REPORTABLE EVENTS, ETC.

               Hourly Employees' Pension Plan - Reportable Event:

               On January 4, 1994, Hexcel Corporation notified the Pension Benefit Guarantee Corporation that on December 6, 1993, Hexcel Corporation, a Delaware Corporation, filed a voluntary petition for relief under the provision of Chapter 11 of the United States Bankruptcy Code. Hexcel emerged from bankruptcy on February 9, 1995.



                                 SCHEDULE 2.2(F)

                                     TO THE
                               AGREEMENT GOVERNING
                        UNITED STATES EMPLOYMENT MATTERS

                    HEXCEL LIST OF UNFUNDED BENEFIT LIABILITY

          I.   Qualified Plans

               1. Hexcel Corporation Hourly Employees' Pension Plan (partially funded)

          II.  Non Qualified Plans

               1.   Executive Deferred Compensation & Consulting
                    Agreements
               2.   Excess Salaried Employees' Retirement Plan

               3.   Directors' Retirement Plan


                                 SCHEDULE 2.2(I)

                                     TO THE
                               AGREEMENT GOVERNING
                        UNITED STATES EMPLOYMENT MATTERS

                    COMPLETE OR PARTIAL WITHDRAWAL LIABILITY

          None




     SCHEDULE 2.2(J)

     TO THE
     AGREEMENT GOVERNING
     UNITED STATES EMPLOYMENT MATTERS

     LIST OF HEXCEL WELFARE PLANS

                WELFARE PLANS                                        Not
                                         Funded  Unfunded  Insured  Applicable

      1.   Metropolitan Life Group                 X        X

           Medical, Stop Loss and
           Prescription Drug Plan
           (Including Retiree Health)
      2.   Prudential Group Dental Plan            X        X

      3.   Metropolitan Life - Flexible
           Spending Accounts
           -  HealthCare Spending                                    X
           Account                                                   X

           -  Dependent Day Care
           Account
      4.   CIGNA Travel/Accident                            X
           Terrorism Plan

      5.   CIGNA Basic and Supplemental                     X
           Accidental Death and
           Dismemberment (AD&D) Plan

      6.   CIGNA Voluntary AD&D Plan                        X

      7.   Self-Insured Short-Term                 X
           Disability Plan

      8.   Health Maintenance                               X
           Organizations (including
           Retiree Health Plans which
           include subsidies for
           retirees
           (a) prior to January 1, 1992                     X
           and
           (b) on or after January 1,                       X
           1992):                                           X
           - MetLife Health Care                            X
           Network of Arizona, Inc.
           - Capital Blue Cross (PA)                        X
           - Pottsville MediMet
           - Kaiser Foundation Health                       X
           Plan - Northern California                       X
           - Kaiser Foundation Health                       X
           Plan - Southern California
           - Lifeguard Health Care (CA)
           - Intergroup (AZ)
           - PHP Benefits System (OH)

      9.   Prudential Basic and                             X
           Supplemental Life Plan
           (including Retiree Life)

      10.  The Travelers Long-Term
           Disability Benefits Plan                         X

      11.  Hexcel Insured Worker's
           Compensation Plan (TX, PA,
           Sales Offices, Ex CA/AZ)
           - Home Insurance Company                         X

      12.  Hexcel Self-Insured Worker's            X        X
           Compensation Plan (CA, AZ)
           - Admin by ACMI (Associated
           Claims Management, Inc.)

      13.  State of Washington State                        X
           Workers' Compensation Plan

      14.  State of Ohio - Bureau of                        X
           Workers' Compensation Plan
      15.  Employee Assistance Program             X
           (site specific)

      16.  Paid Time Off (vacation,                X
           holidays, sick days,
           funeral, jury, military)

      17.  Severance Pay Policy for                X
           Hourly and Salaried
           Employees



     SCHEDULE 2.2(L)

     TO THE
     AGREEMENT GOVERNING
     UNITED STATES EMPLOYMENT MATTERS

     LIST OF HEXCEL EMPLOYEES WHOSE COMPENSATION

     MAY BE NON-DEDUCTIBLE UNDER SECTION 162(M) OF THE CODE

     John J. Lee - Options for 113,379 shares of Hexcel Common Stock pursuant to the Plan of Reorganization.




     SCHEDULE 2.2(M)

     TO THE
     AGREEMENT GOVERNING
     UNITED STATES EMPLOYMENT MATTERS

     HEXCEL LIST OF COLLECTIVE BARGAINING AGREEMENT, LABOR MATTERS, ETC.

          (1)  Collective Bargaining Agreement:
               Agreement between Hexcel Corporation and Warehouse Union Local 6-ILWU

          (5)  List of Officers and Executive Employees:

                  John J. Lee
                  Stephen C. Forsyth
                  Rodney P. Jenks
                  Thomas J. Lahey
                  William P. Meehan
                  Wayne C. Pensky
                  Robert A. Petrisko
                  Gary L. Sandercock
                  William K. Woodrow



                                 SCHEDULE 2.2(N)

                                     TO THE
                               AGREEMENT GOVERNING
                        UNITED STATES EMPLOYMENT MATTERS

                            HEXCEL PARACHUTE PAYMENTS

     Hexcel granted, on April 4, 1995, options for 40,000 shares of Hexcel Common Stock to each of the nine directors. Vesting on the 360,000 shares accelerates and these shares become fully vested as of the Closing Date.



                                 SCHEDULE 3.1(A)

                                     TO THE
                               AGREEMENT GOVERNING
                        UNITED STATES EMPLOYMENT MATTERS

             CGC LIST OF EMPLOYEES EXPECTED TO TERMINATE EMPLOYMENT

                         ON OR BEFORE DECEMBER 31, 1995

     May 1995 Reduction in Force
                         Expected
                        Termination Date

     Daniel Bizjak             12/31/95
     Jerry Clark               9/30/95
     Johanna Huddleston       12/31/95
     James Kutzie             12/31/95
     Ly Nguyen           status pending
     Richard Nguyen           12/31/95

     May 1995 Voluntary Package
                         Expected
                        Termination Date

     Lori Eisler              12/31/95
     Julia Ince-Scott         12/31/95
     Sandra McHenry           12/31/95
     Frankie Meza              9/22/95
     Raul Silva               12/31/95

     May 1995 Early Retirement Package

                         Expected
                        Retirement Date

     Francis Wayne Anthony    12/31/95
     Howard Charlop           12/31/95
     Julio Fuentes            12/31/95
     Frank Hampton            10/1/95
     George McLean            11/1/95
     Robet Montez             12/31/95
     Oscar Zink               12/31/95
     Note: The employees listed above will receive benefits relating to their termination of employment from CGC during 1995 or 1996.


                                 SCHEDULE 3.1(B)

                                     TO THE
                               AGREEMENT GOVERNING
                        UNITED STATES EMPLOYMENT MATTERS

                          CGC EMPLOYEES DEEMED TO WORK

                  PRINCIPALLY FOR THE U.S. TRANSFERRED BUSINESS

     Susan H. Freeman



     Exhibit E
     to the Strategic Alliance Agreement

     Form of U.S. Real Proerty Deeds



     [WA Form of Deed]
          Filed for Record at Request of

     AFTER RECORDING MAIL TO:

     Name:_____________________________________

     Address:__________________________________

     City, State Zip:__________________________
     ______________________________________________________________________



                              BARGAIN AND SALE DEED

        THE GRANTOR, [CIBA-GEIGY CORPORATION], for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby bargains, sells and conveys to HEXCEL CORPORATION the following described real estate situated in the County of _____________; State of Washington:

                             SEE ATTACHED EXHIBIT A

     The Grantor represents that, at the time of the making and delivery of this Bargain and Sale Deed, it was lawfully seized of fee simple title in and to the real estate herein described and had full power to convey the same; provided, however, that the foregoing representations shall in no event survive the delivery of this Bargain and Sale Deed.

     The Grantor for itself and for its successors-in-interest does by these presents expressly excludes all representations, warranties and covenants arising by statutory or other implication, except for the limited express representation set forth above.


     Dated this _______ day of _______________, 1995

                                   GRANTOR:

                                   [CIBA-GEIGY CORPORATION]

                                   By____________________________
                                     Name:
                                     Title:




     STATE OF_________)
                      ) ss:
     COUNTY OF________)

     I certify that I know or have satisfactory evidence that________________ _______________________the persons______________who appeared before me, and said persons________acknowledged that______________signed this instrument and acknowledged it to be___________free and voluntary act for the uses and purposes mentioned in this instrument.

     Dated:______________

     ____________________________________________________________
                    Notary Public in and for the State
     of_______________________
                    Residing
     at_________________________________________________
                    My appointment
     expires:_____________________________________



                                    EXHIBIT A

                                Legal Description



                                                          [CA Form of Deed]

           Order No.
           Escrow No.
           Loan No.

           WHEN RECORDED MAIL TO:

     DOCUMENTARY TRANSFER TAX $.........     SPACE ABOVE THIS LINE FOR
     RECORDER'S USE

     ...Computed on the consideration or value of
        property conveyed; OR
     ...Computed on the consideration or value
        less liens or encumbrances remaining at
        time of sale.
     ___________________________________________
                                  Signature of Declarant or Agent
                                    determining tax-Firm Name
     ______________________________________________________________________

     ____________________

                                   GRANT DEED

     FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

                            [CIBA-GEIGY CORPORATION]

     hereby GRANTS to HEXCEL CORPORATION the real property in the City of Anaheim, County of Orange, State of California, described as:

                             SEE ATTACHED EXHIBIT A

     The Grantor represents that, at the time of the making and delivery of this Grant Deed, it was lawfully seized of fee simple title in and to the real estate herein described and had full power to convey the same; provided, however, that the foregoing representations shall in no event survive the delivery of this Grant Deed.

     The Grantor for itself and for its successors-in-interest does by these presents expressly excludes all representations, warranties and covenants arising by statutory or other implication, except for the limited express representation set forth above.


                                   GRANTOR:

                                   [CIBA-GEIGY CORPORATION]

                                   ____________________________
                                   Name:
                                   Title:



     Dated___________________________________

     MAIL TAX STATEMENTS TO:




     STATE OF                             )
                                          ) ss:
     COUNTY OF____________________________)

     On _____________, 1995, before me,             [Name of Notary]
      personally appeared____________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/sh/they executed the same is his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

                              __________________________________________
               Notary Public

     [SEAL]



                                    EXHIBIT A

                                Legal Description